Filed Pursuant to Rule 424(b)(5)
Registration No. 333-251148

Prospectus Supplement
(To prospectus dated December 18, 2020)
Infrastructure and Energy Alternatives, Inc.
8,161,502 Shares of Common Stock
Pre-Funded Warrants to Purchase 7,747,589 Shares of Common Stock
7,747,589 Shares of Common Stock Underlying the Pre-Funded Warrants
_____________________________________________

We are offering 8,161,502 shares of our common stock, par value $0.0001 per share (the “Common Stock”). We are also offering pre-funded warrants (the “Pre-Funded Warrants”) to purchase up to 7,747,589 shares of our Common Stock, in lieu of shares of Common Stock, to each purchaser whose purchase of shares of our Common Stock in this offering would otherwise result in the purchaser, together with its affiliates that report together as a group under the beneficial ownership rules, beneficially owning more than 32% (or, at the election of the purchaser, 9.99%) of our issued and outstanding Common Stock (and, with respect to any such holder that would beneficially own more than such 32%, a number of Pre-Funded Warrants necessary for such purchaser where exercises are limited as necessary to comply with the Hart-Scott-Rodino Antitrust Improvements Act (the “HSR Act”)).
The purchase price of each Pre-Funded Warrant equals the public offering price per share of Common Stock, minus $0.0001, and the exercise price of each Pre-Funded Warrant equals $0.0001 per share. The Pre-Funded Warrants are exercisable at any time, provided that each Pre-Funded Warrant holder will be prohibited from exercising such Pre-Funded Warrants into shares of Common Stock if, as a result of such exercise, the holder, together with its affiliates that report together as a group under the beneficial ownership rules, would beneficially own more than 32% (or, at the election of the holder, 9.99%) of our issued and outstanding Common Stock. Exercises are also limited as necessary to comply with the HSR Act. This prospectus supplement also relates to the offering of the shares of Common Stock issuable upon exercise of such Pre-Funded Warrants.
ASOF Holdings I, L.P. (“ASOF”), a fund affiliated with Ares Management LLC (“Ares”), has indicated an interest in purchasing Common Stock and Pre-Funded Warrants in this offering that could result in ASOF and its affiliates beneficially owning at least 37.8% of our outstanding Common Stock on an Adjusted Outstanding Basis (as defined in “Prospectus Supplement Summary—Recent Developments—Transactions and Agreements with the Ares Parties”). Because this indication of interest is not a binding agreement or commitment to purchase, ASOF could purchase more, less or no shares of our Common Stock or Pre-Funded Warrants in this offering, or we and the underwriters could determine to sell more, less or no shares of our Common Stock or Pre-Funded Warrants to ASOF.
Immediately following the pricing of this offering of Common Stock and Pre-Funded Warrants, we expect to offer through our wholly owned subsidiary, IEA Energy Services LLC, $300.0 million aggregate principal amount of senior notes due 2029, which we refer to as the “senior notes.” The senior notes offering will be conducted in an offering exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), and will be made only to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A promulgated under the Securities Act, and to non-U.S. persons outside the United States in compliance with Regulation S promulgated under the Securities Act. This offering of Common Stock and Pre-Funded Warrants is not contingent upon the completion of the senior notes offering, and the senior notes offering is not contingent upon the completion of this offering of Common Stock and Pre-Funded Warrants. We cannot assure you that any of these offerings will be completed. This prospectus supplement and the description of the expected senior notes offering does not constitute an offer to sell the senior notes. See “Prospectus Summary—Recent Developments—Senior Notes Offering” and “Risk Factors.”
Our Common Stock is listed on The Nasdaq Capital Market under the symbol “IEA.” On July 27, 2021, the closing sales price of our Common Stock, as reported on The Nasdaq Capital Market, was $11.34 per share. There is no established trading market for the Pre-Funded Warrants, and we do not expect a market to develop. In addition, we do not intend to apply for the listing of the Pre-Funded Warrants on any national securities exchange or other trading market. Without an active trading market, the liquidity of the Pre-Funded Warrants will be limited.
Investing in our securities involves significant risks. See the “Risk Factors” section on page S-14 of this prospectus supplement and page 4 of the accompanying prospectus, and the “Risk Factors” section contained in the documents incorporated by reference herein and therein before investing in our securities.

	Per Share	Per Pre-Funded Warrant	Total(2)
Public offering price	$11.00	$10.9999	$174,999,226
Underwriting discount(1)	$0.66	$0.659994	$3,284,465
Proceeds, before expenses, to us	$10.34	$10.339906	$171,714,761
(1)    The underwriters will not receive any discount and commissions on shares of Common Stock and Pre-Funded Warrants purchased by ASOF or its affiliates. The underwriting discount per share of Common Stock or Pre-Funded Warrant sold to parties other than ASOF and its affiliates will be $0.66 and $0.65994, respectively. See “Underwriting” for a description of all underwriting compensation payable in connection with this offering.
(2)    After giving effect to the allocation of Common Stock and Pre-Funded Warrants to ASOF.

Neither the U.S. Securities and Exchange Commission (“SEC”), nor any state securities commission or other regulatory body has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Delivery of the Common Stock and the Pre-Funded Warrants is expected to be made on or about August 2, 2021. We have granted the underwriters an option for a period of 30 days to purchase an additional 2,386,364 shares of Common Stock. If the underwriters exercise the option in full, the total underwriting discounts and commissions payable by us will be $4,859,066, and the net proceeds to us, before expenses, will be $196,389,764.

Joint Book-Running Managers
Guggenheim Securities
BMO Capital Markets     CIBC Capital Markets Fifth Third Securities

Co-Managers

D.A. Davidson & Co.	Thompson Davis & Co.

The date of this prospectus supplement is July 29, 2021.

TABLE OF CONTENTS

Prospectus Supplement

S-i

Prospectus

S-ii

ABOUT THIS PROSPECTUS SUPPLEMENT
This document contains two parts. The first part is this prospectus supplement, which describes the terms of this offering of Common Stock and Pre-Funded Warrants and also adds to and updates information contained in the accompanying prospectus and the documents incorporated or deemed incorporated by reference herein and therein. The second part is the accompanying prospectus, which contains a general description of the securities we may offer and gives more general information, some of which may not apply to this offering. If there is any inconsistency between the information in this prospectus supplement and the accompanying prospectus, you should rely on this prospectus supplement. Before purchasing any shares of our Common Stock or Pre-Funded Warrants, you should read carefully both this prospectus supplement and the accompanying prospectus, together with the documents incorporated or deemed incorporated by reference herein and therein (as described below under the heading “Information Incorporated by Reference”), any related free writing prospectus and the additional information described below under the heading “Where You Can Find More Information.”
This prospectus supplement and the accompanying prospectus are part of an effective registration statement that we filed with the SEC using a “shelf” registration process. This prospectus supplement and the accompanying prospectus, which form a part of the registration statement, do not contain all of the information set forth in the registration statement. For further information with respect to us and the securities we may offer, reference is made to the registration statement, including the exhibits thereto and the documents incorporated by reference therein. Statements contained in this prospectus supplement and the accompanying prospectus as to any contract or other document referred to herein and therein are not necessarily complete and, where that contract or other document is an exhibit to the registration statement, we refer you to the full text of the contract or other document filed as an exhibit to the registration statement. You may obtain the registration statement and the exhibits from us or the SEC as indicated under the heading “Where You Can Find More Information.”
You should rely only on the information contained in or incorporated by reference into this prospectus supplement, the accompanying prospectus, any related free writing prospectus and the other information to which we refer you. Neither we nor the underwriters have authorized anyone to provide you with any information other than that contained in or incorporated by reference into this prospectus supplement or the accompanying prospectus or in any related free writing prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus and any related free writing prospectus is accurate only as of its respective date, and that any information incorporated by reference herein or therein is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.
This prospectus supplement and the accompanying prospectus do not constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction or to any person to whom it is unlawful to make such offer or solicitation.
No action is being taken in any jurisdiction outside of the United States to permit a public offering of Common Stock or Pre-Funded Warrants or possession or distribution of this prospectus supplement in that jurisdiction. Persons who come into possession of this prospectus supplement in jurisdictions outside the United States are required to inform themselves about and observe any restrictions applicable to this offering and the distribution of this prospectus supplement in that jurisdiction. See “Underwriting.”
Unless the context otherwise requires, references in this prospectus supplement to “Company,” “we,” “us,” or “our” refer to Infrastructure and Energy Alternatives, Inc., a Delaware corporation, and its subsidiaries.

S-iii

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The forward-looking statements can be identified by the use of forward-looking terminology including “may,” “should,” “likely,” “will,” “believe,” “expect,” “anticipate,” “estimate,” “forecast,” “seek,” “target,” “continue,” “plan,” “intend,” “project,” or other similar words. Other than statements of historical fact included in this prospectus and the documents incorporated by reference herein and therein, all statements regarding expectations for future transactions (including those discussed in “Prospectus Supplement Summary—Recent Developments”), financial performance, business strategies, expectations for our business, future operations, financial position, estimated revenues and losses, projected costs, prospects, plans, objectives and beliefs of management are forward-looking statements.

These forward-looking statements are based on information available as of the date hereof and as of the respective dates of the documents containing the forward-looking statements, and our management’s current expectations, forecasts and assumptions, and involve a number of judgments, risks and uncertainties. Although we believe that the expectations reflected in such forward-looking statements are reasonable, we cannot give any assurance that such expectations will prove correct. Forward-looking statements should not be relied upon as representing our views as of any subsequent date. As a result of a number of known and unknown risks and uncertainties, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements. Some factors that could cause actual results to differ include:

•our ability to complete this offering, the senior notes offering, the entry into the New Credit Facility and the other transactions described in “Prospectus Supplement Summary—Recent Developments” on terms satisfactory to us or at all;

•potential risks and uncertainties relating to the COVID-19 pandemic (including new and emerging strains and variants), including the geographic spread, the severity of the disease, the scope and duration of the COVID-19 pandemic, actions that may be taken by governmental authorities to contain the COVID-19 pandemic or to treat its impact, and the potential negative impacts of the COVID-19 pandemic on permitting and project construction cycles, the U.S. economy and financial markets;

•the expected future benefits of our new coal ash contract as described in “Prospectus Supplement Summary—Recent Developments—New Coal Ash Contract”;

•availability of commercially reasonable and accessible sources of liquidity and bonding;

•our ability to generate cash flow and liquidity to fund operations;

•the timing and extent of fluctuations in geographic, weather and operational factors affecting our customers, projects and the industries in which we operate;

•our ability to identify acquisition candidates and integrate acquired businesses;

•our ability to grow and manage growth profitably;

•the possibility that we may be adversely affected by economic, business, and/or competitive factors;

•market conditions, technological developments, regulatory changes or other governmental policy uncertainty that affects us or our customers;

S-iv

•our ability to manage projects effectively and in accordance with management estimates, as well as the ability to accurately estimate the costs associated with our fixed price and other contracts, including any material changes in estimates for completion of projects;

•the effect on demand for our services and changes in the amount of capital expenditures by customers due to, among other things, economic conditions, commodity price fluctuations, the availability and cost of financing, and customer consolidation;

•the ability of customers to terminate or reduce the amount of work, or in some cases, the prices paid for services, on short or no notice;

•customer disputes related to the performance of services;

•disputes with, or failures of, subcontractors to deliver agreed-upon supplies or services in a timely fashion;

•our ability to replace non-recurring projects with new projects;

•the impact of U.S. federal, local, state, foreign or tax legislation and other regulations affecting the renewable energy industry and related projects and expenditures;

•the effect of state and federal regulatory initiatives, including costs of compliance with existing and future safety and environmental requirements;

•fluctuations in equipment, fuel, materials, labor and other costs;

•our beliefs regarding the state of the renewable energy market generally; and

•the “Risk Factors” described in this prospectus supplement, in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, in our subsequent Quarterly Reports on Form 10-Q, other public filings and press releases.

We do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.
S-v

PROSPECTUS SUPPLEMENT SUMMARY
This summary highlights selected information about us and this offering appearing in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein. This summary may not contain all of the information that you should consider before making an investment decision. You should read carefully the more detailed information referred to under the heading “Risk Factors” on page S-12 of this prospectus supplement and page 4 of the accompanying prospectus and the other information included in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference herein and therein, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 and our subsequent Quarterly Reports on Form 10-Q, and any related free writing prospectus before deciding to invest in our Common Stock or Pre-Funded Warrants.
Our Company

We are a leading infrastructure services company focused on renewable energy and transportation infrastructure. We operate through two segments: Renewables and Specialty Civil. Our Renewables segment provides engineering, procurement and construction (“EPC”) services to the wind energy and solar energy industries. Our Specialty Civil segment provides EPC services to the rail industry, state and local governments, as well as other customers, and environmental remediation services to the utility and other industries. During the year ended December 31, 2020, we derived approximately 70% of our revenues from services enabling the energy transition and approximately 30% of our revenues from services related to improving transportation infrastructure.

Recent Developments

Unaudited Financial Results for the Three and Six Months Ended June 30, 2021
The following information presents certain unaudited financial results for the three and six month periods ended June 30, 2021. This data is not a comprehensive statement of our financial results for the three and six month periods ended June 30, 2021, and should be read in conjunction with our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2021.

	Three Months Ended June 30, 2021	Three Months Ended June 30, 2020	Six Months Ended June 30, 2021	Six Months Ended June 30, 2020
(in thousands)	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Statement of operations data:
Revenues
Renewables Segment	$424,854	$324,262	$605,228	$573,008
Specialty Civil Segment	135,294	156,342	231,332	265,759
Total	560,148	480,604	836,560	838,767
Net income (loss)	4,699	3,597	(15,735)	(9,146)
Adjusted EBITDA	35,650	39,264	39,009	55,777
Cash flow statement data:
Net cash provided by (used in) operating activities	42,402	9,547	(11,378)	(64,630)
Net cash used in investing activities	(10,110)	(1,609)	(13,632)	(1,522)
Net cash used in financing activities	(9,791)	(6,627)	(21,357)	(21,715)
Adjusted EBITDA is a supplemental non-GAAP financial measure. We define EBITDA as net income (loss), determined in accordance with generally accepted accounting principles in the United States (“GAAP”), for the period presented, before depreciation and amortization, interest expense and provision (benefit) for income taxes. We define Adjusted EBITDA as net income (loss) plus interest expense, depreciation and amortization, provision

(benefit) for income taxes, non-cash stock compensation expense, and certain other non-cash charges, unusual, non-operating or non-recurring items and other items that we believe are not representative of our core business or future operating performance.
We believe that when considered along with other performance measures, it is a useful as it reflects certain drivers of our business, such as revenue growth and operating costs. We believe Adjusted EBITDA can be useful in providing an understanding of our underlying operating results and trends and an enhanced overall understanding of our financial performance and prospects for the future. While Adjusted EBITDA is not a recognized measure under GAAP, management uses this financial measure to evaluate and forecast business performance. Adjusted EBITDA is not intended to be a measure of liquidity or cash flows from operations or a measure comparable to net income as it does not consider certain requirements, such as capital expenditures and depreciation, principal and interest payments, and tax payments. Adjusted EBITDA is not a presentation made in accordance with GAAP, and our use of the term Adjusted EBITDA may vary from the use of similarly-titled measures by others in our industry due to the potential inconsistencies in the method of calculation and differences due to items subject to interpretation. The presentation of non-GAAP financial information should not be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.
The following table outlines the reconciliation from net income (loss) to Adjusted EBITDA for the three and six month periods ended June 30, 2021 and 2020:

	Three Months Ended June 30, 2021	Three Months Ended June 30, 2020	Six Months Ended June 30, 2021	Six Months Ended June 30, 2020
(in thousands)	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Net income (loss)	4,699	3,597	(15,735)	(9,146)
Interest expense, net	14,495	16,200	28,854	32,265
Depreciation and amortization	11,031	12,113	21,830	24,001
Provision for income tax	4,165	4,739	1,773	3,872
EBITDA	34,392	36,649	36,722	50,992

Non-cash stock compensation expense	1,926	844	2,653	1,957
Series B Preferred warrant liability fair value adjustment(1)	(666)	1,771	(366)	2,828
Adjusted EBITDA	$35,652	$39,264	$39,009	$55,777
(1) Reflects an adjustment to the fair value of our Series B Preferred Stock warrant liabilities. The warrant liability fair value adjustment is a mark-to-market adjustment based on fluctuation in the price of our Common Stock.

The following table sets forth our cash and cash equivalents, long-term debt, financing lease obligations, Series A Preferred Stock and Series B Preferred Stock as of June 30, 2021:

(in thousands)	As of June 30, 2021
Cash and cash equivalents	$117,674
Long-term debt(1)	177,613
Financing lease obligations(2)	55,319
Series A Preferred Stock(3)	17,483
Series B Preferred Stock(4)	186,696
(1) Represents borrowings under our Third A&R Credit Agreement (as defined below) and commercial equipment notes. Includes the current portion of long-term debt. Does not give effect to unamortized debt discount and issuance costs of long-term debt.
(2) Includes interest.
(3) As of June 30, 2021, the stated value of the Series A Preferred Stock was approximately $23.2 million.
(4) Does not give effect to unamortized debt discount and issuance costs. As of June 30, 2021, the stated value of the Series B Preferred Stock was approximately $217.6 million.

As of June 30, 2021, we had $171.0 million of cash and available liquidity under our revolving credit facility.
Backlog
As of June 30, 2021, our total backlog was $2.8 billion. The following table summarizes our total backlog by segment as of June 30, 2021 and 2020 and the portion expected to be recognized over the next twelve months as of June 30, 2021 and 2020:

	Total Backlog		Next 12 Months Backlog
(in millions)	As of June 30, 2021	As of June 30, 2020	As of June 30, 2021	As of June 30, 2020
Renewables Segment	$ 1,861.1	$ 1,177.6	$ 1.281.6	$ 854.7
Specialty Civil Segment	900.7	579.8	529.4	451.2
Total	$ 2,761.8	$ 1,757.4	$ 1,811.0	$ 1,306.0
Based on historical trends in our backlog, we believe awarded contracts to be firm and that the revenue for such contracts will be recognized over the life of the project. Timing of revenue for construction and installation projects included in our backlog can be subject to change as a result of customer delays, regulatory factors and/or other project-related factors. These changes could cause estimated revenue to be realized in periods later than originally expected, or not at all. In the past, we have occasionally experienced postponements, cancellations and reductions on construction projects, due to market volatility, regulatory factors and the impact of the COVID-19 pandemic on permitting processes and construction cycles. There can be no assurance as to our customers’ requirements or the accuracy of our estimates. As a result, our backlog as of any particular date is an uncertain indicator of future revenue and earnings.

New Coal Ash Contract

On July 22, 2021, we announced that our subsidiary Saiia Construction (“Saiia”) was awarded the Chesterfield Coal Ash Removal contract at the Chesterfield Power Station in Virginia by Dominion Energy. Under the contract, Saiia will perform a full range of services from the hauling and management of conditioned coal ash residual onsite to landfill maintenance and the full closure of the plant’s impoundments. We anticipate that at least 8.1 million tons of coal ash will be remediated, while the remaining material will be stored in the station’s state-of-the-art lined landfill. The work is expected to take approximately thirteen years to complete. Coal ash has been classified by the U.S. Environmental Protection Agency as a hazardous material whose disposal must comply with certain regulations. We estimate the contract to provide up to $600 million of revenue, based on estimated price per ton to be remediated, over the term of the contract.

Transactions and Agreements with the Ares Parties

On July 28, 2021, we entered into a Transaction Agreement (the “Transaction Agreement”) with ASOF and Ares Special Situations Fund IV, L.P. (“ASSF” and, together with ASOF, “Ares Parties”). Pursuant to the Transaction Agreement, we and the Ares Parties have agreed that, among other things, at the closing of this offering:

•The Ares Parties will convert all of their Series A Preferred Stock (consisting of all of our issued and outstanding shares of Series A Preferred Stock), into 2,132,273 shares of Common Stock (equal to the stated value of the Series A Preferred Stock divided by the lower of the price per share of Common Stock to the public in this offering and 95.5% of a 30-day volume-weighted average price of our Common Stock on the day immediately prior to the pricing date; provided that such price shall not be lower than 90% of the 30-day volume weighted average price of our Common Stock ending on the day immediately prior to the pricing date ) (the “Series A Conversion Shares”);

•We will issue to the Ares Parties 507,417 shares of Common Stock representing shares of Common Stock underlying warrants that the Ares Parties are entitled to pursuant to anti-dilution rights that are triggered upon conversion of the Series A Preferred Stock described above (the “Anti-Dilution Warrant Shares”); and

•We will issue to the Ares Parties 5,996,310 shares of Common Stock at an exercise price of $0.0001 per share for the exercise of warrants that were issued to the Ares Parties in connection with their original purchases of Series B Preferred Stock (the “Series B Warrant Shares”).

The Transaction Agreement obligates us to use all of the net proceeds from this offering (after underwriting discounts) to repurchase a portion of our outstanding Series B Preferred Stock for a price of each share of Series B Preferred Stock equal to the optional redemption price for such share (as defined in the applicable Series B Preferred Stock certificate of designations), calculated as of the repurchase date.
The Transaction Agreement also requires us to use our reasonable best efforts to complete an offering of $285.0 to $300.0 million aggregate principal amount of senior notes due 2029 as described below in “—Senior Notes Offering” and enter into a new credit facility (the “New Credit Facility”) that will supersede and replace our current Third Amended and Restated Credit Agreement (the “Third A&R Credit Agreement”) as described below in “—New Credit Facility.” Pursuant to the Transaction Agreement, we are required to use the additional proceeds from our senior notes offering to redeem any remaining outstanding Series B Preferred Stock not redeemed with proceeds of this offering and to repay the term loan under our Third A&R Credit Agreement (the “Term Loan”).

We expect to provide notices of redemption and optional repurchase to holders of our Series B Preferred Stock on or about the pricing date of this offering. We expect the notice to provide for an optional repurchase on the closing of this offering and a conditional redemption of the Series B Preferred Stock using the proceeds of this offering, and a conditional redemption of the remaining Series B Preferred Stock, to the extent not redeemed using the proceeds of this offering, using the proceeds of the senior notes offering on the closing date of the senior notes offering.
ASOF has indicated an interest in purchasing Common Stock and Pre-Funded Warrants in this offering that could result in ASOF and its affiliates beneficially owning at least 37.8% of our outstanding Common Stock on an Adjusted Outstanding Basis. The Transaction Agreement provides that if participation by ASOF results in ASOF and its affiliates that report together as a group under the beneficial ownership rules beneficially owning in excess of 32% of our voting securities (our issued and outstanding Common Stock), then any participation by ASOF in excess of that percentage will be through Pre-Funded Warrants. Participation by ASOF will also be through Pre-Funded Warrants as needed to comply with the HSR Act.

The Transaction Agreement provides that we will enter into a stockholders’ agreement (the “Stockholders’ Agreement”) with the Ares Parties at the closing of this offering. Pursuant to the Stockholders’ Agreement we will agree to take any and all necessary action to cause our board of directors (“Board”) at the closing of this offering (or as soon thereafter as the Ares Parties request) to be comprised of a total of ten directors (until the next annual or special meeting at which directors are elected following the closing of this offering), including two designated representatives of the Ares Parties and their affiliates, and to permit the Ares Parties to continue to designate two representatives to the Board as long as the Ares Parties and their affiliates beneficially own more than or equal to 20% of our Common Stock, one representative as long as the Ares Parties and their affiliates beneficially own less than 20% but more than or equal to 10% of our Common Stock, and no representatives if the Ares Parties and their affiliates beneficially own less than 10% of our Common Stock. The Stockholders’ Agreement also requires us to take any and all necessary action to reduce the number of directors on the Board to nine (9) and to cause the Board to be comprised of a total of nine (9) directorships (in each case, including (or assuming) both of the Ares Representatives are members of the Board) immediately following the first annual or special meeting at which directors are elected following the closing of this offering.

Additionally, if the Ares Parties beneficially own in excess of 37.8% of the Common Stock on an Adjusted Outstanding Basis at the closing of the offering (excluding the effects of any exercise of the underwriters’ over-allotment option), the Stockholders’ Agreement to be entered into will provide:

•the Ares Parties will agree not to transfer any equity securities acquired in this offering of Common Stock and Pre-Funded Warrants (including Common Stock issuable upon exercise of the Pre-Funded Warrants), subject to certain permitted exceptions, until twelve months following the initial closing of this offering; and

•the Ares Parties will also agree with respect to themselves and their controlled affiliates acting on their behalf, for a period of time up to the earlier of the thirty-month anniversary of the date of closing of this offering, or the earlier occurrence of certain specified events, subject to certain permitted exceptions, not to transfer its Common Stock to competitors (as defined in the Stockholders’ Agreement) or any person that would beneficially own more than 20% of our Common Stock (subject to certain permitted exceptions), or take certain actions such as acquisitions of additional voting shares and calling of special meetings (subject to certain permitted exceptions).

When we refer to the number of shares of Common Stock outstanding following this offering on a “Adjusted Outstanding Basis” we are referring to 25,150,306 shares of our Common Stock outstanding as of July 28, 2021, plus

•8,161,502 shares of Common Stock and 7,747,589 shares of Common Stock issuable upon exercise of Pre-Funded Warrants to be sold in this offering;

•2,132,273 Series A Conversion Shares;

•507,417 Anti-Dilution Warrant Shares acquired by the Ares Parties and warrants for 141,651 shares of Common Stock for anti-dilution rights held by parties other than the Ares Parties or their affiliates;

•5,996,310 Series B Warrant Shares held by the Ares Parties and 135,492 Series B Warrant Shares held by parties other than the Ares Parties or their affiliates; and

•the assumed issuance of 1,918,346 shares of Common Stock issuable for outstanding restricted stock units, performance units and options (such options being accounted for net share settled under the treasury stock method) issued under the Infrastructure and Energy Alternatives, Inc. 2018 Equity Incentive Plan (as amended and restated on May 13, 2021) (the “2018 Incentive Plan”).

The Adjusted Outstanding Basis does not give effect to shares of Common Stock issuable upon the exercise of outstanding warrants issued in connection with our initial public offering and the closing of our business combination in March 2018, and shares of Common Stock underlying warrants that would be issued pursuant to anti-dilution rights of the Ares Parties or third parties that are triggered upon the exercise of the warrants issued in connection with our initial public offering or other transactions, other than under the Transaction Agreement.

The Transaction Agreement also provides that we will enter into a Sixth Amendment to the Amended and Restated Registration Rights Agreement with the Ares Parties at the closing of this offering (the “Registration Rights Agreement Amendment”). Pursuant to the Registration Rights Agreement Amendment, the shares of Common Stock acquired by one or more of the Ares Parties pursuant to the Transaction Agreement, the Pre-Funded Warrants and shares of Common Stock underlying the Pre-Funded Warrants acquired by the Ares Parties in this offering and certain other securities are registrable securities. Under the Registration Rights Agreement Amendment, we are obligated to use our commercially reasonable efforts to file a registration statement relating to the resale of such securities by the Ares Parties no later than the close of the first business day following the expiration of the lock-up agreement that the Ares Parties will enter into in connection with this offering, to cause that registration statement to be declared effective, and to keep that registration statement effective for so long as is necessary to permit the disposition of the registrable securities.

To the extent the exercise of any Pre-Funded Warrants, together with the effects of the other transactions in the Transaction Agreement, would result in a required filing under the HSR Act, we and the Ares Parties are required to make such filings promptly and to seek early termination of any waiting period (to the extent available).

Please see “Transactions and Agreements with the Ares Parties” for a more detailed description of the Transaction Agreement, Stockholders’ Agreement and Registration Rights Agreement. Please also see “Risk Factors.”

Senior Notes Offering

Immediately following the pricing of this offering of Common Stock and Pre-Funded Warrants, we expect to offer through our wholly owned subsidiary, IEA Energy Services LLC, $300.0 million aggregate principal amount of senior notes due 2029. The senior notes offering will be conducted in an offering exempt from registration under the Securities Act, and will be made only to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A promulgated under the Securities Act, and to non-U.S. persons outside the United States in compliance with Regulation S promulgated under the Securities Act. This offering of Common Stock and Pre-Funded Warrants is not contingent upon the completion of the senior notes offering, and the senior notes offering is not contingent upon the completion of this offering of Common Stock and Pre-Funded Warrants.

The senior notes will initially be guaranteed on a senior unsecured basis by us and IEA Intermediate Holdco, LLC and each of IEA Energy Services LLC’s subsidiaries that is a guarantor under the New Credit Facility (described below) and, in the future, by each of IEA Energy Services LLC’s domestic wholly-owned restricted subsidiaries that become guarantors under the New Credit Facility. The senior notes will be the senior unsecured obligations of IEA Energy Services LLC and the guarantors thereof, will rank pari passu in right of payment with all of IEA Energy Services LLC and the guarantors’ existing and future senior indebtedness, will be senior in right of payment to any future subordinated indebtedness of IEA Energy Services LLC and the guarantors, will be effectively junior to all of IEA Energy Services LLC and the guarantors’ existing and future secured indebtedness (including indebtedness under the New Credit Facility) to the extent of the value of the collateral securing such indebtedness and will be structurally subordinated to any existing and future obligations of any of our subsidiaries that do not guarantee the senior notes. It is expected that the senior notes will have customary affirmative and negative covenants. There will be no registration rights associated with the senior notes or the guarantees thereof.

We cannot assure you that the senior notes offering will be completed on these terms or at all. This prospectus supplement and the description of the expected senior notes offering does not constitute an offer to sell the senior notes. See “Risk Factors” for additional information.

New Credit Facility

We also expect to enter into commitments for the New Credit Facility, which we expect to become effective concurrently with the closing of the senior notes offering. We expect that the New Credit Facility will be an aggregate principal amount of $125 million to $150 million with CIBC Bank USA in its capacities as a lender and the administrative and collateral agent for the other lenders party to such facility. Our wholly owned subsidiary, IEA Energy Services LLC, will be the borrower under the New Credit Facility, which will be guaranteed by us and each of our other existing and future domestic subsidiaries, and together with the guarantees, will be secured by a first priority security interest in substantially all of our, IEA Energy Services LLC’s, and the other guarantors’ domestic assets, in each case, now owned or later acquired. Additionally, we expect that the New Credit Facility will include the following terms:
•an accordion feature whereby the size of the revolving credit facility may be increased by up to $50 million, subject to the receipt of additional commitments from new and existing lenders;

•interest rates that are based upon (1) an index rate that is established at the highest of the prime rate or the sum of the federal funds rate plus 0.50%, or (2) at our election, a LIBOR rate (which will be replaced by a benchmark replacement when LIBOR is phased out), plus in either case, an applicable interest rate margin that will be adjusted on a quarterly basis based on our first lien net leverage ratio;

•our ability to voluntarily repay and reborrow outstanding loans under the facility at any time subject to usual and customary breakage costs for borrowings bearing interest based on LIBOR (which will be replaced by a benchmark replacement when LIBOR is phased out) and minimum amount requirements;

•$100 million in borrowing capacity for the issuance of standby letters of credit; and

•the New Credit Facility will not be subject to amortization, and will mature and the commitments thereunder will terminate, five years from the date of closing the New Credit Facility.

The effectiveness of the New Credit Facility is contingent upon the completion of the senior notes offering and, the senior notes offering is conditioned upon the effectiveness of the New Credit Facility. We expect that the New Credit Facility and the senior notes offering will become effective at the same time on the settlement date, but cannot assure you of this. We cannot assure you that the New Credit Facility will be completed. Please also see “Risk Factors” for additional information.

Corporate Information

Our principal executive offices are located at 6325 Digital Way, Suite 460, Indianapolis, Indiana 46278 and our telephone number is (800) 688-3775. Our website address is www.iea.net. The information contained on our website is not incorporated by reference into, and does not form part of, this prospectus.

THE OFFERING

Common Stock offered by us	8,161,502 shares of our Common Stock.
Pre-Funded Warrants offered by us
We are also offering Pre-Funded Warrants to purchase up to
7,747,589 shares of our Common Stock, in lieu of shares of Common Stock, to each purchaser whose purchase of shares of our Common Stock in this offering would otherwise result in the purchaser, together with its affiliates that report together as a group under the beneficial ownership rules, beneficially owning more than 32% (or, at the election of the purchaser, 9.99%) of our issued and outstanding Common Stock (and, with respect to any such holder that would beneficially own more than such 32%, a number of Pre-Funded Warrants necessary for such purchaser where exercises are limited as necessary to comply with the HSR Act).

The purchase price of each Pre-Funded Warrant equals the public offering price per share of Common Stock, minus $0.0001, and the exercise price of each Pre-Funded Warrant equals $0.0001 per share. The Pre-Funded Warrants are exercisable at any time, provided that each Pre-Funded Warrant holder will be prohibited from exercising such Pre-Funded Warrants into shares of Common Stock if, as a result of such exercise, the holder, together with its affiliates that report together as a group under the beneficial ownership rules, would beneficially own more than 32% (or, at the election of the holder, 9.99%) of our issued and outstanding Common Stock. Exercises are also limited as necessary to comply with the HSR Act. This prospectus supplement also relates to the offering of the shares of Common Stock issuable upon exercise of such Pre-Funded Warrants.

Underwriters’ option	We have granted the underwriters an option for a period of up to 30 days from the date of this prospectus supplement to purchase up to an additional 2,386,364 shares of Common Stock at the public offering price less the underwriting discounts and commissions. The number of shares of Common Stock subject to the underwriters’ option will equal 15% of the total number of shares of Common Stock sold plus the shares of Common Stock underlying any Pre-Funded Warrants that are sold.
Common Stock outstanding immediately before this offering	25,150,306 shares of Common Stock.
Common Stock outstanding immediately after this offering

41,947,808 shares of Common Stock (or 44,334,172 shares of Common Stock assuming the underwriters exercise in full their option to purchase additional shares), in each case excluding any shares of Common Stock issuable upon the exercise of the Pre-Funded Warrants, and giving effect to the issuance to the Ares Parties of the Series A Conversion Shares, the Series B Warrant Shares and Anti-Dilution Warrant Shares as described in “Prospectus Supplement Summary—Recent Developments—Transactions and Agreements with the Ares Parties.”

Pre-Funded Warrants to be outstanding immediately after this offering	Pre-Funded Warrants for 7,747,589 shares of Common Stock.

Common Stock and Pre-Funded Warrants held by the Ares Parties immediately following this offering
Following the completion of this offering and the transactions described in “Prospectus Supplement Summary—Recent Developments—Transactions and Agreements with the Ares Parties,” the Ares Parties will hold 11,861,174 shares of Common Stock and Pre-Funded Warrants for an additional 7,747,589 shares of Common Stock. This will represent 28.3% of our issued and outstanding Common Stock immediately following this offering (assuming no exercise of the Pre-Funded Warrants or exercise of the underwriters’ option to purchase additional shares), and 37.8% of the Common Stock on an Adjusted Outstanding Basis at the closing of the offering (excluding the effects of any exercise of the underwriters’ over-allotment option).

Use of proceeds
We estimate that the net proceeds from our issuance and sale of
8,161,502 shares of Common Stock and 7,747,589 Pre-Funded Warrants in this offering will be approximately $171.7 million, or approximately $196.4 million if the underwriters exercise their option to purchase additional shares in full, after deducting the estimated underwriting discounts and commissions and the estimated offering expenses payable by us but excluding the proceeds, if any, from the exercise of Pre-Funded Warrants.

We intend to use all of the net proceeds from this offering (after underwriting discounts) to redeem a portion of our outstanding Series B Preferred Stock as required in the Transaction Agreement. Of the estimated net proceeds (after underwriting discounts and estimated offering expenses) of $171.7 million, we expect to pay $141.8 towards the stated value of the repurchased Series B Preferred and $29.9 million to pay for the redemption premium.
We intend to use all of the net proceeds from the senior notes offering, if any, to redeem the remaining Series B Preferred Stock, including payment of the associated redemption premium, and to repay the balance outstanding under the Term Loan, as required in the Transaction Agreement.

See “Use of Proceeds” on page S-18 of this prospectus supplement for additional information.

Dividend policy	We have never paid dividends on our Common Stock and do not expect to pay dividends on our Common Stock for the foreseeable future. Any payment of dividends will be at the discretion of our Board and will depend upon various factors then existing, including earnings, financial condition, results of operations, capital requirements, level of indebtedness, contractual restrictions with respect to payment of dividends, restrictions imposed by applicable law, general business conditions and other factors that our Board may deem relevant.

Risk factors	You should read the risk factors found in this prospectus supplement, the accompanying prospectus, and in the documents incorporated herein and therein by reference, as well as the other cautionary statements throughout this prospectus supplement and the accompanying prospectus, to ensure you understand the risks associated with an investment in our Common Stock and Pre-Funded Warrants. See “Risk Factors” on page S-12 of this prospectus supplement and page 4 of the accompanying prospectus.
The Nasdaq Capital Market symbol
Our Common Stock is listed on The Nasdaq Capital Market under the symbol “IEA.”

There is no established trading market for the Pre-Funded Warrants, and we do not expect a market to develop. In addition, we do not intend to apply for the listing of the Pre-Funded Warrants on any national securities exchange or other trading market. Without an active trading market, the liquidity of the Pre-Funded Warrants will be limited.

Lock-up agreements	We, all of our directors and executive officers and the Ares Parties expect to enter into agreements with Guggenheim Securities, LLC that, without the prior written consent of Guggenheim Securities, LLC, on behalf of the underwriters, subject to certain exceptions, neither we nor they will, during the period ending 90 days after the date of this prospectus supplement, (i) offer, pledge, sell or contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any shares of our Common Stock or any security convertible into or exercisable or exchangeable for our Common Stock or (ii) enter into any swap or other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of any shares of our Common Stock, whether any such swap or transaction is to be settled by delivery of our Common Stock or other securities, in cash or otherwise. See “Underwriting.”

ASOF indication of interest; Lock-Up Agreement

ASOF has indicated an interest in purchasing Common Stock and Pre-Funded Warrants in this offering that could result in ASOF and its affiliates beneficially owning at least 37.8% of our outstanding Common Stock on an Adjusted Outstanding Basis. Because this indication of interest is not a binding agreement or commitment to purchase, ASOF could purchase more, less or no shares of our Common Stock or Pre-Funded Warrants in this offering or the underwriters could determine to sell more, less or no shares of our Common Stock or Pre-Funded Warrants to ASOF.
Pursuant to the Stockholders’ Agreement, and only if the Ares Parties beneficially own in excess of 37.8% of the Common Stock on an Adjusted Outstanding Basis at the closing of the offering (excluding the effects of any exercise of the underwriters’ over-allotment option), the Ares Parties will be restricted from transferring any equity securities acquired in this offering of Common Stock and Pre-Funded Warrants (and shares of Common Stock underlying Pre-Funded Warrants), subject to certain permitted exceptions, until twelve months following the initial closing of this offering.

Senior Notes Offering
Immediately following the pricing of this offering of Common Stock and Pre-Funded Warrants, we expect to offer through our wholly owned subsidiary, IEA Energy Services LLC, $300.0 million aggregate principal amount of senior notes due 2029. The senior notes offering will be conducted in an offering exempt from registration under the Securities Act, and will be made only to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A promulgated under the Securities Act, and to non-U.S. persons outside the United States in compliance with Regulation S promulgated under the Securities Act. This offering of Common Stock and Pre-Funded Warrants is not contingent upon the completion of the senior notes offering, and the senior notes offering is not contingent upon the completion of this offering of Common Stock and Pre-Funded Warrants.
The senior notes will initially be guaranteed on a senior unsecured basis by us and IEA Intermediate Holdco, LLC and each of IEA Energy Services LLC’s subsidiaries that is a guarantor under the New Credit Facility (described below) and, in the future, by each of IEA Energy Services LLC’s domestic wholly-owned restricted subsidiaries that become guarantors under the New Credit Facility. The senior notes will be the senior unsecured obligations of IEA Energy Services LLC and the guarantors thereof, will rank pari passu in right of payment with all of IEA Energy Services LLC and the guarantors’ existing and future senior indebtedness, will be senior in right of payment to any future subordinated indebtedness of IEA Energy Services LLC and the guarantors, will be effectively junior to all of IEA Energy Services LLC and the guarantors’ existing and future secured indebtedness (including indebtedness under the New Credit Facility) to the extent of the value of the collateral securing such indebtedness and will be structurally subordinated to any existing and future obligations of any of our subsidiaries that do not guarantee the senior notes. It is expected that the senior notes will have customary affirmative and restrictive covenants. There will be no registration rights associated with the senior notes or the guarantees thereof.

We cannot assure that the senior notes offering will be completed on these terms or at all. This prospectus supplement and the description of the expected senior notes offering does not constitute an offer to sell the senior notes. See “Risk Factors” for additional information.

New Credit Facility
We also expect to enter into commitments for the New Credit Facility, which we expect to become effective concurrently with the closing of the senior notes offering. We expect that the New Credit Facility will be an aggregate principal amount of $125 million to $150 million with CIBC Bank USA in its capacities as a lender and the administrative and collateral agent for the other lenders party to such facility. Our wholly owned subsidiary, IEA Energy Services LLC, will be the borrower under the New Credit Facility, which will be guaranteed by us and each of our other existing and future domestic subsidiaries, and together with the guarantees, will be secured by a first priority security interest in substantially all of our, IEA Energy Services LLC’s, and the other guarantors’ domestic assets, in each case, now owned or later acquired. Additionally, we expect that the New Credit Facility will include the following terms:
•an accordion feature whereby the size of the revolving credit facility may be increased by up to $50 million, subject to the receipt of additional commitments from new and existing lenders;
•interest rates that are based upon (1) an index rate that is established at the highest of the prime rate or the sum of the federal funds rate plus 0.50%, or (2) at our election, a LIBOR rate (which will be replaced by a benchmark replacement when LIBOR is phased out), plus in either case, an applicable interest rate margin that will be adjusted on a quarterly basis based on our first lien net leverage ratio;
•our ability to voluntarily repay and reborrow outstanding loans under the facility at any time subject to usual and customary breakage costs for borrowings bearing interest based on LIBOR (which will be replaced by a benchmark replacement when LIBOR is phased out) and minimum amount requirements;
•$100 million in borrowing capacity for the issuance of standby letters of credit; and
•the New Credit Facility will not be subject to amortization, and will mature and the commitments thereunder will terminate, five years from the date of closing the New Credit Facility.
The effectiveness of the New Credit Facility is contingent upon the completion of the senior notes offering and, the senior notes offering is conditioned upon the effectiveness of the New Credit Facility. We expect that the New Credit Facility and the senior notes offering will become effective at the same time on the settlement date, but cannot assure you of this. We cannot assure you that the New Credit Facility will be completed. Please also see “Risk Factors” for additional information.

The number of shares of Common Stock outstanding immediately before and after this offering described above is based on 25,150,306 shares of our Common Stock issued outstanding as of July 28, 2021 and excludes, as of such date:

•the assumed issuance of 1,918,346 shares of Common Stock issuable for outstanding restricted stock units, performance units and options (such options being accounted for net share settled under the treasury stock method) issued under the Incentive Plan;
•1,709,522 shares of Common Stock that are reserved for future issuance under the 2018 Incentive Plan; and
•8,462,580 shares of Common Stock issuable upon the exercise of outstanding warrants issued in connection with our initial public offering and the closing of our business combination in March 2018.
The number of shares of Common Stock outstanding immediately after this offering, as noted above, gives effect to the Series A Conversion Shares, the Series B Warrant Shares and the Anti-Dilution Warrant Shares issued to the Ares Parties at closing of this offering, but excludes any Series B Warrant Shares and Anti-Dilution Shares to be issued to parties other than the Ares Parties or subsequent to the transactions under the Transaction Agreement.

RISK FACTORS
Investing in our Common Stock and the Pre-Funded Warrants involves certain risks. You should carefully consider the risk factors and all of the other information included in, or incorporated by reference into, this prospectus supplement and the accompanying base prospectus, including those included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 and in our subsequent Quarterly Reports on Form 10-Q and in our other public filings and press releases. If any of these risks were to occur, our business, financial condition or results of operations could be materially and adversely affected. In that case, you could lose all or part of your investment. Please also read “Cautionary Note Regarding Forward-Looking Statements” on page S-iii of this prospectus supplement and page 4 of the accompanying prospectus. For access to documents that are incorporated by reference into this prospectus supplement, please see the section entitled, “Where You Can Find More Information” and “Information Incorporated by Reference.”
The price of our Common Stock has been volatile.

The price of our Common Stock has experienced significant volatility. During the year ended December 31, 2020, the closing sales price of our Common Stock varied from a low of $1.68 per share on May 13, 2020 to a high of $18.22 per share on December 28, 2020. This volatility continued during 2021, and the closing sales price has varied from a low of $11.17 per share on May 12, 2021 to a high of $23.42 per share on January 12, 2021. On July 27, 2021, the closing sales price for our Common Stock was $11.34 per share.

The price of our Common Stock may not accurately reflect the value of our Common Stock and may fluctuate in response to a number of events and factors, including, but not limited to:

•actual or anticipated quarterly operating results;
•new developments and significant transactions;
•the financial projections we provide to the public, and any changes to the projections or failure to meet the projections;
•changes in our credit ratings;
•the public’s reaction to our press releases, other public announcements and filings with the SEC;
•changes in financial estimates, recommendations and coverages by securities analysts;
•media coverage of our business and financial performance;
•trends in our industry;
•significant changes in our management;
•lawsuits threatened or filed against us; and
•general economic conditions.

Price volatility over a given period may result in a number of negative outcomes, including, but not limited to:

•creating potential limitations on the ability to raise capital through the issuance of equity or equity linked securities;
•impacting the value of our equity compensation, which affects our ability to recruit and retain employees;
•decreasing the value of the contingent earn-out related to our merger agreement, held in large part by members of management, which could cause a decline in job satisfaction or lead to management turnover;
•difficulty complying with the listing standards of The Nasdaq Capital Market; and
•increasing the risk of regulatory proceedings and litigation, including class action securities litigation.

If any of these outcomes were to occur, it could materially and adversely affect our business, financial condition, or results of operations, and the value of your investment.

We do not currently pay dividends and do not anticipate doing so in the foreseeable future.

We have never paid dividends on our Common Stock and do not expect to pay dividends on our Common Stock for the foreseeable future. Any payment of dividends will be at the discretion of our Board and will depend upon various factors then existing, including earnings, financial condition, results of operations, capital requirements, level of indebtedness, contractual restrictions with respect to payment of dividends, restrictions imposed by applicable law, general business conditions and other factors that our Board may deem relevant.

If you purchase securities in this offering, you will suffer immediate dilution.

The offering price of our Common Stock and the Pre-Funded Warrants in this offering is substantially higher than the net tangible book value per share of our Common Stock. Therefore, if you purchase securities in this offering, you will pay an effective price per share for our Common Stock that substantially exceeds our net tangible book value per share after giving effect to this offering. Based on net proceeds, after expenses of $171.7 million and a net tangible book value per share of $(6.15) as of June 30, 2021, if you purchase securities in this offering, you will experience immediate dilution of $11.38 per share, representing the difference between the offering price of the securities and our net tangible book value per share after giving effect to this offering. Furthermore, if any of our outstanding options or warrants are exercised at prices below the offering price, we grant additional options or other awards under our equity incentive plans or issue additional warrants, you may experience further dilution of your investment. See the section titled “Dilution” below for a more detailed illustration of the dilution you would incur if you participate in this offering.

The Ares Parties and Mohsin Y. Meghji separately have the ability to influence corporate decisions.
As of July 27, 2021, and prior to giving effect to the transactions described in “Prospectus Supplement Summary—Recent Developments—Transactions and Agreements with the Ares Parties,” the Ares Parties collectively own:

•17,482.50 shares of our Series A Preferred Stock (constituting all of the issued and outstanding Series A Preferred Stock);
•50,000 shares of our Series B-1 Preferred Stock (constituting all of the issued and outstanding Series B-1 Preferred Stock);
•50,000 shares of our Series B-2 Preferred Stock (constituting all of the issued and outstanding Series B-2 Preferred Stock);
•99,123.87 shares of our Series B-3 Preferred Stock (constituting 99.6% of the 99,473.87 issued and outstanding Series B-3 Preferred Stock, with the remaining held by the public);
•Warrants to purchase 5,996,310 shares of Common Stock; and
•Certain anti-dilution rights to acquire additional warrants to purchase our Common Stock upon certain transactions.

Following the completion of this offering and the transactions described in “Prospectus Supplement Summary—Recent Developments—Transactions and Agreements with the Ares Parties,” the Ares Parties will hold 11,861,174 shares of Common Stock and Pre-Funded Warrants for an additional 7,747,589 shares of Common Stock. This will represent 28.3% of our issued and outstanding Common Stock immediately following this offering (assuming no exercise of the Pre-Funded Warrants or exercise of the underwriters’ option to purchase additional shares), and 37.8% of the Common Stock on an Adjusted Outstanding Basis at the closing of the offering (excluding the effects of any exercise of the underwriters’ over-allotment option).

The Schedule 13D/A filed by Mr. Meghji on January 5, 2021 states that he beneficially owns 1,533,858 shares of Common Stock (including Common Stock obtainable upon exercise of warrants) (representing approximately 6.1% of the issued and outstanding Common Stock as of July 27, 2021).

Each of the Ares Parties and Mr. Meghji separately have the ability to influence corporate decisions, whether through voting shares of Common Stock or through rights granted under agreements entered into with such parties.

The Transaction Agreement provides that we will enter into the Stockholders’ Agreement with the Ares Parties at the closing of this offering. Pursuant to the Stockholders’ Agreement we will agree to take any and all necessary action to cause our Board at the closing of this offering (or as soon thereafter as the Ares Parties request) to be comprised of a total of ten directors (until the next annual or special meeting at which directors are elected following the closing of this offering), including two designated representatives of the Ares Parties, and to permit the Ares Parties to continue to designate two representatives to the Board as long as the Ares Parties and their affiliates beneficially own more than or equal to 20% of our Common Stock, one representative as long as the Ares Parties and their affiliates beneficially own less than 20% but more than or equal to 10% of our Common Stock, and no representatives if the Ares Parties and their affiliates beneficially own less than 10% of our Common Stock. The Stockholders’ Agreement also requires us to take any and all necessary action to reduce the number of directors on the Board to nine (9) and to cause the Board to be comprised of a total of nine (9) directorships (in each case, including (or assuming) both of the Ares Representatives are members of the Board) immediately following the first annual or special meeting at which directors are elected following the closing of this offering.

Additionally, if the Ares Parties beneficially own in excess of 37.8% of the Common Stock on an Adjusted Outstanding Basis at the closing of the offering (excluding the effects of any exercise of the underwriters’ over-allotment option), the Stockholders’ Agreement to be entered into will provide:

•the Ares Parties will agree not to transfer any equity securities acquired in this offering of Common Stock and Pre-Funded Warrants (including Common Stock issuable upon exercise of the Pre-Funded Warrants), subject to certain permitted exceptions, until twelve months following the initial closing of this offering; and

•the Ares Parties will also agree, for a period of time up to the earlier of the thirty-month anniversary of the date of closing of this offering, or the earlier occurrence of certain specified events, not to transfer its Common Stock to competitors or any person that would beneficially own more than 20% of our Common Stock (subject to certain permitted exceptions), or take certain actions such as acquisitions of additional voting shares and calling of special meetings (subject to certain permitted exceptions).

Once we enter into the Stockholders’ Agreement with the Ares Parties at the closing of the offering, they will have the ability to appoint up to two directors to our Board depending on their ownership. Additionally, if the Ares Parties and their affiliates acquire Common Stock and Pre-Funded Warrants or otherwise continue to beneficially own 20% of the Common Stock, but do not beneficially own in excess of 37.8% of the Common Stock on an Adjusted Outstanding Basis at the closing of the offering (excluding the effects of any exercise of the underwriters’ over-allotment option), the Ares Parties will continue to have the ability to designate representatives to the Board (two representatives to the Board as long as the Ares Parties and their affiliates beneficially own more than or equal to 20% of our Common Stock and one representative as long as the Ares Parties and their affiliates beneficially own less than 20% but more than or equal to 10% of our Common Stock), but the additional restrictions regarding transfers of equity securities, voting or the taking of certain actions will not apply. Please see “Transactions and Agreements with the Ares Parties.” In such case, the Ares Parties would be able to exercise influence and control over us, and could take actions that are adverse to us.

The interests of the Ares Parties and Mr. Meghji may not align with the interests of our other stockholders. Each of those entities are in the business of making investments in companies and may acquire and hold interests in businesses that compete directly or indirectly with us. They may also pursue acquisition opportunities that may be complementary to our business, and, as a result, those acquisition opportunities may not be available to us.

Future sales of our Common Stock may depress our stock price.

The market price of our Common Stock could decline as a result of sales of a large number of shares of our Common Stock or the perception that these sales could occur, including sales by the Ares Parties or Mr. Meghji. These sales, or the possibility that these sales may occur, also might make it more difficult for us to sell equity securities in the future at a time and at a price that we deem appropriate.

The Transaction Agreement provides that we will enter into the Registration Rights Agreement Amendment with the Ares Parties at the closing of this offering. Pursuant to the Registration Rights Agreement Amendment, the shares of Common Stock acquired by the Ares Parties pursuant to the Transaction Agreement, the Pre-Funded Warrants and shares of Common Stock underlying the Pre-Funded Warrants acquired by one or more of the Ares Parties in this offering and certain other securities are registrable securities. Under the Registration Rights Agreement Amendment, we are obligated to use our commercially reasonable efforts to file a registration statement relating to the resale of such securities by the Ares Parties no later than the close of the first business day following the expiration of the lock-up agreement that the Ares Parties will enter into in connection with this offering, to cause that registration statement to be declared effective, and to keep that registration statement effective for so long as is necessary to permit the disposition of the registrable securities.

Our substantial indebtedness could adversely affect our business, financial condition and results of operations and our ability to meet our payment obligations.
As of June 30, 2021, we had outstanding borrowings of $177.6 million, consisting of borrowings under our Term Loan and commercial equipment notes (includes the current portion of long-term debt, and does not give effect to unamortized debt discount and issuance costs of long-term debt). Assuming the consummation of the senior notes offering, we expect to incur approximately $300.0 million in aggregate principal amount of the senior notes on a consolidated basis. While we intend to use all of the net proceeds from this offering (after underwriting discounts) to redeem a portion of the Series B Preferred Stock and additional proceeds from the senior notes offering, if successful, to repay borrowings under our Term Loan and to redeem any remaining outstanding Series B Preferred Stock, we will continue to have significant indebtedness outstanding in the form of the senior notes. We will also continue to have significant indebtedness outstanding if the senior notes offering is not successful and all of the net proceeds from this offering (after underwriting discounts) are used to redeem a portion of our Series B Preferred Stock.

Our level of debt could have significant consequences on our future operations, including:

•making it more difficult for us to meet our payment and other obligations;
•our failure to comply with the financial and other restrictive covenants contained in our debt agreements, which could trigger events of default that could result in all of our debt becoming immediately due and payable;
•reducing the availability of our cash flows to fund working capital, capital expenditures, acquisitions or strategic investments and other general corporate requirements, and limiting our ability to obtain additional financing for these purposes;
•subjecting us to increased interest expense related to our indebtedness with variable interest rates, including borrowings under our credit facility;
•limiting our flexibility in planning for, or reacting to, and increasing our vulnerability to changes in our business, the industry in which we operate and the general economy;
•placing us at a competitive disadvantage compared to our competitors that have less debt or are less leveraged; and
•preventing us from paying dividends.

Any of the above-listed factors could have an adverse effect on our business, financial condition and results of operations and our ability to meet our payment obligations. Our ability to meet our payment and other obligations under our debt instruments depends on our ability to generate significant cash flow in the future. This, to some extent, is subject to general economic, financial, competitive, legislative and regulatory factors as well as other factors that are beyond our control. We cannot assure you that our business will generate cash flow from operations, or that future borrowings will be available to us under our Third A&R Credit Agreement or New Credit Facility in an amount sufficient to enable us to meet our payment obligations and to fund other liquidity needs. If we are not able to generate sufficient cash flow to service our debt obligations, we may need to refinance or restructure our debt, sell assets, reduce or delay capital investments, or seek to raise additional capital, and some of these activities may be on terms that are unfavorable or highly dilutive. Our ability to refinance our indebtedness will depend on the capital markets and our financial condition at such time. If we are unable to implement one or more of these alternatives, we may not be able to meet our payment obligations.

This offering of Common Stock and Pre-Funded Warrants is not contingent upon the completion of the senior notes offering or the New Credit Facility, and we cannot assure you that we will complete any of these offerings or enter into the New Credit Facility. However, if we are unable to complete the senior notes offering or enter into the New Credit Facility, we may be unable to fully redeem the Series B Preferred Stock and repay borrowings under our Term Loan, which could adversely affect our business, financial condition and results of operations and our ability to meet our payment obligations.

This offering of Common Stock and Pre-Funded Warrants is not contingent upon the completion of the senior notes offering or the New Credit Facility, and the senior notes offering and the New Credit Facility is not contingent upon the completion of this offering of Common Stock and Pre-Funded Warrants. We cannot assure you that we will complete any of these offerings or enter into the New Credit Facility. If we are unable to complete the senior notes offering we may not be able to fully redeem our Series B Preferred Stock and repay borrowings under our Term Loan. If we are unable to redeem our Series B Preferred Stock and repay borrowings under our Term Loan, we will continue to have a significant amount of debt and preferred stock outstanding, which could have significant consequences on our future operations that could have an adverse effect on our business, financial condition and results of operations and our ability to meet our payment obligations for the same reasons described above under “Risk Factors”—Our substantial indebtedness could adversely affect our business, financial condition and results of operations and our ability to meet our payment obligations” above. Furthermore, to the extent we are unable to repurchase or redeem our Series B Preferred Stock, it will remain outstanding and our Common Stock will continue to remain subordinated to the Series B Preferred Stock.
We will be required to offer to repurchase the senior notes at a purchase price equal to 101% of the principal amount thereof upon the occurrence of a “Change of Control” as provided in the indenture governing the senior notes.
The occurrence of a change of control may cause an event of default under the New Credit Facility and therefore could cause us to have to repay amounts outstanding thereunder, and any financing arrangements we may enter into in the future may also require repayment of amounts outstanding in the event of a change of control and therefore limit our ability to fund the repurchase of the senior notes pursuant to the change of control repurchase offer. We may not have sufficient funds, or be able to arrange for additional financing, at the time of the change of control to make the required repurchase of the senior notes. If we have insufficient funds to repurchase all of the senior notes that holders tender for purchase pursuant to the change of control repurchase offers, and we are unable to raise additional capital, an event of default would occur under the indenture governing the senior notes. An event of default could cause any other debt that we may have at that time to become automatically due, further exacerbating its financial condition and diminishing the value and liquidity of the senior. Additional capital may not be available to us on acceptable terms or at all.
The senior notes will initially be guaranteed on a senior unsecured basis by us and IEA Intermediate Holdco, LLC and each of IEA Energy Services LLC’s subsidiaries that is a guarantor under the New Credit Facility and, in the future, by each of IEA Energy Services LLC’s domestic wholly-owned restricted subsidiaries that become guarantors under the New Credit Facility. The senior notes will be the senior unsecured obligations of IEA Energy Services LLC and the guarantors thereof, will rank pari passu in right of payment with all of IEA Energy Services LLC and the guarantors’ existing and future senior indebtedness, will be senior in right of payment to any future subordinated indebtedness of IEA Energy Services LLC and the guarantors, will be effectively junior to all of IEA Energy Services LLC and the guarantors’ existing and future secured indebtedness (including indebtedness under the New Credit Facility) to the extent of the value of the collateral securing such indebtedness and will be structurally subordinated to any existing and future obligations of any of our subsidiaries that do not guarantee the senior notes. It is expected that the senior notes will have customary affirmative and restrictive covenants.

The ultimate effects of the current COVID-19 pandemic are unknown and evolving, and could result in negative effects on our business, financial condition, results of operations and prospects.

The COVID-19 pandemic is a constantly evolving situation that has adversely impacted economic activity and conditions in the United States and worldwide. In particular, efforts to control the spread of COVID-19 have led to reoccurring shutdowns and stay-at-home orders, stock price declines, employee layoffs, and governmental programs to support the economy.

The COVID-19 pandemic could affect us in a number of other ways, including but not limited to:

•Delays in receiving permits resulting in unanticipated changes to construction schedules;
•Inabilities to properly staff our construction projects due to quarantines and stay at home orders;
•Inabilities of customers to fund project obligations due to liquidity issues;
•Termination or delay in project construction at our customers’ discretion due to financial uncertainties;
•Inability of, or delays by, our subcontractors to deliver equipment and services;
•Restrictions on our ability to obtain new business if our customer base is financially constrained;
•Inability to obtain bonding from our sureties due to tightening of credit markets; and
•Decrease in demand for civil construction resulting from corresponding decreases in federal, state and local budgets.

Each of the foregoing could cause project delays, force majeure events and project terminations, which could negatively impact our ability to recognize revenues and bill our customers for current costs. In addition, if our customers are unable to finance new projects as a result of their liquidity issues during and in the aftermath of the pandemic, our business outlook will be negatively impacted. A prolonged continuation of the COVID-19 pandemic, or a resurgence of the pandemic even if the current pandemic is significantly reduced, could also result in additional impacts to our business, financial condition, results of operations and prospects. The ultimate effects of the COVID-19 pandemic are unknown at this time. We are continuing to monitor developments but cannot predict at this time whether COVID-19 will have a material impact on our business, financial condition, liquidity or results of operations.

There is no public market for the Pre-Funded Warrants being offered in this offering.

There is no established public trading market for the Pre-Funded Warrants being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply to list the Pre-Funded Warrants on any securities exchange or nationally recognized trading system, including The Nasdaq Capital Market. Without an active market, the liquidity of the Pre-Funded Warrants will be limited.

Holders of the Pre-Funded Warrants purchased in this offering will have no rights as common stockholders until such holders exercise such warrants and acquire our Common Stock.

Until holders of the Pre-Funded Warrants acquire shares of our Common Stock upon exercise thereof, holders of such Pre-Funded Warrants will have no rights with respect to the shares of our Common Stock underlying such Pre-Funded Warrants other than (i) the right to participate in any distributions to holders of our Common Stock, (ii) the right to receive any capital stock or rights to purchase capital stock or other property granted to holders of our Common Stock, and (iii) consent rights with respect to certain fundamental transactions. Upon exercise of the Pre-Funded Warrants, such holders will be entitled to exercise the rights of a common stockholder only as to matters for which the record date occurs after the exercise date.

USE OF PROCEEDS
We estimate that the net proceeds from our issuance and sale of 8,161,502 shares of Common Stock and 7,747,589 Pre-Funded Warrants in this offering will be approximately $171.7 million, or approximately $196.3 million if the underwriters exercise their option to purchase additional shares in full, after deducting the estimated underwriting discounts and commissions and the estimated offering expenses payable by us but excluding the proceeds, if any, from the exercise of Pre-Funded Warrants.
We intend to use all of the net proceeds from this offering (after underwriting discounts) to redeem a portion of our outstanding Series B Preferred Stock as required in the Transaction Agreement. Of the estimated net proceeds (after underwriting discounts and estimated offering expenses) of $171.7 million, we expect to pay $141.8 million towards the stated value of the repurchased Series B Preferred and $29.9 million to pay for the redemption premium.

We intend to use all of the net proceeds from the senior notes offering, if any, to redeem the remaining Series B Preferred Stock, including payment of the associated redemption premium, and to repay the balance outstanding under the Term Loan, as required in the Transaction Agreement.

We expect to pay an aggregate of approximately $265.7 million to fully redeem the Series B Preferred Stock, consisting of an aggregate of $217.6 million to pay the stated value and $48.1 million to pay the redemption premium.
As of June 30, 2021, we had $173.3 million of outstanding borrowings under our Term Loan (not giving effect to unamortized debt discount and issuance costs) with a weighted average interest rate of 6.90%. Borrowings under our Term Loan mature on September 25, 2024.
As of June 30, 2021, we also had 199,473.87 shares of Series B Preferred Stock issued and outstanding. As of June 30, 2021, the stated value of the Series B Preferred Stock was approximately $217.6 million. Dividends are paid in cash on the Series B Preferred Stock as, if and when declared by our Board. To the extent not prohibited by applicable law, and only as, if and when declared by our Board, dividends are required to be paid in cash quarterly in arrears on each March 31, June 30, September 30 and December 31. For any dividend period that our total net leverage ratio is greater than 1.50:1.00, the dividend rate is 13.5% per annum; and otherwise a rate of 12.0% per annum. If not paid in cash, dividends will accrue on the stated value and will increase the stated value on Series B Preferred Stock at a rate of 15%.

CAPITALIZATION

The following table presents our unaudited capitalization and other data as of June 30, 2021:
•on an actual basis;
•as adjusted to give effect to (i) the issuance and sale of 8,161,502 shares of our Common Stock and 7,747,589 Pre-Funded Warrants in this offering and our receipt of an estimated $171.7 million of net proceeds thereof, after deducting underwriting discounts and commissions and estimated offering expenses and excluding the proceeds, if any, from the exercise of the Pre-Funded Warrants, (ii) the use all of the net proceeds (after underwriting discounts) to pay for the partial redemption our Series B Preferred Stock; and (iii) the issuance of the Series A Conversion Shares, Series B Warrant Shares and Anti-Dilution Warrant Shares as described in “Prospectus Supplement Summary—Recent Developments—Transactions and Agreements with the Ares Parties”; and
•as further adjusted to give further effect to (i) the issuance and sale of $300 million in aggregate principal amount of senior notes in the senior notes offering and our receipt of net proceeds therefrom, after deducting the estimated initial purchasers’ discount and estimated offering expenses for such offering, and (ii) the use of additional proceeds from the senior notes offering as described in “Use of Proceeds” to redeem the remaining Series B Preferred Stock and repay our Term Loan.
This offering of Common Stock and Pre-Funded Warrants is not contingent upon the completion of the senior notes offering or the New Credit Facility, and neither the senior notes offering nor the New Credit Facility is contingent upon the completion of this offering of Common Stock and Pre-Funded Warrants. See “Prospectus Summary—Recent Developments—Senior Notes Offering.”
You should read this table in conjunction with the information contained in “Use of Proceeds,” and the information contained in our audited consolidated financial statements and notes thereto, our unaudited consolidated financial statements and notes thereto and in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2020 and our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2021, which are incorporated by reference herein.

	As of June 30, 2021
(unaudited, dollars in thousands)	Actual	As Adjusted(1)	As Further Adjusted
Cash and cash equivalents	$117,674	$117,674	$135,576
Debt:
Term loan(2)	159,275	159,275	—
Series B preferred stock(3)	176,556	60,195	—
Finance Lease obligations(4)	52,212	52,212	52,212
Commercial equipment notes(4)	4,268	4,268	4,268
Senior notes due 2029(5)	—	—	293,000
New Credit Facility	—	—	—
Subtotal	$392,311	$275,950	$349,480

Commitments and contingencies:
Series A Preferred Stock, par value $0.0001 per share; 1,000,000 shares authorized; 17,483 shares issued and outstanding (actual); no shares issued and outstanding (as adjusted) and no shares issued and outstanding (as further adjusted)(4)	17,483	—	—
Stockholders’ Equity:
Common Stock; par value $0.0001 per share; 150,000,000 shares authorized; 25,150,306 shares issued and outstanding (actual); 41,947,808 shares issued and outstanding (as adjusted) and 41,947,808 shares issued and outstanding (as further adjusted)(6)	$3	$5	$5
Additional paid in capital(5)(6)	32,064	235,127	235,127
Accumulated deficit(7)	(141,203)	(196,507)	(252,136)
Total stockholders’ deficit	(109,136)	$38,624	$(17,004)
Total capitalization	$300,658	$314,575	$332,476

(1)Giving effect to net proceeds, less underwriting discounts and commissions, of $171.7 million.
(2)Consists of $173.3 million of borrowings under our Term Loan net of $14.1 million of unamortized debt discount and issuance costs. Reflects the full repayment of the Term Loan in the “as further adjusted” column.
(3)Consists of $217.6 million liquidation preference outstanding, net of $10.1 million of unamortized debt issuance costs and $30.9 million of original issue discount in the “actual” column. Reflects the partial redemption of our Series B Preferred Stock and consists of $75.8 million liquidation preference outstanding, net of $3.9 million of unamortized issuance costs and $11.8 million of original issue discount in the “as adjusted” column. Reflects the full redemption of our Series B Preferred Stock in the “as further adjusted” column for which we expect to pay an aggregate of $265.7 million to fully redeem the Series B Preferred Stock, consisting of an aggregate of $217.6 million to pay the liquidation preference and $48.1 million to pay the redemption premium.
(4)Includes current and long-term portion of obligations.
(5)Gives effect to estimated issuance costs of $7.0 million.
(6)Reflects the issuance of Common Stock in this offering and the issuance of the Series A Conversion Shares, Series B Warrant Shares and Anti-Dilution Shares in the “as adjusted” and “as further adjusted” columns.
(7)Reflects the write-off of original issue discount and deferred fees, loss due to prepayment of Series B preferred stock and estimated transaction expenses in the “as adjusted” and “as further adjusted” columns.

Unless otherwise indicated in the footnotes to the table above, number of shares of Common Stock issued and outstanding in the table above excludes, as of such date:
•the assumed issuance of 1,918,346 shares of Common Stock issuable for outstanding restricted stock units, performance units and options (such options being accounted for net share settled under the treasury stock method) issued under the Incentive Plan;
•1,709,522 shares of Common Stock that are reserved for future issuance under the 2018 Incentive Plan;
•8,462,580 shares of Common Stock issuable upon the exercise of outstanding warrants issued in connection with our initial public offering and the closing of our business combination in March 2018; and
•the Series A Conversion Shares, Series B Warrant Shares and the Anti-Dilution Warrant Shares.

DILUTION

If you invest in our Common Stock or Pre-Funded Warrants, your ownership interest will be diluted to the extent of the difference between the public offering price and the as adjusted net tangible book value per share after this offering. Our net tangible book value of our Common Stock on June 30, 2021 was approximately $(154.6) million, or approximately $(6.15) per share of Common Stock based on 25,150,306 shares outstanding as of such date as indicated below. We calculate net tangible book value per share by dividing total assets (less intangibles and goodwill) less total liabilities, by the number of outstanding shares of our Common Stock.

After giving effect to the sale of our Common Stock or Pre-Funded Warrants pursuant to this prospectus supplement in the aggregate amount of $171.7 million at the public offering price of $11.00 and $10.99990 per share of Common Stock and Pre-Funded Warrant, respectively, and after deducting the underwriting discounts and commissions and the estimated offering expenses payable by us, our as adjusted net tangible book value as of June 30, 2021 would have been approximately $12.8 million, or $0.38 per share of Common Stock. This represents an immediate increase in net tangible book value of $5.17 per share to our existing stockholders and an immediate dilution in net tangible book value of $11.38 per share to new investors. The following table illustrates this per share dilution:

Public offering price per share		$11.00
Net tangible book value per share as of June 30, 2021	$(6.15)
Increase in net tangible book value per share attributable to the offering	$5.77
As adjusted net tangible book value per share after giving effect to the offering		$(0.38)
Dilution in net tangible book value per share to new investors		$11.38

If the underwriters exercise their option in full to purchase additional shares of Common Stock in this offering at the public offering price of $11.00 per share, the as adjusted net tangible book value per share after the offering would be $0.20 per share, the increase in the adjusted net tangible book value per share to existing stockholders would be $6.35 per share and the dilution to purchasers in this offering would be $10.80 per share.

The net tangible book value per share and as adjusted net tangible book value per share as of June 30, 2021 is based on 25,150,306 shares of our Common Stock issued and outstanding and excludes:

•the assumed issuance of 1,918,346 shares of Common Stock issuable for outstanding restricted stock units, performance units and options (such options being accounted for net share settled under the treasury stock method) issued under the Incentive Plan;
•1,709,522 shares of Common Stock that are reserved for future issuance under the 2018 Incentive Plan; and
•8,462,580 shares of Common Stock issuable upon the exercise of outstanding warrants issued in connection with our initial public offering and the closing of our business combination in March 2018; and
•the Series A Conversion Shares, Series B Warrant Shares and the Anti-Dilution Warrant Shares.

The net tangible book value per share as of June 30, 2021 also excludes the issuance of the Series A Conversion Shares, Series B Warrant Shares and Anti-Dilution Warrant Shares as described in “Prospectus Supplement Summary—Recent Developments—Transactions and Agreements with the Ares Parties.” Giving further effect to the issuance of the Series A Conversion Shares, Series B Warrant Shares and Anti-Dilution Shares, our as adjusted net tangible book value as of June 30, 2021 would have been approximately $1.1 million, or $0.03 per share of Common Stock. This represents an immediate increase in net tangible book value of $6.18 per share to our existing stockholders and an immediate dilution in net tangible book value of $10.97 per share to new investors. If the underwriters exercise their option in full to purchase additional shares of Common Stock in this offering at the public offering price of $11.00 per share, the as adjusted net tangible book value per share after the offering giving effect to the transaction above would be $0.20 per share, the increase in the adjusted net tangible book value per share to existing stockholders would be $6.35 per share and the dilution to purchasers in this offering would be $10.80 per share.

DESCRIPTION OF THE PRE-FUNDED WARRANTS

Pre-Funded Warrants

General

The term “pre-funded” refers to the fact that the purchase price of the Pre-Funded Warrants in this offering includes almost the entire exercise price that will be paid under the Pre-Funded Warrants, except for a nominal remaining exercise price of $0.0001. The purpose of the Pre-Funded Warrants is to enable investors that may have restrictions on their ability to beneficially own more than 32% or 9.99%, as the case may be, of our outstanding Common Stock the opportunity to invest capital into the Company without triggering their ownership restrictions, by receiving Pre-Funded Warrants in lieu of our Common Stock which could result in such ownership of more than 32% or 9.99%, as applicable, and receiving the ability to exercise their option to purchase the Common Stock underlying the Pre-Funded Warrants at a nominal price at a later date.

ASOF has indicated an interest in purchasing Common Stock and Pre-Funded Warrants in this offering that could result in ASOF and its affiliates beneficially owning at least 37.8% of our outstanding Common Stock on an Adjusted Outstanding Basis. The Transaction Agreement provides that if participation by ASOF results in ASOF and its affiliates that report together as a group under the beneficial ownership rules beneficially owning in excess of 32% of our voting securities (our issued and outstanding Common Stock), then any participation by ASOF in excess of that percentage will be through Pre-Funded Warrants. Participation by ASOF will also be through Pre-Funded Warrants as needed to comply with the HSR Act.

Terms of the Pre-Funded Warrants

Form

The Pre-Funded Warrants will be issued as individual warrant agreements to the investors. The form of Pre-Funded Warrant will be filed as an exhibit to our Current Report on Form 8-K that we expect to file with the SEC in connection with this offering.

Exercise price

Pre-Funded Warrants will have an exercise price of $0.0001 per share. The exercise price is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our Common Stock.

Exercisability

The Pre-Funded Warrants are exercisable at any time after their original issuance. The Pre-Funded Warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice and by payment in full of the exercise price in immediately available funds for the number of shares of Common Stock purchased upon such exercise. As an alternative to payment in immediately available funds, the holder may elect to exercise the Pre-Funded Warrant through a cashless exercise, in which the holder would receive upon such exercise the net number of shares of Common Stock determined according to the formula set forth in the Pre-Funded Warrant. No fractional Common Stock will be issued in connection with the exercise of a Pre-Funded Warrant.

Exercise limitations

The Pre-Funded Warrants may not be exercised by the holder to the extent that the holder, together with its affiliates that report together as a group under the beneficial ownership rules, would beneficially own, after such exercise more than 32% (or, at the election of the holder, 9.99%) of our issued and outstanding Common Stock.

Furthermore, the Pre-Funded Warrants restrict the ability to be exercised if the exercise of such Pre-Funded Warrants could result in a required filing under the HSR Act until such time as we and the exercising party have received clearance under the HSR Act.

Term

The Pre-Funded Warrants do not expire.

Transferability

Subject to applicable laws, the Pre-Funded Warrants may be offered for sale, sold, transferred or assigned without our consent.

Exchange listing

There is no established trading market for the Pre-Funded Warrants and we do not expect a market to develop. In addition, we do not intend to apply for the listing of the Pre-Funded Warrants on any national securities exchange or other trading market. Without an active trading market, the liquidity of the Pre-Funded Warrants will be limited.

Fundamental transactions

In the event of a fundamental transaction, as described in the Pre-Funded Warrants and generally including any reorganization, recapitalization or reclassification of our Common Stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person requiring approval of our stockholders (except under limited circumstances), the acquisition of more than 50% of our Common Stock outstanding, or any person or group becoming the beneficial owner of 50% of the voting power represented by our Common Stock outstanding, upon consummation of such a fundamental transaction, the holders of the Pre-Funded Warrants will be entitled to receive upon exercise of the Pre-Funded Warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the Pre-Funded Warrants immediately prior to such fundamental transaction without regard to any limitations on exercise contained in the Pre-Funded Warrants.

In addition, if any fundamental transaction is approved by a stockholder vote with a margin such that the transaction would not have been approved had all of the Pre-Funded Warrants been converted into shares of Common Stock as of the applicable record date for such vote and voted against such fundamental transaction, then we may not consummate such fundamental transaction without a prior written approval of holders of the Pre-Funded Warrants corresponding to a number of such shares of Common Stock that, if voted in favor of such fundamental transaction would have resulted in approval of such fundamental transaction if the remainder of such as converted shares of Common Stock had been voted against such fundamental transaction.

No rights as a stockholder

The holder of a Pre-Funded Warrant does not have the rights or privileges of a holder of our Common Stock with respect to the shares underlying such warrants, including any voting rights, until the holder exercises the Pre-Funded Warrant except for the following rights:

•the right to participate in any distributions of assets, including cash, stock or other property to our stockholders;
•the right to participate in any rights granted to stockholders to purchase capital stock or other property; and
•certain consent rights with respect to fundamental transactions as described above.

TRANSACTIONS AND AGREEMENTS WITH THE ARES PARTIES

Transaction Agreement
On July 28, 2021, we entered into the Transaction Agreement with the Ares Parties. Pursuant to the Transaction Agreement, we and the Ares Parties have agreed that, among other things, at the closing of this offering:
•The Ares Parties will convert all of their Series A Preferred Stock (consisting of all of our issued and outstanding shares of Series A Preferred Stock), into 2,132,273 shares of Common Stock (equal to the stated value of the Series A Preferred Stock divided by the lower of the price per share of Common Stock to the public in this offering and 95.5% of a 30-day volume-weighted average price of our Common Stock on the day immediately prior to the pricing date; provided that such price shall not be lower than 90% of the 30-day volume weighted average price of our Common Stock ending on the day immediately prior to the pricing date ) (the “Series A Conversion Shares”);

•We will issue to the Ares Parties 507,417 shares of Common Stock representing shares of Common Stock underlying warrants that the Ares Parties are entitled to pursuant to anti-dilution rights that are triggered upon conversion of the Series A Preferred Stock described above (the “Anti-Dilution Warrant Shares”); and
•We will issue to the Ares Parties 5,996,310 shares of Common Stock at an exercise price of $0.0001 per share for the exercise of warrants that were issued to the Ares Parties in connection with their original purchases of Series B Preferred Stock (the “Series B Warrant Shares”).
The Transaction Agreement obligates us to use all of the net proceeds from this offering (after underwriting discounts) to repurchase a portion of our outstanding Series B Preferred Stock for a price of each share of Series B Preferred Stock equal to the optional redemption price for such share (as defined in the applicable Series B Preferred Stock certificate of designations), calculated as of the repurchase date. We also expect to issue anti-dilution warrants for approximately 141,651 shares of Common Stock to parties other than the Ares Parties as a result of the conversion of the Series A Preferred Stock described above.
The Transaction Agreement requires us to use our reasonable best efforts to complete an offering of $285.0 to $300.0 million aggregate principal amount of senior notes due 2029 as described in “Prospectus Supplement Summary—Recent Developments—Senior Notes Offering” and enter into a new credit facility (the “New Credit Facility”) that will supersede and replace our current Third Amended and Restated Credit Agreement (the “Third A&R Credit Agreement”) as described in “Prospectus Supplement Summary—Recent Developments—New Credit Facility.” Pursuant to the Transaction Agreement, we are required to use the additional proceeds from the senior notes offering to redeem the remaining Series B Preferred Stock not redeemed with the proceeds of this offering and to repay the Term Loan.
We expect to provide notices of redemption and optional repurchase to holders of our Series B Preferred Stock on or about the pricing date of this offering. We expect the notice to provide for an optional repurchase on the closing of this offering and a conditional redemption of the Series B Preferred Stock using the proceeds of this offering, and a conditional redemption of the remaining Series B Preferred Stock, to the extent not redeemed using the proceeds of this offering, using the proceeds of the senior notes offering on the closing date of the senior notes offering.
ASOF has indicated an interest in purchasing Common Stock and Pre-Funded Warrants in this offering that could result in ASOF and its affiliates beneficially owning at least 37.8% of our outstanding Common Stock on an Adjusted Outstanding Basis. The Transaction Agreement provides that if participation by ASOF results in ASOF and its affiliates that report together as a group under the beneficial ownership rules beneficially owning in excess of 32% of our voting securities (our issued and outstanding Common Stock), then any participation by ASOF in excess of that percentage will be through Pre-Funded Warrants. Participation by ASOF will also be through Pre-Funded Warrants as needed to comply with the HSR Act.

To the extent the exercise of any Pre-Funded Warrants, together with the effects of the other transactions in the Transaction Agreement, could result in a required filing under the HSR Act, we and the Ares Parties are required to make such filings promptly and to seek early termination of any waiting period, and that the Ares Parties will promptly exercise any Pre-Funded Warrants following such approval (but subject to the requirement they, together with their affiliates that report together as a group under the beneficial ownership rules, will not beneficially own more than 32% of our issued and outstanding Common Stock as provided in the Form of Pre-Funded Warrant). All costs and expenses associated with filings under the HSR Act are borne by us.

The Transaction Agreement requires us to pay all reasonable and documented out-of-pocket costs and expenses incurred by the Ares Parties and their affiliates in connection with the examination, review, diligence, documentation, negotiations, closing and funding of the transactions contemplated by the Transaction Agreement up to $500,000 (which expenses may exceed $500,000 with our prior written consent).

We and the Ares Parties have made customary representations and warranties in the Transaction Agreement. The Transaction Agreement also contains various affirmative and restrictive covenants. We have agreed to indemnify the Ares Parties for breaches and inaccuracies in the representations and warranties in any transaction documents, or any breach or default of any covenants, agreements or obligations in the transaction documents.

The Transaction Agreement may be terminated by the mutual consent of us and the Ares Parties, and will terminate automatically if the closing of this offering has not occurred by August 15, 2021. The Transaction Agreement may also be terminated if there is an order preventing the transactions under the Transaction Agreement, or if there are any breaches of the representations and warranties in the Transaction Agreement.

Stockholders’ Agreement
The Transaction Agreement provides that we will enter into a Stockholders’ Agreement with the Ares Parties at the closing of this offering. Pursuant to the Stockholders’ Agreement:

•We will agree to take any and all necessary action to cause our Board at the closing of this offering (or as soon thereafter as the Ares Parties request) to be comprised of a total of ten directors (until the next annual or special meeting at which directors are elected following the closing of this offering), including two designated representatives of the Ares Parties, and to permit the Ares Parties to continue to designate two representatives to the Board as long as the Ares Parties and their affiliates beneficially own more than or equal to 20% of our Common Stock, one representative as long as the Ares Parties and their affiliates beneficially own less than 20% but more than or equal to 10% of our Common Stock, and no representatives if the Ares Parties and their affiliates beneficially own less than 10% of our Common Stock. The Stockholders’ Agreement also requires us to take any and all necessary action to reduce the number of directors on the Board to nine (9) and to cause the Board to be comprised of a total of nine (9) directorships (in each case, including (or assuming) both of the Ares representatives are members of the Board) immediately following the first annual or special meeting at which directors are elected following the closing of this offering.
•Additionally, if the Ares Parties beneficially own in excess of 37.8% of the Common Stock on an Adjusted Outstanding Basis at the closing of the offering (excluding the effects of any exercise of the underwriters’ over-allotment option), the Stockholders’ Agreement to be entered into will provide:
•the Ares Parties will agree not to transfer any equity securities acquired in this offering of Common Stock and Pre-Funded Warrants (including shares of Common Stock issuable upon exercise of the Pre-Funded Warrants) until twelve months following the initial closing of this offering; provided, however, that certain transfers in connections with consolidations and reorganizations, tender or exchange offers, exercises of registration rights and certain distributions are permitted; and

•the Ares Parties will also agree, with respect to themselves and their controlled affiliates acting on their behalf, for a period of time up to the earlier of the thirty-month anniversary of the date of closing of this offering, or the earlier occurrence of the date in which the Ares Parties and their affiliates beneficially own less than 10% of our outstanding Common Stock, a change of control transaction, a material breach of the Stockholders’ Agreement by us, an event of default by us with respect to the senior notes or New Facility or other indebtedness exceeding $50.0 million, or any winding up, dissolution or liquidation or bankruptcy (subject to certain permitted exceptions):
◦not to transfer its Common Stock to competitors (as defined in the Stockholders’ Agreement) or any person that would beneficially own more than 20% of our Common Stock, subject to certain permitted exceptions;
◦not to take, or permit their controlled affiliates acting on their behalf to take, certain actions, subject to certain permitted exceptions, including, but not limited to:
▪making any public announcement, proposal or offer, with respect to (a) acquisitions of additional Common Stock, (b) any restructuring, recapitalization, liquidation or similar transaction, (c) the election of directors other than the Ares Parties’ designees or (d) changes to the Board and calling of special meetings;
▪publicly seek a change in the composition or size of the Board;
▪deposit any voting securities into a voting trust;
▪acquire any voting securities or beneficial ownership thereof greater than the Ares Parties’ beneficial ownership following closing of this offering and 37.8% of the Common Stock on an Adjusted Outstanding Basis;
▪call for, or initiate, propose or requisition a call for any general or special meeting;
▪publicly state an intention, plan or arrangement to do any of the foregoing; or
▪intentionally and knowingly instigate, facilitate, encourage or assist any third party to do any of the foregoing; and
◦to cause all voting securities to be present at any annual or special meeting in which directors are to be elected, to vote such securities either as recommended by the Board, or in the same proportions as votes cast by other voting securities with respect to director nominees or other nominees and in favor of any director nominee of the Ares Parties, not to vote in favor of a change of control transaction pursuant to which the Ares Parties would receive consideration that is different in amount or form from other stockholders unless approved by the Board; and
•the Ares Parties are afforded reasonable access to our books and records for so long as the Ares Parties have a right to designate a director to the Board.
When we refer to the number of shares of Common Stock outstanding following this offering on a “Adjusted Outstanding Basis” we are referring to 25,150,306 shares of our Common Stock outstanding as of July 28, 2021, plus

•8,161,502 shares of Common Stock and 7,747,589 shares of Common Stock issuable upon exercise of Pre-Funded Warrants to be sold in this offering;

•2,132,273 Series A Conversion Shares;
•507,417 Anti-Dilution Warrant Shares acquired by the Ares Parties and warrants for 141,651 shares of Common Stock for anti-dilution rights held by parties other than the Ares Parties or their affiliates;
•5,996,310 Series B Warrant Shares held by the Ares Parties and 135,492 Series B Warrant Shares held by parties other than the Ares Parties or their affiliates; and
•the assumed issuance of 1,918,346 shares of Common Stock issuable for outstanding restricted stock units, performance units and options (such options being accounted for net share settled under the treasury stock method) issued under the Incentive Plan.

The Adjusted Outstanding Basis does not give effect to shares of Common Stock issuable upon the exercise of outstanding warrants issued in connection with our initial public offering and the closing of our business combination in March 2018, and shares of Common Stock underlying warrants that would be issued pursuant to anti-dilution rights of the Ares Parties or third parties that are triggered upon the exercise of the warrants issued in connection with our initial public offering or other transactions, other than under the Transaction Agreement.

Registration Rights Agreement
The Transaction Agreement also provides that we will enter into the Registration Rights Agreement Amendment with the Ares Parties at the closing of this offering. Pursuant to the Registration Rights Agreement Amendment, the following securities become registrable securities:
•the shares of Common Stock issued to the Ares Parties pursuant to the Transaction Agreement or this offering and from time to time held by the Ares Parties and their permitted transferees;
•the Pre-Funded Warrants issued in this offering and from time to time held by the Ares Parties and their permitted transferees;
•Common Stock issuable upon exercise of the Pre-Funded Warrants issued in this offering held by the Ares Parties and their permitted transferees;
•Common Stock held on the date of the Registration Rights Agreement Amendment by the Ares Parties; and
•all other shares of Common Stock acquired after the date of the Registration Rights Agreement Amendment by the Ares Parties and their permitted transferees or their affiliated funds, investment vehicles, co-investment vehicles and managed accounts.
The Registration Rights Agreement Amendment provides that under the Registration Rights Agreement Amendment, we are obligated to use our commercially reasonable efforts to file a registration statement relating to the resale of such registrable securities by the Ares Parties no later than the close of the first business day following the expiration of the lock-up agreement that the Ares Parties will enter into in connection with this offering, to cause that registration statement to be declared effective, and to keep that registration statement effective for so long as is necessary to permit the disposition of the registrable securities.
Please see “Risk Factors.”

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS FOR NON-U.S. HOLDERS
The following is a general discussion of the material U.S. federal income and certain estate tax consequences of the ownership and disposition of shares of our Common Stock or Pre-Funded Warrants by a Non-U.S. Stockholder who purchases shares of our Common Stock or Pre-Funded Warrants during this offering. For purposes of this discussion, a Non-U.S. Stockholder is a beneficial owner of our Common Stock or Pre-Funded Warrants that is treated for U.S. federal income tax purposes as:
•an individual who is neither a citizen nor a resident of the United States;
•a corporation created or organized under the laws of a jurisdiction other than the United States, any state thereof or the District of Columbia;
•an estate, other than an estate the income of which is subject to U.S. federal income taxation regardless of its source; or
•a trust, other than a trust (i) the administration of which is subject to the primary supervision of a court within the United States and which has one or more U.S. persons who have the authority to control all substantial decisions of the trust, or (ii) that has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.
This discussion does not address the U.S. federal tax consequences to an entity treated as a partnership for U.S. federal income tax purposes or to persons investing through such an entity. If an entity treated as a partnership holds our Common Stock or Pre-Funded Warrants, the tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. A partner in a partnership considering an investment in our Common Stock or Pre-Funded Warrants should consult its own tax advisors as to the U.S. federal income and estate tax consequences of being a partner in a partnership that purchases, owns or disposes of our Common Stock or Pre-Funded Warrants.
This summary assumes that our Common Stock or Pre-Funded Warrants are held as a capital asset (generally, property held for investment). This summary is of a general nature and thus does not address all of the U.S. federal income and estate tax considerations that might be relevant to a Non-U.S. Stockholder in light of its particular circumstances or to a Non-U.S. Stockholder subject to special treatment under U.S. federal tax laws (such as banks, insurance companies, dealers in securities or other Non-U.S. Stockholders that generally mark their securities to market for U.S. federal income tax purposes, foreign governments, international organizations, tax-exempt entities, “controlled foreign corporations,” “passive foreign investment companies,” certain former citizens or residents of the United States, tax-qualified retirement plans, Non-U.S. Stockholders that hold or received our Common Stock or Pre-Funded Warrants pursuant to the exercise of employee stock options or otherwise as compensation, or Non-U.S. Stockholders that hold our Common Stock or Pre-Funded Warrants as part of a straddle, hedging transaction, conversion transaction or integrated transaction). Furthermore, this summary does not discuss any aspects of U.S. federal gift, state, local or non-U.S. taxation. This summary is based on current provisions of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), U.S. Treasury regulations, judicial opinions, published positions of the U.S. Internal Revenue Service (the “IRS”) and other applicable authorities, all of which are subject to change or differing interpretation, possibly with retroactive effect. Each prospective purchaser of our Common Stock or Pre-Funded Warrants is advised to consult its own tax advisor with respect to the U.S. federal, state, local and non-U.S. tax consequences of purchasing, owning and disposing of our Common Stock or Pre-Funded Warrants. No assurance exists that the IRS will not challenge any of the tax consequences described herein, and we have not obtained, nor do we intend to obtain, an opinion of counsel with respect to the U.S. federal income or estate tax consequences to a Non-U.S. Stockholder of purchasing, owning and disposing of our Common Stock or Pre-Funded Warrants.
PROSPECTIVE INVESTORS CONSIDERING THE PURCHASE OF OUR COMMON STOCK OR PRE-FUNDED WARRANTS SHOULD CONSULT THEIR OWN TAX ADVISORS CONCERNING THE APPLICATION OF U.S. FEDERAL TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY CONSEQUENCES ARISING UNDER THE LAWS OF ANY OTHER TAXING JURISDICTION AND ANY APPLICABLE TAX TREATY.

General Treatment of Pre-Funded Warrants
Although the law in this area is not completely settled, we believe and intend to take the position that the Pre-Funded Warrants will be treated as shares of our Common Stock for U.S. federal income tax purposes and a holder of Pre-Funded Warrants will be taxed in the same manner as a holder of our Common Stock as described below. You should discuss with your tax advisor the consequences of the acquisition, ownership and disposition of the Pre-Funded Warrants, as well as the exercise of, certain adjustments to, and any payments in respect of the Pre-Funded Warrants (including potential alternative characterizations). The balance of this discussion generally assumes that the characterization described above is respected for U.S. federal income tax purposes.
Exercise of Pre-Funded Warrants
As discussed above under the section titled “Description of the Pre-Funded Warrants—Exercisability,” you may exercise the Pre-Funded Warrants by payment of exercise price or through a cashless exercise. The U.S. federal income tax treatment of a cashless exercise of Pre-Funded Warrants into our Common Stock is unclear, and you should consult your own tax advisor regarding the U.S. federal income tax consequences of a cashless exercise of Pre-Funded Warrants. In general, however, you should not recognize gain or loss for U.S. federal income tax purposes upon exercise of a Pre-Funded Warrant pursuant to either method, except to the extent you receive a cash payment for a fractional share that would otherwise have been issuable upon exercise of the Pre-Funded Warrant, which will be treated as a sale subject to the rules described below under “—Sale, Exchange or Other Taxable Disposition of Our Common Stock or Pre-Funded Warrants.” Your initial tax basis in the share of our Common Stock received upon exercise of the Pre-Funded Warrant generally should be equal to the sum of (i) your tax basis in the Pre-Funded Warrant and (ii) the exercise price paid or treated as paid by you on the exercise of the Pre-Funded Warrant. Your holding period in our Common Stock received upon exercise of Pre-Funded Warrants generally should include your holding period in the Pre-Funded Warrants exchanged therefor.
Distributions
If we make distributions on our Common Stock, the distributions will be dividends for U.S. federal income tax purposes to the extent paid from current or accumulated earnings and profits. To the extent distributions exceed our current and accumulated earnings and profits, they will constitute a return of capital that will first reduce a Non-U.S. Stockholder’s basis in our Common Stock (determined separately for each share), but not below zero, and then will be treated as gain from the sale of stock (as discussed further below).
Any dividend paid to a Non-U.S. Stockholder with respect to our Common Stock generally will be subject to withholding tax at a 30% rate (or such lower rate specified by an applicable income tax treaty). Generally, a Non-U.S. Stockholder must certify as to its eligibility for reduced withholding under an applicable income tax treaty on a properly completed IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, in order to obtain the benefits of such treaty. A Non-U.S. Stockholder that does not timely provide the applicable withholding agent with the required certification, but that qualifies for a reduced treaty rate, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non-U.S. Stockholders should consult their own tax advisors regarding their possible entitlement to benefits under a tax treaty.
If, however, the Non-U.S. Stockholder provides a valid IRS Form W-8ECI, certifying that the dividend is effectively connected with the Non-U.S. Stockholder’s conduct of a trade or business within the United States, and otherwise complies with applicable certification requirements, the dividend will not be subject to the withholding tax described above. Instead, such dividend will be subject to U.S. federal income tax in the manner described below under “Effectively Connected Income.”
Sale, Exchange or Other Taxable Disposition of Our Common Stock or Pre-Funded Warrants
Except as otherwise discussed below, a Non-U.S. Stockholder generally will not be subject to U.S. federal income tax on any gain realized upon a sale, exchange or other taxable disposition of our Common Stock or Pre-Funded Warrants unless (i) such gain is effectively connected with the Non-U.S. Stockholder’s conduct of a U.S. trade or business (and, if an income tax treaty applies, the gain is attributable to a permanent establishment or fixed base maintained by such Non-U.S. Stockholder in the United States), (ii) the Non-U.S. Stockholder is an individual who is present in the United States for a period or periods aggregating 183 days or more during the year in which such sale, exchange or other taxable disposition occurs and certain other conditions are met, or (iii) we are or have been a “United States real property holding corporation” (“USRPHC”) for U.S. federal income tax purposes at any time during the shorter of (x) the five-year period ending on the date of such sale, exchange or other disposition and (y) such Non-U.S. Stockholder’s holding period with respect to our Common Stock or Pre-Funded Warrants, and, provided that our Common Stock is regularly traded on an established securities market within the meaning of applicable U.S. Treasury regulations, such Non-U.S. Stockholder has held, directly or constructively, at any time during said period, more than 5% of our Common Stock. We do not believe that we are or will become a USRPHC; however, there can be no assurance in that regard.
Gain described in clause (i) immediately above will be subject to U.S. federal income tax in the manner described below under “Effectively Connected Income.” A Non-U.S. Stockholder described in clause (ii) immediately above will be subject to tax at a 30% rate (or such lower rate specified by an applicable income tax treaty) on the net gain derived from the sale, exchange or other taxable disposition, which may be offset by U.S.-source capital losses of the Non-U.S. Stockholder during the taxable year.
Effectively Connected Income
Any dividend with respect to, or gain recognized upon a sale, exchange or other taxable disposition of, our Common Stock or Pre-Funded Warrants that is effectively connected with a trade or business carried on by a Non-U.S. Stockholder within the United States (and, if an income tax treaty applies, that is attributable to a permanent establishment or fixed base maintained by such Non-U.S. Stockholder in the United States) will be subject to U.S. federal income tax, based on the Non-U.S. Stockholder’s net effectively connected income, generally in the same manner as if the Non-U.S. Stockholder were a U.S. person for U.S. federal income tax purposes. If a dividend or gain is effectively connected with a U.S. trade or business of a Non-U.S. Stockholder that is a corporation for U.S. federal income tax purposes, such corporate Non-U.S. Stockholder may also be subject to a “branch profits tax” on its effectively connected earnings and profits (subject to certain adjustments) at a 30% rate (or such lower rate as may be specified by an applicable income tax treaty). Non-U.S. Stockholders should consult their own tax advisors regarding any applicable tax treaties that may provide for different rules.
FATCA Withholding
Under legislation commonly known as the Foreign Account Tax Compliance Act or “FATCA,” a 30% withholding tax generally will be imposed on dividends with respect to, and the gross proceeds of dispositions of, shares of our Common Stock or Pre-Funded Warrants paid to (i) a foreign financial institution (as defined in Section 1471(d)(4) of the Code and the U.S. Treasury regulations promulgated thereunder), unless the foreign financial institution enters into an agreement with the U.S. Treasury Department to collect and disclose certain information regarding its U.S. account holders (including certain account holders that are foreign entities that have U.S. owners) and satisfies certain other requirements or is deemed to be compliant with the requirements of FATCA, including pursuant to an intergovernmental agreement, and (ii) certain other non-U.S. entities, unless the entity provides the payor with certain information regarding certain direct and indirect U.S. owners of the entity, or certifies that it has no such U.S. owners, and complies with certain other requirements. Under proposed U.S. Treasury regulations promulgated on December 13, 2018, which state that taxpayers may rely on the proposed Treasury regulations until final Treasury regulations are issued, this withholding tax will not apply to the gross proceeds from the sale or disposition of shares of our Common Stock or Pre-Funded Warrants. All Non-U.S. Stockholders generally will be required to furnish certifications (generally on an IRS Form W-8BEN, Form W-8BEN-E or Form W-8ECI) or other documentation to establish an exemption from withholding under FATCA. Even if a Non-U.S. Stockholder provides such certification, FATCA withholding will still apply where our Common Stock or Pre-Funded Warrants are held through a non-U.S. broker (or other non-U.S. intermediary) that is not FATCA compliant. Under certain circumstances, a Non-U.S. Stockholder may be eligible for refunds or credits of the tax. Non-U.S. Stockholders are encouraged to consult with their own tax advisors regarding the possible implications of FATCA on their investment in shares of our Common Stock or Pre-Funded Warrants, including the potential applicability of any intergovernmental agreements entered into between the United States and countries in which such applicable Non-U.S. Stockholders or their financial intermediaries are resident or maintain a branch.
Information Reporting and Backup Withholding
Annual reporting to the IRS and to each Non-U.S. Stockholder will be required as to the amount of dividends paid to such Non-U.S. Stockholder and the amount, if any, of tax withheld with respect to such dividends. This information may also be made available to the tax authorities in the Non-U.S. Stockholder’s country of residence. Dividends generally are not subject to “backup withholding” if the Non-U.S. Stockholder properly certifies as to its non-U.S. status (usually by completing an IRS Form W-8BEN, Form W-8BEN-E or Form W-8ECI).
The payment of the proceeds of the sale, exchange or other disposition of our Common Stock or Pre-Funded Warrants to or through the U.S. office of a broker will be subject to both backup withholding and information reporting unless the Non-U.S. Stockholder certifies its non-U.S. status on IRS Form W-8BEN, Form W-8BEN-E or Form W-8ECI or otherwise establishes an exemption. Information reporting requirements, but generally not backup withholding, will also generally apply to payments of the proceeds of a sale, exchange or other disposition of our Common Stock or Pre-Funded Warrants by non-U.S. offices of U.S. brokers or non-U.S. brokers with certain types of relationships to the United States unless the Non-U.S. Stockholder certifies its non-U.S. status or otherwise establishes an exemption.
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from payments made to a Non-U.S. Stockholder may be refunded or credited against such Non-U.S. Stockholder’s U.S. federal income tax liability, if any, provided that the required information is timely furnished to the IRS.
Estate Tax

A Non-U.S. Stockholder who is an individual should note that shares of our Common Stock or Pre-Funded Warrants (i) owned and held by such individual or (ii) otherwise includible in such individual’s gross estate for U.S. federal estate tax purposes (for example, where such shares are owned and held by a trust funded by such individual and with respect to which the individual has retained certain interests or powers), generally will be, absent an applicable treaty, treated as U.S.-situs property subject to U.S. federal estate tax. Accordingly, Non-U.S. Stockholders who are individuals may be subject to U.S. federal estate tax on all or a portion of the value of our Common Stock or Pre-Funded Warrants owned, directly or indirectly, at the time of their death. Prospective investors who are non-resident alien individuals (or entities includible in such an individual’s gross estate for U.S. federal estate tax purposes) are urged to consult their own tax advisors concerning the potential U.S. federal estate tax consequences of owning our Common Stock or Pre-Funded Warrants.

UNDERWRITING
Guggenheim Securities, LLC is acting as representative of each of the underwriters named below. Subject to the terms and conditions set forth in the underwriting agreement between us and the underwriters, each of the underwriters has agreed, severally and not jointly, to purchase from us, the number of shares of Common Stock and Pre-Funded Warrants set forth opposite its name below.

Underwriter	Number of Shares	Number of Pre-Funded Warrants(1)
Guggenheim Securities, LLC	3,509,446	3,331,463
BMO Capital Markets Corp.	1,509,878	1,433,304
CIBC World Markets Corp.	1,224,225	1,162,138
Fifth Third Securities, Inc.	1,101,803	1,045,924
D.A. Davidson & Co.	408,075	387,380
Thompson Davis & Co., Inc.	408,075	387,380
Total	8,161,502	7,747,589

(1)    We are also offering to each purchaser whose purchase of shares of our Common Stock in this offering would otherwise result in the purchaser, together with its affiliates that report together as a group under the beneficial ownership rules, beneficially owning more than 32% (or, at the election of the purchaser, 9.99%) of our issued and outstanding Common Stock, the opportunity to purchase, if the purchaser so chooses, Pre-Funded Warrants to purchase our Common Stock in lieu of shares of our Common Stock (and, with respect to any such holder that would beneficially own more than such 32%, a number of Pre-Funded Warrants necessary for such purchaser where exercises are limited as necessary to comply with the HSR Act). Each Pre-Funded-Warrant will be exercisable for one share of our Common Stock at a price of $0.0001 per share.
Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed, severally and not jointly, to purchase all of the shares of Common Stock and Pre-Funded Warrants sold under the underwriting agreement if any of these shares are purchased. In no event shall the sum of the shares of Common Stock and the shares of Common Stock issuable upon the exercise of the Pre-Funded Warrants exceed 18,295,455 shares of Common Stock. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated.
We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.
The underwriters are offering the shares of Common Stock and/or Pre-Funded Warrants subject to their acceptance of the shares of Common Stock and Pre-Funded Warrants from us and subject to prior sale. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.
Commissions and Discounts; Expenses
The underwriters have advised us that they propose initially to offer the shares of Common Stock and Pre-Funded Warrants to the public at the public offering price set forth on the cover of this prospectus supplement and to dealers at that price less a concession not in excess of $0.3960 per share (the concession reflects shares of Common Stock purchased by investors other than ASOF and its affiliates). After the initial offering, the public offering price, concession or any other term of the offering may be changed.

The following table shows the public offering price, underwriting discounts and commissions and proceeds before expenses to us. The information assumes either no exercise or full exercise by the underwriters of their option to purchase additional shares of our Common Stock and/or Pre-Funded Warrants from us, as applicable.

			Total(2)
	Per Share of Common Stock	Per Pre-Funded Warrant	No Exercise	Full Exercise
Public offering price	$11.00	$10.9999	$174,999,226	$201,249,230
Underwriting discounts and commissions to be paid by us(1)	$0.66	$0.659994	$3,284,465	$4,859,465
Proceeds, before expenses, to us	$10.34	$10.339906	$171,714,761	$196,389,764
(1) The underwriters will not receive any discount and commissions on shares of Common Stock and Pre-Funded warrants purchased by ASOF or its affiliates. Regardless of whether any purchaser opts to purchase any Pre-Funded Warrants, the underwriting discount per share of Common Stock or Pre-Funded Warrant sold to parties other than ASOF and its affiliates will be $0.66 and $0.659994, respectively.

(2) After giving effect to the allocation of Common Stock and Pre-Funded Warrants to ASOF.
We estimate expenses payable by us in connection with this offering will be approximately $175,000, which includes certain expenses incurred by the underwriters in connection with this offering that will be reimbursed by us. We have agreed to reimburse the underwriters for certain expenses incurred by them in connection with this offering, including fees and expenses related to filings with and review by FINRA, not to exceed $25,000, and have agreed to provide Guggenheim Securities, LLC with a right of first refusal to act as joint active bookrunner, joint lead placement agent, joint arranger, or financial advisor, as applicable, in connection with potential equity financings, potential debt financings and certain recapitalization transactions related to our Series A and/or Series B preferred stock undertaken by us. The underwriters have agreed to reimburse us for up to $125,000 of legal expenses incurred by us in connection with the offering.
Option to Purchase Additional Shares
We have granted the underwriters an option to purchase up to an additional 2,386,364 shares of Common Stock at the public offering price, less the underwriting discounts and commissions, within 30 days from the date of this prospectus supplement. If the underwriters exercise this option, each underwriter will be obligated, subject to conditions contained in the underwriting agreement, to purchase a number of additional shares proportionate to that underwriter’s initial amount reflected in the above table.
No Sales of Similar Securities
Pursuant to the underwriting agreement, we have agreed that we will not, for a period of 90 days after the date of this prospectus supplement (the “Lock-Up Period”), whether any such transaction described in clause (a) or (b) below is to be settled by delivery shares of our Common Stock or such other securities, in cash or otherwise, without the prior written consent of the representative:
a)offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, or submit to, or file with, the SEC a registration statement under the Securities Act relating to, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or publicly disclose the intention to undertake any of the foregoing, or

b)enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock or any such other securities.

The foregoing restrictions shall not apply to the following:

a)the issuance of shares of Common Stock or securities convertible into or exercisable for shares of Common Stock pursuant to the conversion or exchange of convertible or exchangeable securities or the exercise of warrants or options (including net exercise) or the settlement of RSUs (including net settlement), in each case outstanding on the date of the underwriting agreement and described in this prospectus supplement;

b)grants of stock options, stock awards, restricted stock, RSUs, or other equity awards and the issuance of shares of Common Stock or securities convertible into or exercisable or exchangeable for shares of Common Stock (whether upon the exercise of stock options or otherwise) to our employees, officers, directors, advisors, or consultants pursuant to the terms of an equity compensation plan in effect as of the consummation of this offering, or such other time and date as we and Guggenheim Securities, LLC, on behalf of the underwriters, may agree upon in writing and described in this prospectus supplement, provided that such recipients enter into a lock-up agreement with the underwriters;
c)the filing of any registration statement on Form S-8 relating to securities granted or to be granted pursuant to any plan in effect on the date of the underwriting agreement and described in this prospectus supplement or any assumed benefit plan pursuant to an acquisition or similar strategic transaction.

In connection with this offering, our directors, executive officers and the Ares Parties have agreed that, without the prior written consent of Guggenheim Securities, LLC, on behalf of the underwriters, during the Lock-Up Period, the lock-up signatory will not, and will not cause any direct or indirect affiliate to, directly or indirectly, (a) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock (including without limitation, Common Stock or such other securities which may be deemed to be beneficially owned by the lock-up signatory in accordance with the rules and regulations of the SEC and securities which may be issued upon exercise of a stock option or warrant) (collectively with the Common Stock, the “Relevant Securities”), (b) enter into any hedging, swap or other agreement or transaction that transfers, in whole or in part, any of the economic consequences of ownership of the Relevant Securities, whether any such transaction described in clause (a) or (b) above is to be settled by delivery of Relevant Securities, in cash or otherwise, (c) make any demand for, or exercise any right with respect to, the registration of any Relevant Securities, or (d) publicly disclose the intention to do any of the foregoing.
Notwithstanding the foregoing, our directors and executive officers and certain of our significant stockholders may:

a)transfer the lock-up signatory’s Relevant Securities during the Lock-Up Period:

i.as a bona fide gift or gifts, charitable contribution or contributions or for bona fide estate planning purposes;

ii.by will, intestacy or other applicable laws of descent, or by operation of law, such as pursuant to a qualified domestic order or in connection with a divorce settlement;

iii.to any trust for the direct or indirect benefit of the lock-up signatory or the immediate family of the lock-up signatory, or if the lock-up signatory is a trust, to a trustor or beneficiary of the trust or to the estate of a beneficiary of such trust;

iv.to a partnership, limited liability company or other entity of which the undersigned and the immediate family of the undersigned are the legal and beneficial owner of all of the outstanding equity securities or similar interests;

v.to affiliates of the undersigned, including its subsidiaries, partners (if a partnership) or members (if a limited liability company) stockholders (if a corporation) or any investment fund (or portion thereof) or other entity controlling, controlled by, managing, or managed by or under common control with the undersigned or affiliates of the undersigned (including, for the avoidance of doubt, where the undersigned is a partnership, to its general partner or a successor partnership or fund (or any portion thereof), or any other funds managed by such partnership);

vi.to a nominee or custodian of the undersigned or of a person or entity to whom a disposition or transfer would be permissible under clauses (i) through (v) above;
provided that (A) such transfer shall not involve a disposition for value and each donee, devisee, transferee or distributee shall execute and deliver to Guggenheim Securities, LLC, on behalf of the underwriters, a lock-up agreement for the remainder of the Lock-Up Period and (B) except for any transfer pursuant to subsection (iv) above, no filing by any party (donor, donee, devisee, transferor, transferee, distributor or distributee) under Section 16(a) of the Exchange Act, or other public announcement shall be required or shall be made voluntarily in connection with such transfer or distribution (other than a filing on a Form 5 made after the expiration of the Lock-Up Period referred to above), unless such public filing or announcement shall be legally required during the Lock-Up Period, then such public filing or announcement shall clearly indicate in the footnotes thereto that the transaction was not a disposition for value and the nature and conditions of such transfer; and
a)transfer the lock-up signatory’s Relevant Securities in response to a bona fide third party take-over bid made to all holders of Common Stock or any other acquisition transaction whereby all or substantially all of the Common Stock are acquired by a bona fide third party (including, without limitation, entering into any lock-up, voting or similar agreement pursuant to which the undersigned may agree to transfer, sell, tender or otherwise dispose of the undersigned’s shares of Common Stock in connection with any such transaction, or vote any of the undersigned’s shares of Common Stock in favor of any such transaction); provided that if such take-over bid or other acquisition transaction is unsuccessful, such Common Stock may not be transferred until after the expiration of the Lock-Up Period;

b)make bona fide pledges of the lock-up signatory’s Relevant Securities entered into by the lock-up signatory in the ordinary course of business;

c)establish a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of the lock-up signatory’s Relevant Securities, provided that (i) such plan does not provide for the transfer of shares of Common Stock during the Lock-Up Period and (ii) no filing under Section 16(a) of the Exchange Act or any other public announcement by or on behalf of the lock-up signatory shall be required or shall be voluntarily made during the Lock-Up Period in connection with such trading plan;

d)transfer the lock-up signatory’s Relevant Securities to us for the primary purpose of satisfying any tax or other governmental withholding obligation with respect to Relevant Securities issued in connection with any award of equity-based compensation granted pursuant to our existing equity incentive plans described in the registration statement of which this prospectus supplement forms a part or upon the exercise of an option or warrant or the conversion of a Relevant Security;

e)transfers of shares of Common Stock to us upon the “net” or “cashless” exercise of stock options or other equity awards granted pursuant to equity incentive plans described in the registration statement of which this prospectus supplement forms a part, provided that any such shares of Common Stock received upon such exercise shall be subject to the terms of the lock-up agreement;

f)transfer any of the lock-up signatory’s Relevant Securities acquired after the completion of this offering, provided that no filing under Section 16(a) of the Exchange Act or any other public announcement by or on behalf of the lock-up signatory shall be required or shall be voluntarily made during the Lock-Up Period in connection with such transfer;

g)engage in transactions relating to shares of Common Stock or other securities acquired in the open market after the completion of the Public Offering;

h)transfer warrants by the lock-up signatory to us in connection with the exercise therewith; provided that any shares of Common Stock received from such exercise shall be subject to the lock-up agreement; and

i)transfer our preferred stock by the lock-up signatory to us in connection with the conversion thereof; provided that any shares of Common Stock received from such conversion shall be subject to the lock-up agreement.
In connection with this offering, certain of our significant stockholders have agreed that, without the prior written consent of Guggenheim Securities, LLC, on behalf of the underwriters, during the Lock-Up Period, the lock-up signatory will not, and will not cause any direct or indirect affiliate to, directly or indirectly, (a) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock (including without limitation, Common Stock or such other securities which may be deemed to be beneficially owned by the lock-up signatory in accordance with the rules and regulations of the SEC and securities which may be issued upon exercise of a stock option or warrant) (collectively with the Common Stock, the “Relevant Securities”), (b) enter into any hedging, swap or other agreement or transaction that transfers, in whole or in part, any of the economic consequences of ownership of the Relevant Securities, whether any such transaction described in clause (a) or (b) above is to be settled by delivery of Relevant Securities, in cash or otherwise, or (c) publicly disclose the intention to do any of the foregoing.
The Nasdaq Capital Market Listing
Our Common Stock is listed on The Nasdaq Capital Market under the symbol “IEA.”
Price Stabilization and Short Positions
Until the distribution of the shares of Common Stock and/or Pre-Funded Warrants is completed, SEC rules may limit underwriters from bidding for and purchasing our Common Stock. However, the representative may engage in transactions that stabilize the price of the Common Stock, such as bids or purchases to peg, fix or maintain that price.
In connection with the offering, the underwriters may purchase and sell our Common Stock in the open market. These transactions may include short sales, purchases on the open market to cover positions created by short sales and stabilizing transactions. Short sales involve the sale by the underwriters of a greater number of shares than they are required to purchase in the offering. “Covered” short sales are sales made in an amount not greater than the underwriters’ option described above. The underwriters may close out any covered short position by either exercising their option or purchasing shares in the open market. In determining the source of shares to close out the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the option granted to them. “Naked” short sales are sales in excess of such option. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of our Common Stock in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of various bids for or purchases of shares of Common Stock made by the underwriters in the open market prior to the closing of the offering.
Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of our Common Stock or preventing or retarding a decline in the market price of our Common Stock. As a result, the price of our Common Stock may be higher than the price that might otherwise exist in the open market. The underwriters may conduct these transactions on The Nasdaq Capital Market, in the over-the-counter market or otherwise.

Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our Common Stock. In addition, neither we nor any of the underwriters make any representation that the representative will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.
Passive Market Making
Any underwriters who are qualified market makers on The Nasdaq Capital Market may engage in passive market making transactions in the securities on The Nasdaq Capital Market in accordance with Rule 103 of Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.
Electronic Distribution
In connection with the offering, certain of the underwriters or securities dealers may distribute prospectuses by electronic means, such as e-mail.
Other Relationships (Conflicts)
We have agreed to provide Guggenheim Securities, LLC with a right of first refusal to act as joint active bookrunner, joint lead placement agent, joint arranger, or financial advisor, as applicable, in connection with potential equity financings, potential debt financings and certain recapitalization transactions related to our Series A and/or Series B preferred stock undertaken by us.The underwriters and certain of their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Some of the underwriters and certain of their affiliates have in the past, and may in the future, engage in investment banking and other commercial dealings in the ordinary course of business with us and our affiliates, for which they have received, and may in the future receive, customary fees, commissions and expenses.
In addition to acting as underwriters in connection with this offering, Guggenheim Securities, BMO Capital Markets and CIBC Capital Markets expect to be acting as initial purchasers in connection with the expected offering by IEA Energy Services LLC of senior notes and will receive customary compensation therefor. We also expect CIBC Bank USA to act as a lender and the administrative and collateral agent, and for an affiliate of BMO Capital Markets Corp. to act as lender, under the proposed New Credit Facility and each will receive customary compensation therefor.
In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers.
Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.
Laurene Bielski Mahon, a director of the Company since November 2020, has served as a Vice Chair at CIBC World Markets Corp., an affiliate of CIBC Capital Markets, since 2018 and is a senior member of its infrastructure investment banking business. Ms. Mahon is not a member of our pricing committee, and has recused herself from all dealings with respect to this offering, the expected senior notes offering and the expected New Credit Facility.

Selling Restrictions
Notice to Prospective Investors in the European Economic Area
In relation to each Member State of the European Economic Area, or a Member State, no shares have been offered or will be offered pursuant to the offering to the public in that Member State prior to the publication of a prospectus in relation to the shares which has been approved by the competent authority in that Member State or, where appropriate, approved in another Member State and notified to the competent authority in that Member State, all in accordance with the Prospectus Regulation, except that offers of shares may be made to the public in that Member State at any time under the following exemptions under the Prospectus Regulation:

A.to any legal entity which is a qualified investor as defined under the Prospectus Regulation;
B.to fewer than 150 natural or legal persons (other than qualified investors as defined under the Prospectus Regulation), subject to obtaining the prior consent of the underwriters; or
C.in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of shares shall require the Company or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation and each person who initially acquires any shares or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with each of the underwriters and the Company that it is a “qualified investor” within the meaning of Article 2(e) of the Prospectus Regulation.
In the case of any shares being offered to a financial intermediary as that term is used in Prospectus Regulation, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the shares acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any shares to the public other than their offer or resale in a Member State to qualified investors as so defined or in circumstances in which the prior consent of the underwriters have been obtained to each such proposed offer or resale.
For the purposes of this provision, the expression an “offer to the public” in relation to shares in any Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.
Notice to Prospective Investors in the United Kingdom
In addition, in the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in the Prospectus Regulation) (i) who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended, or the Order, and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”) or otherwise in circumstances which have not resulted and will not result in an offer to the public of the shares in the United Kingdom within the meaning of the Financial Services and Markets Act 2000.
Any person in the United Kingdom that is not a relevant person should not act or rely on the information included in this document or use it as basis for taking any action. In the United Kingdom, any investment or investment activity that this document relates to may be made or taken exclusively by relevant persons.
Notice to Prospective Investors in Canada
The shares may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Notice to Prospective Investors in Switzerland

The shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document does not constitute a prospectus within the meaning of, and has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the shares or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to the offering, the Company or the shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of shares will not be supervised by, the Swiss Financial Market Supervisory Authority (“FINMA”), and the offer of shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of shares.

LEGAL MATTERS
The validity of the securities offered by this prospectus will be passed upon for us by Jones Walker LLP, New Orleans, Louisiana. Certain legal matters in connection with the securities offered hereby will be passed upon for the underwriters by White & Case LLP, New York, New York.
EXPERTS

The financial statements incorporated in this prospectus supplement by reference from Infrastructure and Energy Alternatives, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2020 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and other reports and other information with the SEC under the Exchange Act. You may read and copy any document we file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-732-0330 for further information on the operation of the SEC’s public reference room. Our SEC filings are available on the SEC’s website at http://www.sec.gov. We also make available free of charge on our website at http://www.iea.net all materials that we file electronically with the SEC, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, proxy statements, Current Reports on Form 8-K, Section 16 reports and amendments to these reports as soon as reasonably practicable after such materials are electronically filed with, or furnished to, the SEC. Information contained on our website or any other website is not incorporated by reference into this prospectus supplement or the accompanying prospectus and does not constitute a part of this prospectus supplement or the accompanying prospectus.

INFORMATION INCORPORATED BY REFERENCE
The SEC allows us to “incorporate by reference” the information we have filed with the SEC. This means that we can disclose important information to you without actually including the specific information in this prospectus supplement or the accompanying prospectus by referring you to other documents filed separately with the SEC. These other documents contain important information about us, our financial condition and results of operations. The information incorporated by reference is an important part of this prospectus supplement and the accompanying prospectus.
We incorporate by reference in this prospectus supplement and the accompanying prospectus the documents listed below (excluding information deemed to be furnished and not filed with the SEC):
•Annual Report on Form 10-K for the fiscal year ended December 31, 2020 (as filed with the SEC on March 8, 2021), including information specifically incorporated by reference into such Annual Report on Form 10-K from our Definitive Proxy Statement on Schedule 14A for our 2021 Annual Meeting of Shareholders filed with the SEC on March 26, 2021;
•Our Quarterly Reports on Form 10-Q for the quarterly period ended March 31, 2021, filed with the SEC on May 10, 2021, and the quarterly period ended June 30, 2021, filed with the SEC on July 28, 2021;
•Current Reports on Form 8-K and Form 8-K/A filed with the SEC on February 4, 2021, March 24, 2021, May 10, 2021, May 14, 2021, July 1, 2021 and July 28, 2021; and
•the description of our Common Stock contained in our Form 8-A filed on June 7, 2016, including any amendment to that form that we may file in the future for the purpose of updating the description of our Common Stock.

We also incorporate by reference all subsequent filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding information deemed to be furnished and not filed with the SEC) until the offering under this prospectus supplement is completed. Information in such future filings updates and supplements the information provided in this prospectus supplement and accompanying prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.
We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, upon written or oral request and without charge, a copy of the documents referred to above that we have incorporated in this prospectus supplement by reference. You can request such copies by writing or telephoning us at the following address or telephone number:
Infrastructure and Energy Alternatives, Inc.
6235 Digital Way
Suite 460
Indianapolis, IN 46278
(800) 688-3775
Those copies will not include exhibits unless the exhibits have specifically been incorporated by reference in this documents or you specifically request them.

PROSPECTUS

Infrastructure and Energy Alternatives, Inc.
$500,000,000
Common Stock
Preferred Stock
Debt Securities
Guarantees of Debt Securities
Warrants
Rights
Units
Depositary Shares

Infrastructure and Energy Alternatives, Inc. may, in one or more offerings, offer and sell shares of its common stock, par value $0.0001 per share (the “Common Stock”); preferred stock, par value $0.0001 per share (the “Preferred Stock”); debt securities, which may be fully and unconditionally guaranteed or co-issued by one or more of its subsidiaries; warrants to purchase any of the other securities that may be sold under this prospectus; rights to purchase Common Stock, Preferred Stock and/or debt securities; units and depositary shares consisting of one or more of these classes of securities. We refer to the Common Stock, Preferred Stock, debt securities, guarantees of debt securities, warrants, rights, units and depositary shares collectively as the “securities.” The aggregate initial offering price of all securities sold by us under this prospectus will not exceed $500,000,000.

Infrastructure and Energy Alternative, Inc.’s Common Stock is listed on the NASDAQ Capital Market, or NASDAQ, under the symbol “IEA.” Infrastructure and Energy Alternative, Inc. also has a class of warrants listed on NASDAQ under the symbol “IEAWW.” On December 15, 2020, the last reported sale price of our Common Stock was $11.13 per share and the last reported sales price of the listed warrants was $1.49 per warrant. We will provide information in the related prospectus supplement for the trading market, if any, for any debt securities that Infrastructure and Energy Alternatives, Inc. may offer.

This prospectus provides you with a general description of the securities that may be offered. Each time we offer and sell securities hereunder, we will provide a supplement to this prospectus that contains specific information about such offering and the terms of the securities being offered. The prospectus supplement may also add, update or change information contained or incorporated in this prospectus. You should carefully read this prospectus, the applicable prospectus supplement and any related fee writing prospectus, as well as any documents incorporated by reference in such documents, before buying any of the securities being offered. This prospectus may not be used to offer or sell securities without a prospectus supplement describing the method and terms of the offering.

The securities may be offered directly by us, through agents designated from time to time by us or to or through underwriters or dealers. If any agents, dealers or underwriters are involved in the sale of any securities, their names, any over-allotment and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the section entitled “Plan of Distribution” for more information.

Our principal executive offices are located at 6325 Digital Way, Suite 460, Indianapolis, Indiana 46278 and our telephone number at this address is (765) 828-2580.

Investing in our securities involves certain risks. You should carefully read the information included and incorporated by reference in this prospectus and any applicable prospectus supplement for a discussion of the factors you should consider before making an investment decision. See “Risk Factors” page 4 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 18, 2020.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (“SEC”) using a “shelf” registration process. Under the shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings up to an aggregate total offering price of $500,000,000. This prospectus only provides you with a general description of the securities we may offer. Each time we offer to sell securities, we will file with the SEC a prospectus supplement that describes the specific securities that are being offered and the terms on which they are being offered. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and in any prospectus supplement, you should rely on the information provided in the prospectus supplement. This prospectus does not contain all of the information included in the registration statement. The registration statement filed with the SEC includes exhibits that provide more details about the matters discussed in this prospectus. You should carefully read this prospectus, the related exhibits filed with the SEC and any prospectus supplement, together with the additional information described below under the headings “Where You Can Find More Information” and “Incorporation by Reference.”

We have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus, in any prospectus supplement we prepare or authorize and in any related free writing prospectus or other information to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this document are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you. You should assume that the information contained and incorporated by reference in this prospectus, any accompanying prospectus supplement and in any related free writing prospectus filed by us with the SEC is only accurate as of the respective dates of such documents.

Unless the context indicates otherwise, as used in this prospectus, the terms “the Company,” “we,” “us,” or “our” refer to Infrastructure and Energy Alternatives, Inc., a Delaware corporation, except that those terms when used in this prospectus in connection with the debt securities described herein, shall mean the issuer of such debt securities, unless the context indicates otherwise, and when used in this prospectus in connection with all other securities, including equity securities, described herein, shall mean Infrastructure and Energy Alternatives, Inc.

ABOUT INFRASTRUCTURE AND ENERGY ALTERNATIVES, INC.

The Company is a holding company that, through various subsidiaries, is a leading diversified infrastructure construction company with specialized energy and heavy civil expertise throughout the United States. The Company specializes in providing complete engineering, procurement and construction services throughout the U.S. for the renewable energy, traditional power and civil infrastructure industries. These services include the design, site development, construction, installation and restoration of infrastructure. Although the Company has historically focused on the wind industry, its recent acquisitions have expanded its construction capabilities and geographic footprint in the areas of environmental remediation, industrial maintenance, specialty paving, heavy civil and rail infrastructure construction, creating a diverse national platform of specialty construction capabilities. We believe we have the ability to continue to expand these services because we are well-positioned to leverage our expertise and relationships in the wind energy business to provide complete infrastructure solutions in all areas.

We were founded in 1947 as White Construction and we became a public company as Infrastructure and Energy Alternatives, Inc. in March 2018 when we merged with a special purpose acquisition company (a non-operating shell company).

Our principal executive offices are located at 6325 Digital Way, Suite 460, Indianapolis, Indiana 46278 and our telephone number is (765) 828-2580. Our website address is www.iea.net. The information contained on our website is not incorporated by reference into, and does not form part of, this prospectus.

THE SUBSIDIARY GUARANTORS

The subsidiary guarantors may fully and unconditionally guarantee the payment obligations of Infrastructure and Energy Alternatives, Inc. under any series of debt securities offered using this prospectus. The subsidiary guarantors may alternatively co-issue the debt securities registered herein. Financial information concerning our subsidiary guarantors and any non-guarantor subsidiaries will, to the extent required by SEC rules and regulations, be included in our consolidated financial statements filed as part of our periodic reports pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

RISK FACTORS

Investing in our securities involves certain risks. You should carefully consider the risk factors and all of the other information included in, or incorporated by reference into, this prospectus, including those included in our 2019 Annual Report on Form 10-K and in our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, in evaluating an investment in our securities. If any of these risks were to occur, our business, financial condition or results of operations could be adversely affected. In that case, you could lose all or part of your investment. For access to documents that are incorporated by reference into this prospectus, please see the section entitled, “Where You Can Find More Information” and “Incorporation by Reference.”

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This registration statement, of which this prospectus forms a part, and the documents to which the Company refers you in this registration statement, include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The forward-looking statements can be identified by the use of forward-looking terminology including “may,” “should,” “likely,” “will,” “believe,” “expect,” “anticipate,” “estimate,” “forecast,” “seek,” “target,” “continue,” “plan,” “intend,” “project,” or other similar words. All statements, other than statements of historical fact, regarding expectations for the impact of COVID-19, future financial performance, business strategies, expectations for our business, future operations, liquidity positions, availability of capital resources, financial position, estimated revenues and losses, projected costs, prospects, plans, objectives and beliefs of management are forward-looking statements.

These forward-looking statements are based on information available as of the date hereof and as of the respective dates of the documents containing the forward-looking statements, and our management’s current expectations, forecasts and assumptions, and involve a number of judgments, risks and uncertainties. Although we believe that the expectations reflected in such forward-looking statements are reasonable, we cannot give any assurance that such expectations will prove correct. Forward-looking statements should not be relied upon as representing our views as of any subsequent date. As a result of a number of known and unknown risks and uncertainties, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements. Some factors that could cause actual results to differ include:

•potential risks and uncertainties relating to COVID-19, including the geographic spread, the severity of the disease, the scope and duration of the COVID-19 pandemic, actions that may be taken by governmental authorities to contain the COVID-19 pandemic or to treat its impact, and the potential negative impacts of COVID-19 on economies and financial markets;
•availability of commercially reasonable and accessible sources of liquidity and bonding;
•our ability to generate cash flow and liquidity to fund operations;
•the timing and extent of fluctuations in geographic, weather and operational factors affecting our customers, projects and the industries in which we operate;
•our ability to identify acquisition candidates and integrate acquired businesses;
•consumer demand;
•our ability to grow and manage growth profitably;
•the possibility that we may be adversely affected by economic, business, and/or competitive factors;
•market conditions, technological developments, regulatory changes or other governmental policy uncertainty that affects us or our customers;
•our ability to manage projects effectively and in accordance with management estimates, as well as the ability to accurately estimate the costs associated with our fixed price and other contracts, including any material changes in estimates for completion of projects;
•the effect on demand for our services and changes in the amount of capital expenditures by customers due to, among other things, economic conditions, commodity price fluctuations, the availability and cost of financing, and customer consolidation;
•the ability of customers to terminate or reduce the amount of work, or in some cases, the prices paid for services, on short or no notice;
•customer disputes related to the performance of services;
•disputes with, or failures of, subcontractors to deliver agreed-upon supplies or services in a timely fashion;
•our ability to replace non-recurring projects with new projects;
•the impact of U.S. federal, local, state, foreign or tax legislation and other regulations affecting the renewable energy industry and related projects and expenditures;
•the effect of state and federal regulatory initiatives, including costs of compliance with existing and future safety and environmental requirements;
•fluctuations in equipment, fuel, materials, labor and other costs;
•our beliefs regarding the state of the renewable wind energy market generally; and

•the “Risk Factors” described in our Annual Report on Form 10-K for the year ended December 31, 2019, and in our quarterly reports, other public filings and press releases.

We do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

USE OF PROCEEDS

Except as may be stated in the applicable prospectus supplement, we intend to use the net proceeds we receive from any sales of securities by us under this prospectus and any accompanying prospectus supplement for general corporate purposes, which may include, among other things:

•reduction or refinancing of debt or other corporate obligations;
•additions to our working capital;
•capital expenditures; and
•potential future acquisitions.

When we offer particular securities, we will describe in the prospectus supplement relating to the securities how we intend to use the proceeds of the sale of those securities.

PLAN OF DISTRIBUTION

We may sell any of the securities being offered pursuant to this prospectus in any manner specified in a prospectus supplement or in any of the following manners:

•directly to purchasers;
•to or through underwriters;
•through dealers or agents; or
•through a combination of methods.

We may distribute the securities from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to the prevailing market prices or at negotiated prices. We may also determine the price or other terms of the securities offered under this prospectus by use of an electronic auction. The securities may be sold through an at-the-market offering, a rights offering, forward contracts or similar arrangements.

The prospectus supplement with respect to the securities being offered will set forth the terms of the offering, including the names of the underwriters, dealers or agents, if any, the purchase price of the securities and the public offering price, the net proceeds to us, any underwriting discounts and other items constituting underwriters’ compensation, any discounts or concessions allowed or reallowed or paid to dealers and any securities exchanges on which the securities may be listed. Also, if applicable, we will describe in the prospectus supplement how any auction will determine the price or any other terms, how potential investors may participate in the auction and the nature of the underwriters’ obligations with respect to the auction.

If underwriters are used in an offering, we will execute an underwriting agreement with the underwriters and will specify the name of each underwriter and the terms of the transaction (including any underwriting discounts and other terms constituting compensation of the underwriters and any dealers) in a prospectus supplement. If an underwriting syndicate is used, the managing underwriter(s) will be specified on the cover of the prospectus supplement. If underwriters are used in the sale, the offered securities will be acquired by the underwriters for their own accounts and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time. Unless otherwise set forth in the prospectus supplement, the obligations of the underwriters to purchase the offered securities will be subject to conditions precedent, and the underwriters will be obligated to purchase all of the offered securities if any are purchased.

If dealers are used in an offering, we will sell the securities to the dealers as principals. The dealers then may resell the securities to the public at varying prices which they determine at the time of resale. The names of the dealers and the terms of the transaction will be specified in a prospectus supplement.

The securities may be sold directly by us or through agents we designate. If agents are used in an offering, the names of the agents and the terms of the agency will be specified in a prospectus supplement. Unless otherwise indicated in a prospectus supplement, the agents will act on a best-efforts basis for the period of their appointment.

We may engage in at-the-market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of securities, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of securities. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be named in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

We may also make direct sales through subscription rights distributed to our existing stockholders on a pro rata basis, which may or may not be transferable. In any distribution of subscription rights to our stockholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties.
Dealers and agents named in a prospectus supplement may be deemed to be underwriters (within the meaning of the Securities Act) of the securities described therein. In addition, we may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resales thereof.

Underwriters, dealers and agents may be entitled to indemnification by us against specific civil liabilities, including liabilities under the Securities Act or to contribution with respect to payments which the underwriters or agents may be required to make in respect thereof, under underwriting or other agreements. The terms of any indemnification provisions will be set forth in a prospectus supplement. Certain underwriters, dealers or agents and their associates may engage in transactions with, and perform services for, us in the ordinary course of business.

In compliance with guidelines of the Financial Industry Regulatory Authority, or FINRA, the maximum consideration or discount to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus and any applicable prospectus supplement.

Each series of securities is expected to be a new issue of securities with no established trading market, other than the Common Stock which is listed on the NASDAQ Capital Market under the symbol “IEA.” Any Common Stock sold pursuant to a prospectus supplement will be eligible for listing and trading on the NASDAQ Capital Market, subject to official notice of issuance. Any underwriters to whom securities are sold by us for public offering and sale may make a market in the securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The securities, other than the Common Stock, may or may not be listed on a national securities exchange. The transfer agent and registrar for the Common Stock is Continental Stock Transfer & Trust Company.

DESCRIPTION OF CAPITAL STOCK

The following summary of our Common Stock and Preferred Stock is based on and qualified by our Certificate of Incorporation and Bylaws. For a complete description of the terms and provisions of our equity securities, including our Common Stock, refer to our Certificate of Incorporation and Bylaws, both of which are incorporated by reference as exhibits to the registration statement for which this prospectus forms a part.
Our Certificate of Incorporation authorizes us to issue up to 151,000,000 shares of capital stock, consisting of 150,000,000 shares of Common Stock, and 1,000,000 shares of Preferred Stock, par value $0.0001 per share, the rights, powers, preferences and privileges of which may be established from time to time by our Board.

Common Stock

As of December 16, 2020, we have 22,789,262 shares of Common Stock issued and outstanding. Our Certificate of Incorporation provides that all of the shares of our Common Stock have identical rights, powers, preferences and privileges.
Voting Power. Common stockholders of record are entitled to one vote for each share held on all matters to be voted on by stockholders. Unless specified by our Certificate of Incorporation or Bylaws, or as required by applicable provisions of the Delaware General Corporation Law (“DGCL”) or applicable stock exchange rules, the affirmative vote of a majority of our shares of Common Stock that are voted is required to approve any such matter voted on by our stockholders. Our Board is divided into three classes, each of which will serve for a term of three years with only one class of directors being elected in each year. There is no cumulative voting with respect to the election of directors.

Dividends and Other Distribution. The holders of our Common Stock are entitled to receive ratable dividends when, as and if declared by the Board out of funds legally available therefor and subject to the provisions of the Series A Preferred Stock and Series B Preferred Stock.

Liquidation, Dissolution and Winding Up. In the event of our voluntary or involuntary liquidation, dissolution, distribution of assets or winding-up, the holders of the Common Stock will be entitled to receive an equal amount per share of all of our assets of whatever kind available for distribution to stockholders, after the rights of the holders of the Preferred Stock have been satisfied.

Preemptive Rights. Our stockholders have no preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to our Common Stock.
Preferred Stock
Our Certificate of Incorporation permits our Board, from time to time, to issue Preferred Stock in one or more series, and to establish the number of shares to be included in each such series and to fix the voting rights, if any, designations, powers, preferences and relative, participating, optional and other special rights, if any, of each such series and any qualifications, limitations and restrictions thereof.

If we sell any series of Preferred Stock under this prospectus, we will fix the designations, powers, preferences and rights of such series of Preferred Stock, as well as the qualifications, limitations or restrictions thereof, in the certificate of designation relating to that series. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of any certificate of designation that describes the terms of the series of Preferred Stock that we are offering before the issuance of the related series of Preferred Stock. We urge you to read the applicable prospectus supplement (and any free writing prospectus that we may authorize to be provided to you) related to the series of Preferred Stock basis offered, as well as the complete certificate of designation that contains the terms of the applicable series of Preferred Stock. The rights, powers, preferences and privileges of holders of any Preferred Stock issued pursuant to this prospectus and any applicable prospectus supplement thereto will be subject to the rights of the holders of shares of

The issuance of Preferred Stock may adversely affect the rights of the holders of our Common Stock by, among other things:

•restricting dividends on the Common Stock;
•diluting the voting power of the Common Stock;
•impairing the liquidation rights of the Common Stock; or
•delaying or preventing a change in control without further action by holders of the Preferred Stock.

As a result of these or other factors, the issuance of Preferred Stock could have an adverse impact on the market price of our Common Stock.

Outstanding Preferred Stock

Our Board has designated the Series A Preferred Stock, Series B-1 Preferred Stock, Series B-2 Preferred Stock and Series B-3 Preferred Stock out of the authorized Preferred Stock. The Common Stock is junior to the Series A Preferred Stock and the Series B Preferred Stock. The Series A Preferred Stock is junior to the Series B Preferred Stock.

Series A Preferred Stock

As of December 16, 2020 we have 17,482.5 shares of Series A Preferred Stock issued and outstanding.
Number. The number of authorized shares of Series A Preferred Stock is 34,965.
Ranking. The Series A Preferred Stock ranks: (a) equally in right of payment with Parity Stock, if any, with respect to the payment of dividends and the distribution of assets in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, (b) senior in right of payment to Junior Stock, with respect to the payment of dividends and the distribution of assets in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, and (c) junior in right of payment to Senior Stock, if any, with respect to the payment of dividends or the distribution of assets in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company. The Series A Preferred Stock is junior to the Series B Preferred Stock, but senior to the Common Stock.
•“Parity Stock” means any class or series of capital stock of the Company authorized that expressly ranks equally with the Series A Preferred Stock with respect to the payment of dividends and in the distribution of assets in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company.
•“Junior Stock” means the Common Stock and any other class or series of capital stock of the Company, other than Parity Stock, now existing or hereafter authorized not expressly ranking senior to the Series A Preferred Stock with respect to the payment of dividends or the distribution of assets in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company.
•“Senior Stock” means the Series B Preferred Stock or any class or series of capital stock of the Company hereafter authorized which expressly ranks senior to the Series A Preferred Stock and has preference or priority over the Series A Preferred Stock as to the payment of dividends or in the distribution of assets in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company.

Stated Value. The Series A Preferred Stock has a stated value (the “Series A Stated Value”) as of a particular time with respect to a share of Series A Preferred Stock equal to the sum of (i) $1,000, plus (ii) the amount of accumulated but unpaid dividends compounded and accumulated on such share as a result of Series A Preferred Accumulated Dividends (as defined below), in each case of clauses (i) and (ii) as equitably adjusted for any stock dividend (including any dividend of securities convertible into or exchangeable for Series A Preferred Stock), stock split (including a reverse stock split), stock combination, reclassification or similar transaction with respect to the Series A Preferred Stock after the date of issuance of such share of Series A Preferred Stock.

Dividends. No dividends shall be paid on the Series A Preferred Stock unless as, if and when declared by the Board. Until the Series A Preferred Stock is redeemed (the “Dividend Cessation Date”), dividends will accrue for each Dividend Period with respect to each share of Series A Preferred Stock at the Accumulated Dividend Rate on the Stated Value of such share of Series A Preferred Stock and will increase the Stated Value of such share of Series A Preferred Stock on and effective as of the applicable Dividend Payment Date without any further action by the Board (the “Series A Preferred Accumulated Dividend”); provided, that, to the maximum extent not prohibited by the terms of the Series B Preferred Stock or of the Third A&R Credit Facility, and only as, if and when declared by the Board, dividends shall be declared and paid in cash with respect to each share of Series A Preferred Stock at the Cash Dividend Rate on the Stated Value of such share of Series A Preferred Stock and will be payable in cash quarterly in arrears on the applicable Dividend Payment Date (the “Series A Preferred Cash Dividend” and together with the Series A Preferred Accumulated Dividend, the “Series A Preferred Dividend”).

•“Dividend Period” means the period from the date of original issuance of the Series A Preferred Stock (the “Closing Date”) to the first Dividend Payment Date and each quarterly period thereafter.
•“Dividend Payment Date” means to the extent that any shares of Series A Preferred Stock are then outstanding, each of March 31, June 30, September 30 and December 31 or, to the extent any of the foregoing is not a Business Day, the first Business Day following such date. “Business Day” means any day except a Saturday, a Sunday or other day on which the SEC or banking institutions in New York, New York are authorized or required by law, regulation or executive order to be closed.
•“Accumulated Dividend Rate” means (i) eight percent (8%) per annum during the period from the Closing Date until the date (the “18 Month Anniversary Date”) that is 18 months from the Closing Date; provided, however, if the Company does not hold a special stockholders meeting to obtain approval under Nasdaq Marketplace Rule 5635 (“Stockholder Rule 5635 Approval”) within 90 days of the Closing Date, then the rate shall be ten percent (10%) during the period from the date that is 91 days from the Closing Date until the 18 Month Anniversary Date and (ii) twelve percent (12%) per annum during the period from and after the 18 Month Anniversary Date; provided that, from and after the occurrence of any Non-Payment Event or Default Event and until the cure, resolution or waiver of such Non-Payment Event or Default Event, as the case may be, the Accumulated Dividend Rate shall be the Accumulated Dividend Rate as otherwise determined pursuant to the foregoing clause (i) or (ii) plus 2% per annum.
•“Non-Payment Event” means failure of the Company to (i) make, on any Dividend Payment Date, any cash dividend payments the Company is obligated to make on such Dividend Payment Date pursuant to the Series A Certificate, or (ii) redeem any shares of Series A Preferred Stock as and when required in accordance with Series A Certificate, in either case which is not cured within five (5) days after written notice from the Stockholders’ Representative after such default.
•“Default Event” means any material breach by the Company of its obligations under the Series A Certificate, other than a Non-Payment Event, which, if curable, is not cured on or prior to the 30th day after receipt of written notice from the Stockholders’ Representative after such default.
•“Cash Dividend Rate” means (i) six percent (6%) per annum from the Closing Date until the 18 Month Anniversary Date; provided, however, if the Company does not hold a special stockholders meeting to obtain Stockholder Rule 5635 Approval within 90 days of the Closing Date, then the rate shall be eight percent (8%) during the period from the date that is 91 days from the Closing Date until the 18 Month Anniversary Date and (ii) ten percent (10%) per annum during the period from and after the 18 Month Anniversary Date; provided that, (x) so long as any shares of Series B Preferred Stock is outstanding or (y) from and after the occurrence of any Non-Payment Event or Default Event and until the cure, resolution or waiver of such Non-Payment Event or Default Event, as the case may be, the Cash Dividend Rate shall be the Cash Dividend Rate as otherwise determined pursuant to the foregoing clause (i) or (ii) plus 2% per annum.

The Series A Preferred Dividend shall accumulate daily on the basis of a 360-day year consisting of twelve 30-day periods on the Stated Value of each share of Series A Preferred Stock (as such Stated Value may be increased by any Series A Preferred Accumulated Dividends pursuant to the Series A Certificate) and (y) the amount of Series A Preferred Dividends accumulated on the Series A Preferred Stock for any period other than a full Dividend Period shall be computed on the basis of the actual number of days elapsed during the period over a 360-day year. The dividends that accrued with respect to each share of Series A Preferred Stock for the Dividend Periods ended on December 31, 2018 and March 31, 2019, respectively, are deemed to have accrued at the Accumulated Dividend Rate on the Stated Value of such share of Series A Preferred Stock and to have increased the Stated Value of such share of Series A Preferred Stock on and effective as of such respective Dividend Payment Date without any further action by the Board, and such dividends shall constitute Series A Preferred Accumulated Dividends.

Until the Dividend Cessation Date of all shares of Series A Preferred Stock, neither the Company nor any of its subsidiaries shall declare, pay or set aside any dividends on shares of any other class or series of capital stock of the Company or any of its subsidiaries, other than (i) dividends payable on (A) Senior Stock, (B) Parity Stock in compliance, to the extent applicable, with the provisions of the Series A Certificate, and (C) Common Stock payable solely in the form of additional shares of Common Stock, and (ii) dividends or distributions by a subsidiary. Until the Dividend Cessation Date of all Series A Preferred Stock, neither the Company nor any of its subsidiaries shall redeem, purchase or otherwise acquire directly or indirectly any (x) Junior Stock, other than repurchases of Common Stock of departing directors and officers of the Company, (y) Parity Stock, other than in compliance, to the extent applicable, with the provisions of the Series A Certificate.
Liquidation Event. Subject to the rights of the holders of any Senior Stock or Parity Stock in connection therewith, upon any Liquidation Event, each holder of Series A Preferred Stock shall be entitled to be paid, out of the assets of the Company legally available therefor, before any distribution or payment out of the assets of the Company may be made to or set aside for the holders of any Junior Stock in connection with such Liquidation Event, an amount per share of Series A Preferred Stock held by such holder equal to the sum of (i) the Stated Value plus (ii) all accrued and unpaid dividends, if any, with respect to such share calculated through the day prior to such payment.

•A “Liquidation Event” means (i) effecting any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, (ii) any voluntary or involuntary filing for bankruptcy, insolvency, receivership or any similar proceedings by or against the Company or any of its subsidiaries that holds, directly or indirectly, all or substantially all of the assets of the Company and its subsidiaries on a consolidated basis, (iii) a receiver or trustee is appointed for all or substantially all of the assets of the Company and its subsidiaries on a consolidated basis, or (iv) the Company or any subsidiary of the Company that owns all or substantially all of the assets of the Company and its subsidiaries on a consolidated basis makes an assignment for the benefit of its creditors.

Voting Rights. Other than any voting rights provided by law or as expressly provided by the Series A Certificate, the holders of the Series A Preferred Stock (in their capacities as such) shall not have voting rights of shareholders under this the Series A Certificate, the Certificate of Incorporation, the Bylaws and the Securities Act, on account of the shares of Series A Preferred Stock from time to time held by such holders.

Consent Rights. Until the Dividend Cessation Date of all Series A Preferred Stock, the Company shall not, and shall cause its Subsidiaries not to, directly or indirectly (whether by merger, consolidation, amendment of the Series A Certificate or otherwise), without the prior written approval of the Stockholders’ Representative:

•create, or authorize the creation of, or issue or obligate itself to issue any shares of, (A) Senior Stock, other than the Series B Preferred Stock (provided that, (A) any issuances of Series B Preferred Stock other than the Approved Series B Shares (whether or not the Approved Series B Shares have been redeemed or otherwise retired) and (B) any amendments, waivers or other modifications to the Series B Certificates that are adverse to any holder of Series A Preferred Stock shall require the prior written approval of the Stockholders’ Representative), (B) Parity Stock (including any Series A Preferred Stock, other than the Series A Preferred Stock issued pursuant to the Merger Agreement), (C) any capital stock that votes as a single class with the Series A Preferred Stock on any of the matters which require the consent of the holders of a majority of the Series A Preferred Stock pursuant the Series A Certificate, or (D) any capital stock of a subsidiary of the Company, other than a wholly owned subsidiary of the Company; provided, that, this clause (D) shall not apply to capital stock of a subsidiary of the Company issued as consideration for a bona-fide acquisition by the Company or any of its subsidiaries approved by the Board and the primary purpose of which is not to obtain financing;

•reclassify, alter or amend any capital stock of the Company or its subsidiaries if such reclassification, alteration or amendment would render such other capital stock senior to or pari passu with the Series A Preferred Stock in respect of the distribution of assets on the liquidation, dissolution or winding up of the Company or the payment of dividends;
•enter into any agreement with respect to, or consummate, any merger, consolidation or similar transaction with any other person pursuant to which the Company or such subsidiary would not be the surviving entity in such transaction, if as a result of such transaction, any capital stock or equity or equity-linked securities of such person would rank senior to or pari passu with the Series A Preferred Stock as to the payment of dividends or in the distribution of assets in the event of any voluntary or involuntary liquidation, dissolution or winding up of the surviving entity or such subsidiary;
•assume, incur or guarantee, or authorize the creation, assumption, incurrence or guarantee of, any indebtedness for borrowed money (specifically excluding letters of credit, performance or payment bonds, and capitalized lease obligations) if, after taking into account such assumption, incurrence or guarantee of such indebtedness for borrowed money, the aggregate outstanding amount of such indebtedness for borrowed money of the Company and its subsidiaries would exceed $5,000,000 on a consolidated basis, other than (x) any indebtedness for borrowed money under the Third A&R Credit Facility or (y) any refinancing thereof in a principal amount not to exceed the available amount under the Third A&R Credit Facility;
•authorize or consummate any Change of Control (as defined below) or Liquidation Event unless on or prior to the consummation of such Change of Control or Liquidation Event, all shares of Series A Preferred Stock will be redeemed, paid or purchased in full at the Redemption Price (as defined below); or
•alter, amend, supplement, restate, waive or otherwise modify any provision of the Series A Certificate or any other governing document of the Company (including any other certificate of designations with respect to Preferred Stock) in a manner that would reasonably be expected to be materially adverse to the rights or obligations of the holders of the Series A Preferred Stock.

Optional Redemption. Subject to the terms of the Series B Preferred Stock, the Company may, at any time and from time to time, redeem all or any portion of the shares of Series A Preferred Stock then outstanding; provided, that any such redemption shall be on a pro rata basis among the holders of Series A Preferred Stock in accordance with the number of shares of Series A Preferred Stock then held by such holders. In connection with any redemption, the Company shall pay a price per share of Series A Preferred Stock in cash equal to the Stated Value thereof plus all accrued and unpaid dividends thereon calculated through the day prior to such redemption (the “Redemption Price”). There shall be no premium or penalty payable in connection with any redemption.

Redemption in Connection with Certain Events. Subject to compliance with the terms of the Third A&R Credit Agreement, the Company is required to redeem all of the Series A Preferred Stock as a condition to the consummation of a Change in Control at the Optional Redemption Price, as well as use the net cash proceeds from any Qualifying Equity Sale or Significant Disposition to redeem the maximum number of shares of Series B Preferred Stock, on a pro rata basis, at the Optional Redemption Price that are redeemable from the net cash proceeds from such Qualifying Equity Sale or Significant Disposition.
•“Change in Control” means any (a) direct or indirect acquisition (whether by a purchase, sale, transfer, exchange, issuance, merger, consolidation or other business combination) of shares of capital stock or other securities, in a single transaction or series of related transactions, (b) merger, consolidation or other business combination directly or indirectly involving the Company, (c) reorganization, equity recapitalization, liquidation or dissolution directly or indirectly involving the Company, in each case for clauses (a) - (c) which results in any one person, or more than one person that are affiliates or that are acting as a group, acquiring direct or indirect ownership of equity securities of the Company which, together with the equity securities held by such person, such person and its affiliates or such group, constitutes more than 50% of the total direct or indirect voting power of the equity securities of the Company, taken as a whole, or (d) direct or indirect sale, lease, exchange, transfer or other disposition, in a single transaction or series of related transactions, of assets or businesses that constitute or represent all or substantially all of the consolidated assets of the Company and the Company subsidiaries, taken as a whole; provided, that no Change of Control shall be deemed to have occurred pursuant to the foregoing clauses (a)

through (d), (A) if the acquirer in such transaction is or the acquiring group in such transaction includes, directly or indirectly, Oaktree Capital Management, L.P., Oaktree and/or any affiliates of the foregoing, the “Oaktree Holders”) or (B) if such Change of Control was the result, in whole or in part, of a sale, directly or indirectly, to the applicable acquirer (or an affiliate thereof) of shares of the Company or other rights in respect of shares of the Company owned by the Oaktree Holders (excluding for purposes of clause (B) to this proviso (x) any sales (other than block trades in which such Oaktree Holder is either (i) selling capital stock or other securities of the Company in an amount in excess of 10% of the then outstanding capital stock of the Company or (ii) was reasonably aware of the counterparty(ies) to such block trade) in the open market (including sales conducted by a third-party underwriter, initial purchaser or broker-dealer) and (y) any merger, tender offer or other transaction described in the foregoing clauses (a) through (d) approved by a majority of the board of directors of the Company (excluding any vote of the GFI Designees (as defined in the First A&R Investor Rights Agreement, as amended) for this purpose)).
•“Qualifying Equity Sale” means the sale by the Company or any of its subsidiaries of any capital stock of the Company or such subsidiary, including the sale of such capital stock upon the cash exercise of any warrants issued by the Company; provided that “Qualifying Equity Sale” shall not include (i) sales of any Common Stock of the Company or derivatives thereof (such as options) to management, consultants or directors of the Company or any of its subsidiaries pursuant to a stock incentive plan approved by the Board, (ii) sales of capital stock to the extent the proceeds thereof are used to maintain the Company’s solvency (as reasonably determined by the Board as of the date of issuance) or to avoid a default under any bona-fide credit agreement to which the Company or any of its subsidiaries are subject (e.g., an equity cure) with any lender or (iii) issuances of capital stock of the Company to any person as consideration for any bona-fide acquisition by the Company or any of its subsidiaries approved by the Board (including any Board member nominated by GFI) and the primary purpose of which is not to obtain financing.
•“Significant Disposition” means any direct or indirect sale, lease, license, exchange, mortgage, transfer or other disposition, in a single transaction or series of related transactions, of any assets or businesses of the Company and/or its subsidiaries outside the ordinary course of business for which the Company and/or its subsidiaries receives consideration having a value in excess of $5,000,000.

Conversion into Common Stock. Any holder of Series A Preferred Stock may elect, by written notice to the Company (w) at any time and from time to time on or after the third anniversary of the Closing Date, (x) at any time and from time to time, if at such time the terms of the Series B Preferred Stock or of the Third A&R Credit Facility would prohibit the Company from paying dividends in cash pursuant to the Series A Certificate), (y) at any time any shares of Series B Preferred Stock is outstanding or (z) at any time and from time to time on or after the occurrence of a Non-Payment Event or Default Event until such Non-Payment Event or Default Event is cured by the Company, to cause the Company to convert, without the payment of additional consideration by such holder, all or any portion of the issued and outstanding shares of Series A Preferred Stock held by such holder, as specified by such holder in such notice, into a number of shares of Common Stock determined by dividing (i) the Stated Value plus accrued and unpaid dividends as of the conversion date for the share(s) of Series A Preferred Stock to be converted by (ii) the VWAP per share of Common Stock for the 30 consecutive trading days ending on the trading day immediately prior to the conversion date; provided, however, that if a Non-Payment Event or Default Event has occurred and has not been cured by the Company as of the conversion date, or if such holder is converting pursuant to provision (x) or (y) above, the Company shall issue to such holder a number of shares of Common Stock determined by dividing (1) the Stated Value plus accrued and unpaid dividends as of the conversion date for the share(s) of Series A Preferred Stock to be converted by (2) the product of (x) 90% multiplied by (y) the VWAP per share of Common Stock for the 30 consecutive trading days ending on the trading day immediately prior to the conversion date.
Series B Preferred Stock

We have three designations of Series B Preferred Stock outstanding that were issued from the Company’s authorized and unissued shares of preferred stock: Series B-1 Preferred Stock, Series B-2 Preferred Stock and Series B-3 Preferred Stock. As of December 16, 2020, we have 50,000 shares of Series B-1 Preferred Stock issued and outstanding, 50,000 shares of Series B-2 Preferred Stock issued and outstanding and 99,474 shares of Series B-3 Preferred Stock issued and outstanding. Except as noted below, the terms of the Series B-1 Preferred Stock, Series B-2 Preferred Stock and Series B-3 Preferred Stock are substantially similar.

Number. The number of authorized shares of Series B-1 Preferred Stock, Series B-2 Preferred Stock and Series B-3 Preferred Stock is 50,000 shares, 50,000 shares and 130,000 shares, respectively.
Ranking. The Series Preferred Stock ranks: (a) equally in right of payment with any class or series of capital stock of the Company that expressly ranks (a) equally in right of payment with Parity Stock, if any, with respect to the payment of dividends and the distribution of assets in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, (b) senior in right of payment to Junior Stock, with respect to the payment of dividends and the distribution of assets in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, and (c) junior in right of payment to Senior Stock, if any, with respect to the payment of dividends or the distribution of assets in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company.
•“Parity Stock” means any class or series of capital stock of the Company authorized that expressly ranks equally with the Series B Preferred Stock with respect to the payment of dividends and in the distribution of assets in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company. The Series B-1 Preferred Stock, Series B-2 Preferred Stock and Series B-3 Preferred Stock are considered Parity Stock with respect to each other.
•“Junior Stock” means (i) the Series A Preferred Stock, (ii) the Common Stock and (iii) any other class or series of capital stock of the Company, other than Parity Stock, now existing or hereafter authorized not expressly ranking senior to any of the Series B Preferred Stock with respect to the payment of dividends or the distribution of assets in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company.
•“Senior Stock” means any class or series of capital stock of the Company authorized which expressly ranks senior to the Series B Preferred Stock and has preference or priority over the Series B Preferred Stock as to the payment of dividends or in the distribution of assets in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company.
Stated Value. The Series B Preferred Stock has a stated value (the “Stated Value”) as of a particular time with respect to a share of Series B Preferred Stock, of an amount equal to the sum of (i) $1,000, as equitably adjusted for any stock dividend (including any dividend of securities convertible into or exchangeable for Series B Preferred Stock), stock split (including a reverse stock split), stock combination, reclassification or similar transaction with respect to the Series B Preferred Stock after the date of issuance of such share of Series B Preferred Stock, plus (ii) the amount of accumulated but unpaid dividends compounded and accumulated on such share as a result of Series B Preferred Dividends.
Dividends. No dividends shall be paid on any shares of Series B Preferred Stock unless as, if and when declared by the Board. Except as set forth in the Certificate, dividends accumulate for each Dividend Period with respect to each share, or fraction of a share, of Series B Preferred Stock at the Accumulated Dividend Rate on the Stated Value per whole share (or fraction thereof with respect to fractional shares) and will increase the Stated Value of such share of Series B Preferred Stock on and effective as of the applicable Dividend Date without any further action by the Board (the “Series B Preferred Accumulated Dividend”); provided, that, to the extent not prohibited by applicable law, and only as, if and when declared by the Board, dividends will be declared and paid in cash with respect to each share, or fraction of a share, of Series B Preferred Stock at the Cash Dividend Rate on the Stated Value per whole share (or fraction thereof with respect to fractional shares) and will be payable in cash quarterly in arrears on the applicable Dividend Date (the “Series B Preferred Cash Dividend” and together with the Series B Preferred Accumulated Dividend, the “Series B Preferred Dividend”).
•“Dividend Period” means the period from the applicable issue date to the first applicable Dividend Date, and each quarterly period thereafter.
•“Dividend Date” means to the extent that any shares of Series B Preferred Stock are then outstanding, each of March 31, June 30, September 30 and December 31 or, to the extent any of the foregoing is not a Business Day, the first Business Day following such date. A “Business Day” means any day except a

Saturday, a Sunday or other day on which the SEC or banking institutions in New York, New York are authorized or required by law, regulation or executive order to be closed.
•“Accumulated Dividend Rate” means, in the case of Series B-1 Preferred Stock, 18% per annum from and including the date of the closing of the original issuance of Series B Preferred Stock until the date of the closing of the original issuance of Series B-3 Preferred Stock and 15% per annum thereafter, in the case of Series B-2 Preferred Stock, 18% per annum from and including the date of the closing of the original issuance of Series B-2 Preferred Stock until the date of the closing of the original issuance of Series B-3 Preferred Stock and 15% per annum thereafter, and in the case of Series B-3 Preferred Stock, 15% per annum; provided, that, from and after the occurrence of any Non-Payment Event or Default Event and until the cure, resolution or waiver of such Non-Payment Event or Default Event, as the case may be, the Accumulated Dividend Rate shall be the Accumulated Dividend Rate as otherwise determined pursuant to this definition plus 2% per annum. A “Non-Payment Event” means failure of the Company to redeem any shares of Series B Preferred Stock as and when required in accordance with the Certificate, in either case which is not cured within five (5) days after written notice from Ares after such default. A “Default Event” means any material breach by the Company of its obligations under this Certificate, other than a Non-Payment Event, which, if curable, is not cured on or prior to the 30th day after receipt of written notice from Ares after such default.
•“Cash Dividend Rate” means with respect to any Dividend Period for which the Total Net Leverage Ratio is greater than 1.50 to 1.00, 13.5% per annum, and (ii) with respect to any Dividend Period for which the Total Net Leverage Ratio is less than or equal to 1.50 to 1.00, 12% per annum. The “Total Net Leverage Ratio” means, with respect to any Dividend Period, the “Total Net Leverage Ratio” (as defined under the Third A&R Credit Agreement), calculated as of the date of the most recently provided compliance certificate under the Third A&R Credit Agreement as of the beginning of such Dividend Period.
Other than as permitted pursuant to the Certificate, any Series B Preferred Cash Dividend shall be paid prior and in preference to dividends or distributions on shares of Common Stock and any shares of other Junior Stock, pari passu with and on a Pro Rata Dividend Basis with any other shares of Series B Preferred Stock and pari passu with any shares of any other Parity Stock (to the extent such Parity Stock is such because it ranks on a par with the Series B Preferred Stock as to dividends). Commencing on the applicable issue date, the applicable Series B Preferred Dividend shall accumulate daily on the basis of a 360-day year consisting of twelve 30-day periods on the Stated Value of each share of Series B Preferred Stock (as such Stated Value may be increased by any Series B Preferred Accumulated Dividends and the amount of Series B Preferred Dividends accumulated on the Series B Preferred Stock for any period other than a full Dividend Period shall be computed on the basis of the actual number of days elapsed during the period over a 360-day year.

Until the Series B Preferred Stock is redeemed (the “Dividend Cessation Date”), neither the Company nor any of its subsidiaries shall declare, pay or set aside any dividends on shares of any other class or series of capital stock of the Company or any of its subsidiaries, other than (i) dividends payable on (A) Senior Stock, (B) the Series B Preferred Stock under their respective certificates, (C) other Parity Stock except in accordance with the Certificates and (D) Junior Stock payable solely in the form of additional shares of Junior Stock, and (ii) dividends or distributions by a subsidiary; provided that the Company may pay cash dividends on the Series A Preferred Stock (“Class A Cash Dividends”) if permitted by the terms of the Certificates and either (x) no dividends have accumulated on any shares of Series B Preferred Stock prior to or on the date such dividend is paid on the Series A Preferred Stock or (y) as of the date such dividend is paid on the Series A Preferred Stock, the Company has redeemed, in accordance with the Series B Certificates, shares of Series B Preferred Stock having a Stated Value that has been increased as a result of all Series B Preferred Accumulated Dividends that have accumulated since the applicable amendment or issue of the Series B Preferred Stock in respect of shares of Series B Preferred Stock outstanding as of such date and the Company has paid a Series B Preferred Cash Dividend for such dividend period with respect to any shares of Series B Preferred Stock that remain outstanding.
Holders who exercise their Subscription Rights and receive shares of Series B-3 Preferred Stock will receive a partial dividend with respect to the dividend period ended March 31, 2020, computed on the basis of the actual number of days elapsed during the period during which the Series B-3 Preferred Stock issued in the Rights Offering was outstanding over a 360-day year.

Liquidation Event. Subject to the rights of the holders of any Senior Stock or Parity Stock in connection therewith, upon any Liquidation Event (as defined below), each holder of Series B Preferred Stock shall be entitled to be paid, out of the assets of the Company legally available therefor, before any distribution or payment out of the assets of the Company may be made to or set aside for the holders of any Junior Stock in connection with such Liquidation Event, an amount per share of Series B Preferred Stock held by such holder equal to the sum of (i) the Stated Value plus (ii) all accumulated and unpaid dividends, if any, with respect to such share calculated through the day prior to such payment.
•A “Liquidation Event” means (i) effecting any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, (ii) any voluntary or involuntary filing for bankruptcy, insolvency, receivership or any similar proceedings by or against the Company or any of its subsidiaries that holds, directly or indirectly, all or substantially all of the assets of the Company and its subsidiaries on a consolidated basis, (iii) a receiver or trustee is appointed for all or substantially all of the assets of the Company and its subsidiaries on a consolidated basis or (iv) the Company or any subsidiary of the Company that owns all or substantially all of the assets of the Company and its subsidiaries on a consolidated basis makes an assignment for the benefit of its creditors.
Voting Rights. Other than any voting rights provided by applicable law or as expressly provided by the Series B Certificates, the holders of the Series B Preferred Stock (in their capacities as such) do not have voting rights of shareholders under the Series B Certificates, the Certificate of Incorporation, the Bylaws and the Securities Act, on account of the shares of Series B Preferred Stock from time to time held by such holders.

As If Converted Voting. From and after such time as the Conversion Conditions are satisfied, on each matter submitted to a vote of the stockholders of the Company other than the election of directors, the shares of Series B Preferred Stock shall vote with the Common Stock as a single class. Each share of Series B Preferred Stock shall have a number of votes equal to the number of shares of Common Stock that such share of Series B Preferred Stock would have been converted into pursuant to conversion upon failure to redeem as of the record date for the applicable vote of stockholders (without giving effect to the Conversion Floor (as hereinafter defined)), with such record date being deemed to be the Conversion Date (as defined below); provided, that, for so long as the Company is subject to the NASDAQ Marketplace Rules, for purposes of any shareholder approvals required pursuant to Nasdaq Marketplace Rule 5635(a), (b), (c) and (d) as in effect on the date hereof, each share of Series B Preferred Stock shall have a number of votes determined by dividing (i) the Stated Value plus, without duplication, accrued and unpaid dividends as of the record date for the applicable vote of stockholders by (ii) the greater of (a) the VWAP per share of Common Stock for the 30 consecutive trading days ending on the trading day immediately prior to the record date for the applicable vote of stockholders and (b) $2.83 (equitably adjusted for any stock dividend (including any dividend of securities convertible into or exchangeable for Series B Preferred Stock or Common Stock), stock split (including a reverse stock split), stock combination, reclassification or similar transaction).

•“Conversion Conditions” means satisfaction of the following conditions: both (x) the holders of the Company’s capital stock entitled to vote on such matters shall have approved the issuance of the Common Stock upon conversion of the Series B Preferred Stock in compliance with Nasdaq Marketplace Rule 5635, and (y) at least sixty days shall have elapsed following the Mandatory Redemption Date (as defined below).
Consent Rights. Until the Dividend Cessation Date of all Series B Preferred Stock, the Company shall not, and shall cause its subsidiaries not to, directly or indirectly (whether by merger, consolidation, amendment of the Series B Certificates or otherwise), without the prior written approval of Ares:

•create, or authorize the creation of, or issue or obligate itself to issue any shares of, (A) Senior Stock, (B) other than pursuant to the Preferred Exchange Agreement or the Rights Offering, Parity Stock (including any Series B Preferred Stock), (C) any capital stock that votes as a single class with the Series B Preferred Stock on any of the matters which require the consent of the holders of a majority of the Series B Preferred Stock, or (D) any capital stock of a Subsidiary of the Company, other than issuances by a wholly owned subsidiary of the Company to the Company;

•reclassify, alter or amend any capital stock of the Company or its subsidiaries if such reclassification, alteration or amendment would render such other capital stock senior to or pari passu with the Series B Preferred Stock in respect of the distribution of assets on the liquidation, dissolution or winding up of the Company or the payment of dividends;
•enter into any agreement with respect to, or consummate, any merger, consolidation or similar transaction with any other person pursuant to which the Company or such subsidiary would not be the surviving entity in such transaction, if as a result of such transaction, any capital stock or equity or equity-linked securities of such person would rank senior to or pari passu with the Series B Preferred Stock as to the payment of dividends or in the distribution of assets in the event of any voluntary or involuntary liquidation, dissolution or winding up of the surviving entity or such subsidiary;
•assume, incur or guarantee, or authorize the creation, assumption, incurrence or guarantee of, any indebtedness for borrowed money (specifically excluding letters of credit, performance or payment bonds, and capitalized lease obligations) if, after taking into account such assumption, incurrence or guarantee of such indebtedness for borrowed money, the aggregate outstanding amount of such indebtedness for borrowed money of the Company and its subsidiaries would exceed $5,000,000 on a consolidated basis, other than any indebtedness for borrowed money under the Third A&R Credit Agreement (or any refinancing thereof) in a principal amount not to exceed the specified debt limit;
•authorize or consummate any Change of Control (as defined in the Series B Certificates) or Liquidation Event unless on or prior to the consummation of such Change of Control or Liquidation Event, all shares of Series B Preferred Stock will be redeemed, paid or purchased in full at the price specified in this Series B Certificates, as applicable;
•alter, amend, supplement, restate, waive or otherwise modify any provision of the Series B Certificates or any other governing document of the Company (including the Certificate of Incorporation, Bylaws and any other certificate of designations) in a manner that would reasonably be expected to be materially adverse to the rights or obligations of the holders of the Series B Preferred Stock; provided that any amendments that are either (i) adversely disproportionate to holders of the any series of Series B Preferred Stock as compared to other holders of the other Series B Preferred Stock or (ii) adversely affect the definition of Cash Dividend Rate or Accumulated Dividend Rate or the redemption required by the Series B Certificates shall require the prior written approval of each adversely affected holder of Series B Preferred Stock;
•alter, amend, supplement, restate, waive or otherwise modify or enter into any governing document of the Company or any other document to which the Company is or will be party or by which it or any of its property is or will be bound in a manner that is reasonably expected to be adverse to the rights of the holders of the Series B-1 Preferred Stock or the holders of the Series B-2 Preferred Stock to appoint a Series B Director;
•at any time when the Company is prohibited from making Class A Cash Dividends, utilize the restricted payment basket set forth in the Third A&R Credit Agreement for any purpose other than making a Series B Preferred Cash Dividends or redeeming, repurchasing or otherwise retiring Series B Preferred Stock, provided that any dividends paid in respect of each share of Series B Preferred Stock shall be made on a pro rata basis and any redemptions, repurchases or other retirements of shares of Series B Preferred Stock shall comply with the respective Series B Certificates;
•enter into any amendment to the Third A&R Credit Agreement (including an amendment and restatement or refinancing) that materially and adversely affects the ability of the Company to make cash dividend payments, liquidation payments or redemption payments;
•increase the size of the Board;
•conduct any business or enter into or conduct any transaction or series of transactions with, or for the benefit of, any affiliate of the Company (other than transactions with or among wholly-owned subsidiaries of the Company) other than (A) compensation of members of the Board and officers, in their capacity as such, as approved by the Board, (B) payments of dividends on and redemption or repurchase of Series A Preferred Stock or Series B Preferred Stock, (C) actions taken pursuant to any agreement with an affiliate in effect as of the amendment date or issue date or (D) transactions with portfolio companies of affiliates of the Company, including portfolio companies or subsidiaries of any parent company of any affiliate (including, with respect to Oaktree, Brookfield Asset Management, Inc.), in the ordinary course of business on arms-length terms;

•enter into any transaction, contract, agreement or series of related transactions, contracts or agreements with respect to the provision of services to customers involving aggregate consideration in excess of $175,000,000 in the case of the Issuer’s operations involved in the provision of rail infrastructure services or in case of other operations, in excess of $125,000,000;
•the Company shall not, and shall cause its Subsidiaries (other than SAIIA Holdings, LLC (“SAIIA”) and Subsidiaries of SAIIA) not to, directly or indirectly (whether by merger, consolidation, amendment of this Series B Certificates or otherwise), without the prior written approval of Ares:
•enter into any agreement with respect to, or consummate, any merger, consolidation or similar transaction with SAIIA or any of its subsidiaries;
•assume, incur or guarantee, or authorize the creation, assumption, incurrence or guarantee of, any Indebtedness (as defined in the Third A&R Credit Agreement) or other obligations or liabilities of (including the assumption of any joint and several liabilities), by, or for the benefit of SAIIA or any of its subsidiaries, other than Permitted Investments (as defined below);
•create, incur, assume or permit to exist any lien upon or with respect to any property or assets (whether now owned or hereafter acquired) for the benefit of SAIIA or any of its subsidiaries or securing any obligations of SAIIA or any of its subsidiaries, other than Permitted Investments;
•consummate any sale, lease, transfer, issuance or other disposition (or series of related sales, leases, transfers, issuances or dispositions), including any disposition by means of a merger, consolidation or similar transaction, of any shares of Capital Stock of a Subsidiary or any other assets of the Company or any Subsidiary to SAIIA or any of its Subsidiaries, other than Permitted Investments; or
•make any advance, loan, extension of credit (by way of guarantee or otherwise) or capital contribution to, or purchase any capital stock, bonds, notes, debentures or other debt securities of, SAIIA or any of its subsidiaries (collectively, the “Investments”), except (x) in connection with intercompany services in the ordinary course of business and consistent with past practice, including services in connection with payroll, cash management, cash pooling, tax management and working capital management, (y) Investments and any other transaction described in the three items above that in the aggregate do not to exceed in any fiscal year, $10,000,000 plus the actual cash dividends or other distributions in respect of capital stock received by the Company and its subsidiaries (other than SAIIA and its subsidiaries) from SAIIA and its subsidiaries and (z) joint and several obligations of SAIIA and its subsidiaries with the Company and its subsidiaries with respect to (A) the Third A&R Credit Agreement (including any refinancing thereof in compliance with these provisions) and (B) surety bonds, in each case other than in connection with indebtedness, letters or credit, or surety bonds incurred for the benefit of SAIIA and its subsidiaries subsequent to the date of this Agreement (collectively, “Permitted Investments”).

Optional Redemption. The Company may, at any time and from time to time, redeem all or any portion of the any series of Series B Preferred Stock then outstanding at the Optional Redemption Price per share; provided, that any redemption of less than all of the such series of Series B Preferred Stock outstanding shall be on a pro rata basis among the holders of the series of Series B Preferred Stock in accordance with the number of shares of Series B-3 Preferred Stock then held by such holders.
•The Optional Redemption Price is a price per share of Series B Preferred Stock in cash equal to the greater of (i) the Stated Value thereof plus all accrued and unpaid dividends thereon since the immediately preceding Dividend Date calculated through the day prior to such redemption and (ii) $1,500, plus all accrued and unpaid dividends thereon since the immediately preceding Dividend Date calculated through the day prior to such redemption, minus the amount of any Series B-3 Preferred Cash Dividends actually paid on such share of Series B-3 Preferred Stock since the applicable amendment or issue date of the Series B Preferred Stock.
Mandatory Redemption. On February 15, 2025, the Company shall redeem all shares of Series B Preferred Stock then outstanding at the Mandatory Redemption price per share. The Mandatory Redemption price per share equals a price per share of Series B Preferred Stock in cash equal to the Stated Value thereof plus all accumulated and unpaid dividends thereon calculated through the day prior to such redemption.

If the Company does not redeem all shares of Series B Preferred Stock outstanding within sixty (60) days from the Mandatory Redemption Date, then during the period from the sixtieth (60th) day following the Mandatory Redemption Date until the date upon which all shares of Series B-3 Preferred Stock then outstanding are redeemed in full,

•to the fullest extent permitted by applicable law, the Board shall owe a fiduciary duty to all holders of Series B Preferred Stock and accordingly, shall owe the same fiduciary duties to holders of Series B Preferred Stock and the holders of the Common Stock as if the Series B Preferred Stock and the Common Stock comprise a single class of common stock of the Company;
•the size of the Board shall be increased such that holders of Series B Preferred Stock shall, so long as any shares of Series B Preferred Stock remain outstanding, at all times have the right to designate and appoint (and the corresponding right to remove and fill vacancies respecting) a majority of the members of the Board (including any committees thereof) acting by a vote of a majority of shares of the Series B Preferred Stock voting together as a class; provided that, for so long as the Company is subject to the NASDAQ Marketplace Rules, the holders of Series B Preferred Stock shall only have such rights if on an as-converted basis calculated in accordance with conversion rates of the Series B Certificates (without giving effect to the Conversion Floor), the holders of Series B Preferred Stock and their affiliates “beneficially own” (within the meaning of Rule 13d-3 under the Exchange Act) greater than 50% of the voting power of the Common Stock and the Series B Preferred Stock voting as a single class; and
•the Accumulated Dividend Rate and the Cash Dividend Rate shall each be increased to a rate of 25% per annum on the Series B Preferred Stock until the redemption in full of all of the Series B Preferred Stock in accordance with the terms of the Series B Certificates.
Redemption in Connection with Certain Events. Subject to compliance with the terms of the Third A&R Credit Agreement, the Company is required to redeem all of the Series B Preferred Stock as a condition to the consummation of a Change in Control at the Optional Redemption Price, as well as use the net cash proceeds from any Qualifying Equity Sale or Significant Disposition to redeem the maximum number of shares of Series B Preferred Stock, on a pro rata basis, at the Optional Redemption Price that are redeemable from the net cash proceeds from such Qualifying Equity Sale or Significant Disposition.

•A “Change of Control” means any (a) direct or indirect acquisition (whether by a purchase, sale, transfer, exchange, issuance, merger, consolidation or other business combination) of shares of capital stock or other securities, in a single transaction or series of related transactions, (b) merger, consolidation or other business combination directly or indirectly involving the Company (c) reorganization, equity recapitalization, liquidation or dissolution directly or indirectly involving the Company, in each case for clauses (a) - (c) which results in any one person, or more than one person that are affiliates or that are acting as a group, other than a permitted holder, acquiring direct or indirect ownership of equity securities of the Company which, together with the equity securities held by such person, such person and its affiliates or such group, constitutes more than 50% of the total direct or indirect voting power of the equity securities of the Company, taken as a whole, or (d) direct or indirect sale, lease, exchange, transfer or other disposition, in a single transaction or series of related transactions, of assets or businesses that constitute or represent all or substantially all of the consolidated assets of the Company and its subsidiaries, taken as a whole, to a person other than the Company, any of its subsidiaries, or a permitted holder; provided, that no Change of Control shall be deemed to have occurred pursuant to clause (a) due to the acquisition of shares of Common Stock by Oaktree or its affiliates upon (x) the conversion of shares of Series A Preferred Stock held by Oaktree or its affiliates on the date hereof into shares of Common Stock, (y) pursuant to Section 3.6 of the Merger Agreement or (z) the exercise of any warrants. For the avoidance of doubt, a Change of Control shall be deemed to have occurred if Oaktree acting alone or in a group (as defined in Section 13(d)(3) of the Exchange Act)) with any Person (other than another Permitted Holder) consummates a merger, acquisition or similar transaction with the Company or any of its Subsidiaries.
•A “Qualifying Equity Sale” means the sale by the Company or any of its subsidiaries of any capital stock of the Company or such subsidiary, including the sale of such capital stock upon the cash exercise of any warrants issued by the Company; provided that “Qualifying Equity Sale” shall not include (i) sales of any Common Stock of the Company or derivatives thereof (such as options) to management, consultants or directors of the Company or any of its subsidiaries pursuant to a stock incentive plan approved by the Board, (ii) sales of capital stock to the extent the proceeds thereof are used to maintain the Company’s solvency (as reasonably determined by the Board as of the date of issuance) or to avoid a default under any bona-fide credit agreement to which the Company or any of its subsidiaries are subject (e.g., an equity cure) with any lender, (iii) issuances of capital stock of the Company to any person as consideration for any bona-fide acquisition by the Company or any of its subsidiaries approved by the Board (including any Board member nominated by Ares) and the primary purpose of which is not to obtain financing, (iv) issuance of capital stock pursuant to the Third Equity Commitment Agreement, the Preferred Exchange Agreement or the Rights Offering or (v) issuance of Common Stock upon exercise of outstanding options or warrants or conversion of convertible securities.
•A “Significant Disposition” means any direct or indirect sale, lease, license, exchange, mortgage, transfer or other disposition, in a single transaction or series of related transactions, of any assets or businesses of the Company and/or its subsidiaries outside the ordinary course of business for which the Company and/or its subsidiaries receives consideration having a value in excess of $5,000,000.
Conversion into Common Stock in Connection with Certain Events. If the Conversion Conditions are satisfied, a majority of the holders of the Company’s Series B Preferred Stock can elect to convert the Series B Preferred Stock into shares of the Company’s Common Stock. Each holder of Series B Preferred Stock will be issued a number of shares of Common Stock determined by dividing (i) the Stated Value plus, without duplication, accrued and unpaid dividends as of the Conversion Date for the share(s) of Series B Preferred Stock to be converted by (ii) the VWAP per share of Common Stock for the 30 consecutive trading days ending on the trading day immediately prior to the Conversion Date; provided, that, for so long as the Company is subject to the NASDAQ Marketplace Rules, clause (ii) shall equal the greater of (a) the VWAP per share of Common Stock for the 30 consecutive trading days ending on the trading day immediately prior to the Conversion Date and (b) $0.28 (equitably adjusted for any stock dividend (including any dividend of securities convertible into or exchangeable for Series B Preferred Stock or Common Stock), stock split (including a reverse stock split), stock combination, reclassification or similar transaction) (such amount in this clause (b) as so adjusted, the “Conversion Floor”).

Board Designation Rights. The Series B-1 Certificate and Series B-2 Certificate, but not the Series B-3 Certificate, provide Ares with a right to designate directors to our Board as follows.
•From and after the initial issuance of the Series B-1 Preferred Stock, and for so long as Ares and its Affiliates holds at least 50% of the Series B-1 Preferred Stock issued to Ares on such date, the Series B-1 Preferred Stock shall have the right to designate and appoint the First Series B Director. Ares shall have the exclusive right to designate and appoint or replace, either in writing without a meeting or by vote at any meeting called for such purpose, the First Series B Director. Upon Ares and its Affiliates no longer holding at least 50% of the Series B-1 Preferred Stock issued to Ares on the initial closing date, the term of the First Series B Director will end and the First Series B Director immediately shall cease to be a director.
•From and after September 13, 2019, and for so long as Ares and its Affiliates holds at least 50% of the Series B-2 Preferred Stock issued to Ares on the initial closing date of the Series B-2 Preferred stock, the Series B-2 Preferred Stock shall have the right to designate and appoint a Second Series B Director. Ares shall have the exclusive right to designate and appoint or replace, either in writing without a meeting or by vote at any meeting called for such purpose, the Second Series B Director. Upon Ares and its Affiliates no longer holding at least 50% of the Series B-2 Preferred Stock issued to Ares on the initial issuance date of the Series B-2 Preferred Stock, the term of the Second Series B Director will end and the Second Series B Director immediately shall cease to be a director.

The Company has entered into an Waiver and Consent Agreement (the “Waiver Agreement”), between the Company and Ares Management LLC, on behalf of its affiliated funds, investment vehicles and/or managed accounts (“Ares”), dated November 4, 2020, pursuant to which Ares has agreed to designate only one director to the Board for so long as: (i) the size of the Board is comprised of nine (9) or fewer individuals, (ii) at least five (5) of the directors on the Board qualify as independent directors, (iii) Ares is entitled to appoint a director under each of the certificate of designation for the Series B-1 Preferred Stock and Series B-2 Preferred Stock, (iv) each of the stockholders of the Company (and their affiliates) with specific board designation rights as of the date of the Waiver

Agreement (other than Ares and its affiliates) is entitled to appoint no more than one director to the Board, and (v) no other stockholder of the Company (other than the stockholders of the Company as of the date of the Waiver Agreement or their affiliates) is entitled to appoint any directors to the Board. If at any time the conditions set forth above are no longer met, the Waiver Agreement automatically terminates.

Certain Anti-Takeover Provisions of Delaware Law, the Company’s Certificate of Incorporation and Bylaws

Delaware General Corporation Law Section 203. We are subject to a provision in our Certificate of Incorporation that is substantially similar to Section 203 of the DGCL, but excludes our stockholders M III Sponsor I LLC, M III Sponsor I LP, Oaktree Capital Management, L.P., Infrastructure and Energy Alternatives, LLC and each of their successors and affiliates and each of their respective transferees from the definition of “interested stockholder.” Section 203 (and the substantially similar provision contained in our Certificate of Incorporation) prevents certain Delaware corporations, under certain circumstances, from engaging in a “business combination” with:

•a stockholder who owns fifteen percent (15%) or more of our outstanding voting stock (otherwise known as an “interested stockholder”);
•an affiliate of an interested stockholder; or
•an associate of an interested stockholder, for three years following the date that the stockholder became an interested stockholder.

A “business combination” includes a merger or sale of more than ten percent (10%) of our assets. However, the above provisions of Section 203 do not apply if:

•our Board approves the transaction that made the stockholder an “interested stockholder,” prior to the date of the transaction;
•after the completion of the transaction that resulted in the stockholder becoming an interested stockholder, that stockholder owned at least eighty-five percent (85%) of our voting stock outstanding at the time the transaction commenced, other than statutorily excluded shares of Common Stock; or
•on or subsequent to the date of the transaction, the business combination is approved by our Board and authorized at a meeting of our stockholders, and not by written consent, by an affirmative vote of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

Classification of Board. Our Certificate of Incorporation provides that our Board is classified into three classes of directors. The members of each class serve for a three-year term. The terms are staggered, so that each year the term of only one of the classes expires. Staggering directors’ terms makes it more difficult for a potential acquirer to seize control of us through a proxy contest, even if the acquirer controls a majority of our stock, because only one-third of the directors stands for election in any one year.

Change in Number of Directors. In addition, our Certificate of Incorporation does not provide for cumulative voting in the election of directors. Subject to the terms of the Third A&R Investor Rights Agreement, our Board is empowered to elect a director to fill a vacancy created by the expansion of the Board or the resignation, death, or removal of a director in certain circumstances. Our Certificate of Incorporation provides that the authorized number of directors may be changed only by a resolution adopted by the Board.

Amendment Requirements. Our Certificate of Incorporation requires the approval by affirmative vote of the holders of at least two-thirds of the Common Stock to make any amendment to key provisions of our Certificate of Incorporation or Bylaws (and with respect to our Bylaws, 80% in some cases).

Future Issuances of Stock. Our authorized but unissued Common Stock and Preferred Stock are available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved Common Stock and Preferred Stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Special Meeting of Stockholders. Our Bylaws provide that special meetings of our stockholders may be called only by (i) the chairman of our Board, (ii) our Chief Executive Officer, (iii) a majority of our Board, or (iv) directors designated by M III Sponsor or Oaktree subject to certain conditions. Further, our Certificate of Incorporation has a prohibition on stockholder action by written consent, which forces stockholder action to be taken at an annual or special meeting of our stockholders.
Advance Notice Requirements for Stockholder Proposals and Director Nominations. Our Bylaws provide that stockholders seeking to bring business before our annual meeting of stockholders, or to nominate candidates for election as directors at our annual meeting of stockholders must provide timely notice of their intent in writing. To be timely, a stockholder’s notice will need to be received by the secretary at our principal executive offices not later than the close of business on the 90th day nor earlier than the opening of business on the 120th day prior to the scheduled date of the annual meeting of stockholders.
If our annual meeting is called for a date that is not within 45 days before or after such anniversary date, a stockholder’s notice will need to be received no earlier than the opening of business on the 120th day before the meeting and not later than the later of (x) the close of business on the 90th day before the meeting or (y) the close of business on the 10th day following the day on which we first publicly announce the date of the annual meeting.

Our Bylaws also specify certain requirements as to the form and content of a stockholder’s notice for an annual meeting. Specifically, a stockholder’s notice must include:

•a brief description of the business desired to be brought before the annual meeting, the text of the proposal or business and the reasons for conducting such business at the annual meeting;
•the name and record address of such stockholder and the name and address of the beneficial owner, if any, on whose behalf the proposal is made;
•the class or series and number of shares of our capital stock owned beneficially and of record by such stockholder and by the beneficial owner, if any, on whose behalf the proposal is made;
•a description of all arrangements or understandings between such stockholder and the beneficial owner, if any, on whose behalf the proposal is made and any other person or persons (including their names) in connection with the proposal of such business by such stockholder;
•any material interest of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made in such business; and
•a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before such meeting.

These notice requirements will be deemed satisfied by a stockholder as to any proposal (other than nominations) if the stockholder has notified us of such stockholder’s intention to present such proposal at an annual meeting in compliance with Rule 14a-8 of the Exchange Act, and such stockholder has complied with the requirements of such rule for inclusion of such proposal in the proxy statement we prepare to solicit proxies for such annual meeting. Pursuant to Rule 14a-8 of the Exchange Act, proposals seeking inclusion in our annual proxy statement must comply with the notice periods contained therein. The foregoing provisions may limit our stockholders’ ability to bring matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders.

Limitation of Liability and Indemnification. Our Certificate of Incorporation provides that our officers and directors will be indemnified by us to the fullest extent authorized by Delaware law, as it now exists or may in the future be amended. In addition, our Certificate of Incorporation provides that our directors will not be personally liable for monetary damages to us for breaches of their fiduciary duty as directors, except to the extent such exemption from liability or limitation thereof is not permitted by the DGCL. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable

Our Bylaws also permit us to maintain insurance on behalf of any officer, director or employee for any liability arising out of his or her actions, regardless of whether Delaware law would permit such indemnification. We have purchased a policy of directors’ and officers’ liability insurance that insures our officers and directors against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify our officers and directors.
We have also entered into agreements with our officers and directors to provide contractual indemnification in addition to the indemnification provided for in our current Certificate of Incorporation and under Delaware law. The indemnification agreements require us, among other things, to indemnify our directors and officers against certain liabilities that may arise by reason of their status or service as directors and officers and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified.

These provisions may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against officers and directors, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against officers and directors pursuant to these indemnification provisions.

We believe that these provisions and, the insurance and the indemnity agreements are necessary to attract and retain talented and experienced officers and directors.

Market

Our Common Stock is listed on the NASDAQ Capital Market under the symbol IEA.

Our Transfer Agent

The transfer agent for our Common Stock is Continental Stock Transfer & Trust Company (“Continental”). We have agreed to indemnify Continental Stock Transfer & Trust Company in its roles as transfer agent and warrant agent, its agents and each of its stockholders, directors, officers and employees against all claims and losses that may arise out of acts performed or omitted in that capacity, except for any liability due to any gross negligence or intentional misconduct of the indemnified person or entity.

DESCRIPTION OF DEBT SECURITIES

The debt securities will be either our senior debt securities (“Senior Debt Securities”) or our subordinated debt securities (“Subordinated Debt Securities”). The Senior Debt Securities and the Subordinated Debt Securities will be issued under separate indentures among us, the Subsidiary Guarantors of such debt securities, if applicable, and a trustee to be determined (the “Trustee”). Senior Debt Securities will be issued under a “Senior Indenture” and Subordinated Debt Securities will be issued under a “Subordinated Indenture.” Together, the Senior Indenture and the Subordinated Indenture are called “Indentures.”

The debt securities may be issued from time to time in one or more series. The particular terms of each series that are offered by a prospectus supplement will be described in the prospectus supplement.

The rights of Infrastructure and Energy Alternatives, Inc. and our creditors, including holders of the debt securities, to participate in the assets of our subsidiaries (other than the Subsidiary Guarantors of such securities, if applicable), upon the latter’s liquidation or reorganization, will be subject to the prior claims of the subsidiary’s creditors, except to the extent that we may ourself be a creditor with recognized claims against such subsidiary.

We have summarized selected provisions of the Indentures below. The summary is not complete. The form of each Indenture has been filed with the SEC as an exhibit to the registration statement of which this prospectus is a part, and you should read the Indentures for provisions that may be important to you. Capitalized terms used in the summary have the meanings specified in the Indentures.

General

The Indentures provide that debt securities in separate series may be issued thereunder from time to time without limitation as to aggregate principal amount. We may specify a maximum aggregate principal amount for debt securities of any series. We will determine the terms and conditions of the debt securities, including the maturity, principal and interest, but those terms must be consistent with the Indenture. The debt securities will be our unsecured obligations. If the prospectus supplement so indicates, the debt securities will be convertible into our Common Stock.

The Subordinated Debt Securities will be subordinated in right of payment to the prior payment in full of all of our senior debt as described in the prospectus supplement applicable to any Subordinated Debt Securities.

If specified in the prospectus supplement respecting a particular series of debt securities, the Subsidiary Guarantors will fully and unconditionally guarantee (the “Subsidiary Guarantees”) that or may be a co-issuer of that series, in each case as described in the prospectus supplement. Each Subsidiary Guarantee will be an unsecured obligation of the Subsidiary Guarantor. A Subsidiary Guarantee of Subordinated Debt Securities will be subordinated to the senior debt of the Subsidiary Guarantor on the same basis as the Subordinated Debt Securities are subordinated to our senior debt.

The applicable prospectus supplement will set forth the price or prices at which the debt securities to be issued will be offered for sale and will describe the following terms of such debt securities:

•the title of the debt securities;
•whether the debt securities are Senior Debt Securities or Subordinated Debt Securities and, if Subordinated debt securities, the related subordination terms;
•whether the Subsidiary Guarantors will provide a Subsidiary Guarantee of the debt securities;
•any limit on the aggregate principal amount of the debt securities;
•each date on which the principal of the debt securities will be payable;
•the interest rate that the debt securities will bear and the interest payment dates for the debt securities;
•each place where payments on the debt securities will be payable;
•any terms upon which the debt securities may be redeemed, in whole or in part, at our option;

•any sinking fund or other provisions that would obligate us to redeem or otherwise repurchase the debt securities;
•the portion of the principal amount, if less than all, of the debt securities that will be payable upon declaration of acceleration of the maturity of the debt securities;
•whether the debt securities are defeasible;
•any addition to or change in the events of default;
•whether the debt securities are convertible into our Common Stock and, if so, the terms and conditions upon which conversion will be effected, including the initial conversion price or conversion rate and any adjustments thereto and the conversion period;
•any addition to or change in the covenants in the Indenture applicable to the debt securities; and
•any other terms of the debt securities s not inconsistent with the provisions of the Indenture.

debt securities, including any debt securities that provide for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the maturity thereof (“Original Issue Discount Securities”), may be sold at a substantial discount below their principal amount. Special United States federal income tax considerations applicable to debt securities sold at an original issue discount may be described in the applicable prospectus supplement. In addition, special United States federal income tax or other considerations applicable to any debt securities that are denominated in a currency or currency unit other than United States dollars may be described in the applicable prospectus supplement.

Global Securities

Some or all of the debt securities of any series may be represented, in whole or in part, by one or more debt securities that will have an aggregate principal amount equal to that of the debt securities they represent. Each Global Security will be registered in the name of a Depositary or its nominee identified in the applicable prospectus supplement, will be deposited with such Depositary or nominee or its custodian and will bear a legend regarding the restrictions on exchanges and registration of transfer thereof referred to below and any such other matters as may be provided for pursuant to the applicable Indenture.

Governing Law

The Indentures and the debt securities will be governed by, and construed in accordance with, the law of the State of New York.

The Trustee

We will enter into the Indentures with a Trustee that is qualified to act under the Trust Indenture Act of 1939, as amended, and with any other Trustees chosen by us and appointed in a supplemental indenture for a particular series of debt securities. We may maintain a banking relationship in the ordinary course of business with our Trustee and one or more of its affiliates.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of Common Stock, Preferred Stock, debt securities, units or rights, in one or more series. We may issue warrants independently or together with Common Stock, Preferred Stock, and debt securities, units or rights, and the warrants may be attached to or separate from these securities. In this prospectus, we have summarized certain general features of the warrants. We urge you, however, to read the applicable prospectus supplement (and any free writing prospectus that we may authorize to be provided to you) related to the particular series of warrants being offered, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants. Each issue of warrants will be the subject of a warrant agreement which will contain the terms of the warrants. We will distribute a prospectus supplement with regard to each issue of warrants. Each prospectus supplement will describe, as to the warrants to which it relates:

•the securities which may be purchased by exercising the warrants (which may be Common Stock, Preferred Stock, depositary shares, debt securities or units consisting of two or more of those types of securities);
•the exercise price of the warrants (which may be wholly or partly payable in cash or wholly or partly payable with other types of consideration);
•the period during which the warrants may be exercised;
•any provision adjusting the securities which may be purchased on exercise of the warrants and the exercise price of the warrants in order to prevent dilution or otherwise;
•the place or places where warrants can be presented for exercise or for registration of transfer or exchange; and
•any other material terms of the warrants.

We will evidence each series of warrants by warrant certificates that we will issue. Warrants may be issued under an applicable warrant agreement that we enter into with a warrant agent. We will indicate the name and address of the warrant agent, if applicable, in the prospectus supplement relating to the particular series of warrants being offered.

The descriptions of the warrant agreements in this prospectus and in any prospectus supplement are summaries of the applicable provisions of the applicable agreements. These descriptions do not restate those agreements in their entirety and do not contain all of the information that you may find useful. We urge you to read the applicable agreements because they, and not the summaries, define your rights as holders of the warrants or any warrant units. For more information, please review the form of the relevant agreements, which will be filed with the SEC promptly after the offering of the warrants or warrant units and will be available as described in the heading “Where You Can Find More Information” below.

Outstanding Warrants

As of December 16, 2020 there are 24,722,067 warrants outstanding, consisting of (collectively, the “Warrants”):

•15,000,000 warrants exercisable for 7,500,000 shares of Common Stock originally sold as part of units in our initial public offering in July 2016 (the “Public Warrants”);
•460,000 warrants exercisable for 230,000 shares of Common Stock warrants that were originally issued to investors as part of units in a private placement that closed concurrently with the consummation of our initial public offering in July 2016 (the “Private Placement Warrants”);
•1,500,000 warrants exercisable for 750,000 shares of Common Stock that were issued to the certain purchasers in connection with the closing of our Merger on March 26, 2018 (the “Backstop Warrants”);
•ECA Warrants for 7,672,067 shares of Common Stock, which includes:

•First ECA Warrants for 2,545,934 shares of Common Stock issued under the First Equity Commitment Agreement on May 20, 2019;
•Second ECA Warrants for 900,000 shares of Common Stock issued under the Second Equity Commitment Agreement on August 30, 2019;
•Third ECA Warrants for 3,568,750 shares of Common Stock issued under the Third Equity Commitment Agreement on November 14, 2019; and

•Preferred Exchange Agreement Warrants for 657,383 shares of Common Stock issued under the Preferred Exchange Agreement on November 14, 2019
•12,029 warrants to purchase up to 12,029 shares of Common Stock to subscribers in the rights offering that we completed on March 4, 2020 (the “Rights Offering Warrants”).

ECA Warrants

Number. Each ECA Warrant entitles the holder thereof to purchase from the Company a number of duly authorized, validly issued, fully paid and nonassessable shares of Common Stock equal to the Warrant Share Number. The Warrant Share Number under our existing ECA Warrants is as follows:

•2,545,934 shares of Common Stock under the First ECA Warrants;

•900,000 shares of Common Stock under the Second ECA Warrants;

•3,568,750 shares of Common Stock under the Third ECA Warrants; and

•657,383 shares of Common Stock under the Preferred Exchange Agreement Warrants.

Exercise Price. Each ECA Warrant entitles the holder thereof to purchase the number of shares of Common Stock (the “Warrant Shares”) equal to the Warrant Share Number at a purchase price per share of $0.0001 (the “Exercise Price”). Payment of the Exercise Price shall be made, at the option of the holder as expressed in the notice of exercise, by the following methods: (i) by delivery to the Company of a certified or official bank check payable to the order of the Company or by wire transfer of immediately available funds to an account designated in writing by the Company, in the amount of such aggregate Exercise Price; (ii) by instructing the Company to withhold a number of Warrant Shares then issuable upon exercise of the ECA Warrant with an aggregate Fair Market Value as of the date of exercise equal to such aggregate Exercise Price; or (iii) any combination of the foregoing.
In the event of any withholding of Warrant Shares pursuant to clause (ii) or (iii) above where the number of shares whose value is equal to the aggregate Exercise Price is not a whole number, the number of shares withheld by or surrendered to the Company shall be rounded up to the nearest whole share and the Company shall make a cash payment to the holder (by delivery of a certified or official bank check or by wire transfer of immediately available funds) based on the incremental fraction of a share being so withheld by or surrendered to the Company in an amount equal to the product of (x) such incremental fraction of a share being so withheld or surrendered multiplied by (y) the Fair Market Value of one Warrant Share as of the date of exercise.
“Fair Market Value” means, as of any particular date: (a) the volume weighted average price per share of the Common Stock for each Business Day referred to below on the principal domestic securities exchange on which the Common Stock may at the time be listed; (b) if there have been no sales of the Common Stock on any such exchange on any such Business Day referred to below, the average of the highest bid and lowest asked prices for the Common Stock on such exchanges at the end of such Business Day referred to below; (c) if on any such Business Day referred to below the Common Stock is not listed on a domestic securities exchange, the closing sales price of the Common Stock as quoted on the OTC Bulletin Board, the Pink OTC Markets or similar quotation system or association for such Business Day referred to below; or (d) if there have been no sales of the Common Stock on the OTC Bulletin Board, the Pink OTC Markets or similar quotation system or association on any such Business Day referred to below, the average of the highest bid and lowest asked prices for the Common Stock quoted on the OTC Bulletin Board, the Pink OTC Markets or similar quotation system or association at the end of such Business Day referred to below; in each case, averaged over twenty (20) consecutive Business Days ending on the Business Day immediately prior to the day as of which “Fair Market Value” is being determined; provided, that if the Common Stock is listed on any domestic securities exchange, the term “Business Day” as used in this sentence means Business Days on which such exchange is open for trading. If at any time the Common Stock is not listed on any domestic securities exchange or quoted on the OTC Bulletin Board, the Pink OTC Markets or similar quotation system or association, the “Fair Market Value” of the Common Stock shall be the fair market value per share as determined jointly by the Board and the holder. If such parties are unable to reach agreement within ten (10) Business Days after the occurrence of an event requiring valuation (the “Valuation Event”), the fair market value of such consideration will be determined within ten (10) Business Days after the tenth (10th) day following the Valuation Event by an independent, reputable appraiser selected by the Company. The determination of such appraiser shall be final and binding upon all parties absent manifest error and the fees and expenses of such appraiser shall be borne by the Company. “Business Day” means any day other than a Saturday, a Sunday or a day on which the Federal Reserve Bank of New York is authorized or required by law or executive order to close or be closed.
Exercise Period. A holder of ECA Warrants may exercise the ECA Warrant on or after the date hereof at any time and from time to time The ECA Warrants do not have an expiration date.
Reservation of Shares. During the Exercise Period, the Company shall at all times reserve and keep available out of its authorized but unissued Common Stock or treasury shares constituting Warrant Shares, solely for the purpose of issuance upon the exercise of the ECA Warrant, the maximum number of Warrant Shares issuable upon the exercise of the ECA Warrants, and the par value per Warrant Share shall at all times be less than or equal to the applicable Exercise Price. The Company shall not increase the par value of any Warrant Shares receivable upon the exercise of the ECA Warrant above the Exercise Price then in effect, and shall take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of the ECA Warrant.
Limitations on Exercise. Subject to the provisions set forth in the Equity Commitment Agreements, until Stockholder Rule 5635 Approval is obtained, the Company shall not effect any exercise of an ECA Warrant, and a holder shall not have the right to exercise any portion of the ECA Warrant, to the extent that after giving effect to such exercise as set forth on the applicable notice of exercise, such exercise would cause the Company to have issued a number of Warrant Shares with respect to ECA Warrants issued pursuant to the Equity Commitment Agreements, together with any shares of Common Stock issued upon the exercise of warrants as contemplated by the Equity Commitment Agreements or in transactions that would otherwise require Stockholder Rule 5625 Approval that are contemplated by the Equity Commitment Agreements (in each case, to the extent such warrants or Common Stock are actually issued by the Company pursuant to legally binding definitive agreements among the applicable parties), greater than 19.9% of the Company’s outstanding Common Stock or outstanding voting power immediately prior to the closing of the transactions under the Equity Commitment Agreements.
Adjustments. In order to prevent dilution of the purchase rights granted under the ECA Warrants, the Warrant Share Number issuable upon exercise of the ECA Warrants shall be subject to adjustment (an “Adjustment”) from time to time as follows:

•Adjustment to Number of Warrant Shares Upon Dividend, Subdivision or Combination of Common Stock. If the Company shall, at any time or from time to time after the original issue date of the ECA Warrants, (i) pay a dividend or make any other distribution upon the Common Stock or any other capital stock of the Company payable in shares of Common Stock or in options or convertible securities to all or substantially all the holders of the Common Stock, or (ii) subdivide (by any stock split, recapitalization or otherwise) its outstanding shares of Common Stock into a greater number of shares, in each case other than any such transaction that otherwise results in an adjustment, the Warrant Share Number immediately prior to any such dividend, distribution or subdivision shall be proportionately increased so that the holder shall be entitled to receive upon the exercise of the ECA Warrants the number of shares of Common Stock or other securities of the Company that the holder would have owned or would have been entitled to receive upon or by reason of any event described above, had the ECA Warrant been exercised or converted immediately prior to the occurrence of such event. If the Company at any time combines (by combination, reverse stock split or otherwise) its outstanding shares of Common Stock into a smaller number of shares, the Warrant Share Number immediately prior to such combination shall be proportionately decreased so that the holder shall be entitled to receive upon the exercise of the ECA Warrant the number of shares of Common Stock or other securities of the Company that the holder would have owned or would have been entitled to receive upon or by reason of any event described above, had the ECA Warrant been exercised or converted immediately prior to the occurrence of such event.
•Adjustment Upon Cash Distributions and Other Distributions. If the Company distributes to the holders of Common Stock, (x) cash or any other property or securities, or (y) any rights, options or warrants to subscribe for or purchase any of the foregoing (other than, in each case set forth in clause (x) and clause (y), any dividend or distribution, then, in each such case, the holder shall be entitled to participate in such distribution to the same extent that the holder would have participated therein if the holder had exercised the ECA Warrant in full immediately before the date of which a record is taken for such distribution, or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the participation in such distribution.
•Adjustment Upon Reorganization, Reclassification, Consolidation or Merger. In the event of any (i) capital reorganization of the Company, (ii) reclassification of the stock of the Company (other than a change in par value or from par value to no par value or from no par value to par value or as a result of a stock dividend or subdivision, split-up or combination of shares), (iii) consolidation or merger of the Company with or into another Person, (iv) sale of all or substantially all of the Company’s assets to another person, (v) deemed liquidation event or (vi) other similar transaction, in each case which entitles all or substantially all of the holders of Common Stock to receive (either directly or upon subsequent liquidation) stock, securities, cash or other assets or consideration with respect to or in exchange for Common Stock, each ECA Warrant shall, immediately prior to the time of such reorganization, reclassification, consolidation, merger, sale or similar transaction, be canceled (without any action of the holder and regardless of any limitation or restriction on the exercisability of this ECA Warrant that may otherwise be applicable) with the holder entitled to receive the kind and number of shares of stock, securities, cash or other assets or consideration resulting from such transaction to which the holder would have been entitled as a holder of the applicable number of Warrant Shares then issuable hereunder as a result of such exercise if the holder had exercised the ECA Warrant in full immediately prior to the time of such reorganization, reclassification, consolidation, merger, sale or similar transaction and acquired the applicable number of Warrant Shares then issuable hereunder as a result of such exercise (without taking into account any limitations or restrictions on the exercisability of the ECA Warrant).
•Adjustment of Warrant Upon Spin-off. If, at any time after the issuance of the ECA Warrant but prior to the exercise hereof, the Company shall spin-off another person (the “Spin-off Entity”), then the Company (a) shall issue to the holder a new warrant to purchase, at the Exercise Price, the number of shares of common stock or other proprietary interest in the Spin-off Entity (and any other consideration) that the holder would have owned had the holder exercised or converted the ECA Warrant immediately prior to the consummation of such spin-off and (b) shall make provision therefor in the agreement, if any, relating to such spin-off. Such new warrant shall provide for rights and obligations which shall be as nearly equivalent as may be practicable to the rights and obligations provided for in the ECA Warrant.
Amendment. Except as otherwise provided the ECA Warrants may only be amended, modified or supplemented by an agreement in writing signed by each party thereto.

Public Warrants, Private Placement Warrants and Backstop Warrants
The terms and conditions of the Public Warrants, Private Placement Warrants and Backstop Warrants are identical, unless otherwise noted below.

Number. As of December 16, 2020, we had 15,000,000 Public Warrants outstanding, 460,000 Private Placement Warrants outstanding and 1,500,000 Backstop Warrants outstanding.
Exercise Price. Each Public Warrant entitles the registered holder to purchase one-half of one share of our Common Stock at a price of $5.75 per half share, subject to adjustment as discussed below. For example, if a warrant holder holds two Public Warrants, such warrants will be exercisable for one share of our Common Stock at $11.50 per share (the “Warrant Price”). The Company in its sole discretion may lower the Warrant Price at any time prior to the Expiration Date (as defined below) for a period of not less than twenty (20) Business Days; provided, that the

Company shall provide at least twenty (20) days prior written notice of such reduction to registered holders of the Public Warrants and, provided further that any such reduction shall be applied consistently to all of the Warrants.
Subject to the provisions of the Public Warrant and Warrant Agreement, a Public Warrant may be exercised by the holder thereof by surrendering it, at the office of the Warrant Agent by paying in full the Warrant Price for each full share of Common Stock as to which the Public Warrant is exercised and any and all applicable taxes due in connection with the exercise of the Public Warrant, as follows:

•by good certified check or good bank draft payable to the order of the Company (or as otherwise agreed to by the Company); or
•in the event of redemption in which the Company has elected to force all holders of Public Warrants to exercise such Public Warrants on a “cashless basis,” by surrendering the Public Warrants for that number of shares of Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Common Stock underlying the Public Warrants, multiplied by the difference between the Warrant Price and the “Fair Market Value” by (y) the Fair Market Value; provided, however, that Public Warrants may not be exercised on a “cashless basis” unless the Fair Market Value is equal to or higher than the Warrant Price. Solely for purposes of this Section, the “Fair Market Value” shall mean the average reported last sale price of the Common Stock for the ten (10) trading days ending on the third trading day prior to the date on which the notice of redemption is sent to holders of Public Warrants; or
•with respect to any Private Placement Warrants, so long as such Private Placement Warrants are held by the Sponsor, Cantor Fitzgerald & Co. or their permitted transferees, by surrendering such Private Placement Warrants for that number of shares of Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Common Stock underlying the Private Placement Warrants, multiplied by the difference between the exercise price of the Private Placement Warrants and the “Fair Market Value” by (y) the Fair Market Value; provided, however, that no cashless exercise shall be permitted unless the Fair Market Value is equal to or higher than the Warrant Price. Solely for purposes of this Section, the “Fair Market Value” shall mean the average reported last sale price of the Common Stock for the ten (10) trading days ending on the third trading day prior to the date of exercise; or
•during any other period when the Company shall fail to have maintained an effective registration statement covering the shares of Common Stock issuable upon exercise of the Public Warrants, by surrendering such Public Warrants for that number of shares of Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Common Stock underlying the Public Warrants, multiplied by the difference between the exercise price of the Public Warrants and the “Fair Market Value” by (y) the Fair Market Value; provided, however, that no cashless exercise shall be permitted unless the Fair Market Value is equal to or higher than the Warrant Price. Solely for purposes of this Section, the “Fair Market Value” shall mean the average reported last sale price of the Common Stock for the ten (10) trading days ending on the day prior to the date of exercise.

We will not be obligated to deliver any shares of Common Stock pursuant to the exercise of a Public Warrant and will have no obligation to settle such Public Warrant exercise unless a registration statement under the Securities Act with respect to the shares of Common Stock underlying the Public Warrants is then effective and a prospectus relating thereto is current, subject to our satisfying our obligations described below with respect to registration. No Public Warrant will be exercisable for cash or on a cashless basis (except as set forth below), and we will not be obligated to issue any shares to holders seeking to exercise their Public Warrants, unless the issuance of the shares upon such exercise is registered or qualified under the securities laws of the state of the exercising holder or unless an exemption is available. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a Public Warrant, the holder of such Public Warrant will not be entitled to exercise such Public Warrant and such Public Warrant may have no value and expire worthless. In no event will we be required to net cash settle any Public Warrant. In the event that a registration statement is not effective for the exercised Public Warrants, the purchaser of a unit containing such warrant will have paid the full purchase price for the unit solely for the share of Common Stock underlying such unit.

A holder of a Public Warrant may notify us in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such Public Warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the Warrant Agent’s actual knowledge, would beneficially own in excess of 9.8% (or such other amount as a holder may specify) of the shares of Common Stock outstanding immediately after giving effect to such exercise.

Exercise Period. A Public Warrant may be exercised only until the earlier to occur of (i) five years from the consummation of a Merger, (ii) the liquidation of the Company in accordance with the Company’s Certificate of Incorporation, as amended from time to time, if the Company fails to consummate a Business Combination and (iii) the Redemption Date (“Expiration Date”). Except with respect to the right to receive the Redemption Price, each Public Warrant not exercised on or before the Expiration Date shall become void, and all rights thereunder and all rights in respect thereto shall cease at the close of business on the Expiration Date. The Company in its sole discretion may extend the duration of the Public Warrants by delaying the Expiration Date; provided, however, that the Company will provide at least twenty (20) days prior written notice of any such extension to registered holders. The Company in its sole discretion may extend the duration of the Public Warrants by delaying the Expiration Date; provided, however, that the Company will provide at least twenty (20) days prior written notice of any such extension to registered holders.

Reservation of Shares. The Company shall at all times reserve and keep available a number of its authorized but unissued shares of Common Stock that will be sufficient to permit the exercise in full of all outstanding Public Warrants.

Redemption. Not less than all of the outstanding Public Warrants may be redeemed, at the option of the Company, at any time while they are exercisable and prior to their expiration (so long as there is a current registration statement in effect with respect to the shares of Common Stock underlying the Public Warrants), at the office of the Warrant Agent, upon the notice, at the price of $0.01 per Warrant (“Redemption Price”), provided that the last sales price of the Common Stock equals or exceeds $24.00 per share (subject to adjustment), on each of twenty (20) trading days within any thirty (30) trading day period (“30-Day Trading Period”) ending on the third business day prior to the date on which notice of redemption is given and provided further that there is a current registration statement in effect with respect to the Common Stock underlying the Public Warrants commencing five business days prior to the 30-Day Trading Period and continuing each day thereafter until the Redemption Date (defined below); provided, however, in the event there was no actual trading of the Common Stock for any day within such 30-Day Trading Period, then the closing bid price on such day must exceed $24.00 per share to count.

If we call the Public Warrants for redemption as described above, our management will have the option to require any holder that wishes to exercise his, her or its Public Warrants to do so on a “cashless basis.” If our management takes advantage of this option, all holders of Public Warrants would pay the exercise price by surrendering their Public Warrants for that number of shares of Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Common Stock underlying the Public Warrants, multiplied by the difference between the exercise price of the Public Warrants s and the “Fair Market Value” by (y) the Fair Market Value. The Fair Market Value shall mean the average reported last sale price of the Common Stock for the 10 consecutive trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of Public Warrants.

The redemption rights shall not apply to the Private Placement Warrants if at the time of the redemption such Private Placement Warrants continue to be held by M III Sponsor, Cantor Fitzgerald & Co. or their permitted transferees. However, once such Private Placement Warrants are transferred, the Company may redeem the Private Placement Warrants in the same manner as the Public Warrants.

Adjustments. The number of shares of Common Stock underlying the Public Warrants adjusts as follows:

•Stock Dividends—Split Ups. If the number of outstanding shares of Common Stock is increased by a stock dividend payable in shares of Common Stock, or by a split-up of shares of Common Stock or other similar event, then, on the effective date of such stock dividend, split-up or similar event, the number of shares of Common Stock issuable on exercise of each Public Warrant will be increased in proportion to such increase in the outstanding shares of Common Stock. A rights offering to holders of Common Stock entitling holders to purchase shares of Common Stock at a price less than the fair market value will be deemed a stock dividend of a number of shares of Common Stock equal to the product of (i) the number of shares of Common Stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for Common Stock) multiplied by (ii) one (1) minus the quotient of (x) the price per share of Common Stock paid in such rights offering divided by (y) the fair market value. For these purposes (i) if the rights offering is for securities convertible into or exercisable for Common Stock, in determining the price payable for Common Stock, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) fair market value means the volume weighted average price of Common Stock as reported during the ten (10) trading day period ending on the trading day prior to the first date on which the shares of Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.
•Aggregation of Shares. If the number of outstanding shares of Common Stock is decreased by a consolidation, combination, reverse stock split or reclassification of shares of Common Stock or other similar event, then, on the effective date of such consolidation, combination, reverse stock split, reclassification or similar event, the number of shares of Common Stock issuable on exercise of each Public Warrant shall be decreased in proportion to such decrease in outstanding shares of Common Stock.
•Extraordinary Dividends. In addition, if we, at any time while the Public Warrants are outstanding and unexpired, pay a dividend or make a distribution in cash, securities or other assets to the holders of Common Stock on account of such shares of Common Stock (or other shares of our capital stock into which the Public Warrants are convertible), other than (a) as described above or (b) certain ordinary cash dividends, then the Public Warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each share of Common Stock in respect of such event.
•Adjustments to Exercise Price. Whenever the number of shares of Common Stock purchasable upon the exercise of the Public Warrants is adjusted, as described above, the Public Warrant exercise price will be adjusted by multiplying the Public Warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of shares of Common Stock purchasable upon the exercise of the Public Warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of shares of Common Stock so purchasable immediately thereafter.
•Replacement of Securities upon Reorganization. In case of any reclassification or reorganization of the outstanding shares of Common Stock (other than those described above or that solely affects the par value of such shares of Common Stock), or in the case of any merger or consolidation of us with or into another corporation (other than a consolidation or merger in which we are the continuing corporation and that does not result in any reclassification or reorganization of our outstanding shares of Common Stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of us as an entirety or substantially as an entirety in connection with which we are dissolved, the holders of the Public Warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the Public Warrants and in lieu of the shares of our Common Stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the Public Warrants would have received if such holder had exercised their Public Warrants immediately prior to such event. However, if such holders were entitled to exercise a right of election as to the kind or amount of securities, cash or other assets receivable upon such consolidation or merger, then the kind and amount of securities, cash or other assets for which each Public Warrant will become exercisable will be deemed to be the weighted average of the kind and amount received per share by such holders in such consolidation or merger that affirmatively make such election, and if a tender, exchange or redemption offer has been made to and accepted by such holders under circumstances in which, upon completion of such tender or exchange offer, the maker thereof, together with members of any group (within the meaning of Rule 13d-5(b)(1) under the Exchange Act) of which such maker is a part, and together with any affiliate or associate of such maker (within the meaning of Rule 12b-2 under the Exchange Act) and any members of any such group of which any such affiliate or associate is a part, own beneficially (within the meaning of Rule 13d-3 under the Exchange Act) more than 50% of the outstanding shares of Common Stock, the holder of a Public Warrant will be entitled to receive the highest amount of cash, securities or other property to which such holder would actually have been entitled as a stockholder if such Public Warrant holder had exercised the Public Warrant prior to the expiration of such tender or exchange offer, accepted such offer and all of the Common Stock held by such holder had been purchased pursuant to such tender or exchange offer, subject to adjustments (from and after the consummation of such tender or exchange offer) as nearly equivalent as possible to the adjustments provided for in the Warrant Agreement. Additionally, if less than 70% of the consideration receivable by the holders of Common Stock in such a transaction is payable in the form of Common Stock in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the Public Warrant properly exercises the Public Warrant within thirty days following public disclosure of such transaction, the Public Warrant exercise price will be reduced as specified in the Warrant Agreement based on the per share consideration minus Black-Scholes Warrant Value (as defined in the Warrant Agreement) of the Public Warrant.

Amendment. The Public Warrants were issued in registered form under the Warrant Agreement, which provides that the terms of the Public Warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least 65% of the then outstanding Public Warrants to make any change that adversely affects the interests of the registered holders of Public Warrants.
Additional Terms and Conditions of Private Placement Warrants. The Private Placement Warrants are in the same form as the Public Warrants but they (i) are not redeemable by the Company as described above and (ii) may be exercised for cash or on a cashless basis as described above under “—Exercise,” in either case as long as the Private Placement Warrants are held by the initial purchasers or their affiliates and permitted transferees. Once a Private Placement Warrant is transferred to a holder other than an affiliate or permitted transferee, it shall be treated as a Public Warrants for all purposes.

Rights Offering Warrants

The Rights Offering Warrants are issued in registered form under a warrant agent agreement (the “Warrant Agreement”) with Continental, as warrant agent (the “Warrant Agent”).
Number. We have issued 12,029 Rights Offering Warrants to purchase up to 12,029 shares of Common Stock to subscribers in the Rights Offering that we completed on March 4, 2020.

Exercise Price. Each Rights Offering Warrant entitles the registered holder to one share of our Common Stock at a price of $0.0001 per share, subject to adjustment as discussed below.

Subject to the provisions of the Rights Offering Warrant and Warrant Agreement, a Rights Offering Warrant may be exercised by the holder thereof by surrendering it, at the office of the Warrant Agent by paying in full the exercise price for each full share of Common Stock as to which the Rights Offering Warrant is exercised and any and all applicable taxes due in connection with the exercise of the Rights Offering Warrant, as follows:

•by good certified check or official bank check payable to the order of the Company or by wire transfer of immediately available funds to an account designated in writing by the Company; or
•by instructing the Company to withhold a number of shares of Common Stock then issuable upon exercise of the Rights Offering Warrant with an aggregate Fair Market Value as of the exercise date equal to such aggregate exercise price.

Notwithstanding anything else in the Warrant Certificate or the Warrant Agreement, no Rights Offering Warrant may be exercised, except through “cashless exercise,” unless at the time of exercise (i) a registration statement covering the shares of Common Stock to be issued upon exercise is effective under the Securities Act, and a prospectus thereunder relating to the shares of Common Stock is current, or (ii) if, in the Company’s sole determination, an exemption from the registration requirements under the Securities Act, and applicable state law is available with respect thereto. Rights Offering Warrants may not be exercised by, or securities issued to, any registered holder in any state in which such exercise or issuance would be unlawful. In the event that a registration statement under the Securities Act with respect to the Common Stock underlying the Rights Offering Warrants is not effective or a current prospectus is not available, or because such exercise would not be exempt from the registration requirements of the Securities Act and applicable securities laws of the states or other jurisdictions in which the holder resides, the registered holder shall not be entitled to exercise the Rights Offering Warrants. In no event will the Company be required to “net cash settle” the warrant exercise.
“Fair Market Value” means, as of any particular date: (a) the volume weighted average price per share of the Common Stock for each Business Day referred to below on the principal domestic securities exchange on which the Common Stock may at the time be listed; (b) if there have been no sales of the Common Stock on any such exchange on any such Business Day referred to below, the average of the highest bid and lowest asked prices for the Common Stock on such exchanges at the end of such Business Day referred to below; (c) if on any such Business Day referred to below the Common Stock is not listed on a domestic securities exchange, the closing sales price of the Common Stock as quoted on the OTC Bulletin Board, the Pink OTC Markets or similar quotation system or association for such Business Day referred to below; or (d) if there have been no sales of the Common Stock on the OTC Bulletin Board, the Pink OTC Markets or similar quotation system or association on any such Business Day referred to below, the average of the highest bid and lowest asked prices for the Common Stock quoted on the OTC Bulletin Board, the Pink OTC Markets or similar quotation system or association at the end of such Business Day referred to below; in each case, averaged over twenty (20) consecutive Business Days ending on the Business Day immediately prior to the day as of which “Fair Market Value” is being determined; provided, that if the Common Stock is listed on any domestic securities exchange, the term “Business Day” means Business Days on which such exchange is open for trading. If at any time the Common Stock is not listed on any domestic securities exchange or quoted on the OTC Bulletin Board, the Pink OTC Markets or similar quotation system or association, the “Fair Market Value” of the Common Stock shall be the fair market value per share as determined by the Board from time to time. “Business Day” means any day other than a Saturday, a Sunday or a day on which the Federal Reserve Bank of New York is authorized or required by law or executive order to close or be closed. “Pink OTC Markets” means the OTC Markets Group Inc. electronic inter-dealer quotation system, including OTCQX, OTCQB and OTC Pink. “OTC Bulletin Board” means the Financial Industry Regulatory Authority OTC Bulletin Board electronic inter-dealer quotation system.

Exercise Period. There is no expiration date for the exercise of the Rights Offering Warrants.
Reservation of Shares. The Company shall at all times reserve and keep available a number of its authorized but unissued shares of Common Stock that will be sufficient to permit the exercise in full of all outstanding Rights Offering Warrants.
Adjustments. The number of shares of Common Stock underlying the Rights Offering Warrants adjusts as follows:

•Adjustment Upon Dividend, Subdivision or Combination of Common Stock. If the Company, at any time or from time to time after the issuance of the Rights Offering Warrants, (i) pays a dividend or makes any other distribution upon the Common Stock or any other capital stock of the Company payable in shares of Common Stock or in options or convertible securities to all or substantially all the holders of the Common Stock, or (ii) subdivides (by any stock split, recapitalization or otherwise) its outstanding shares of Common Stock into a greater number of shares, in each case other than any such transaction covered below, the number of shares of Common Stock issuable upon exercise of the Rights Offering Warrant immediately prior to any such dividend, distribution or subdivision shall be proportionately increased so that the registered holder shall be entitled to receive upon the exercise of the Rights Offering Warrant the number of shares of Common Stock or other securities of the Company that the registered holder would have owned or would have been entitled to receive upon or by reason of any event described above, had the Rights Offering Warrant been exercised or converted immediately prior to the occurrence of such event. If the Company at any time combines (by combination, reverse stock split or otherwise) its outstanding shares of Common Stock into a smaller number of shares, the number of shares of Common Stock issuable upon exercise of the Rights Offering Warrant immediately prior to such combination shall be proportionately decreased so that the registered holder shall be entitled to receive upon the exercise of the Rights Offering Warrant the number of shares of Common Stock or other securities of the Company that the registered holder would have owned or would have been entitled to receive upon or by reason of any event described above, had the Rights Offering Warrant been exercised or converted immediately prior to the occurrence of such event.
•Adjustment Upon Cash Distributions and Other Distributions. If the Company distributes to the holders of Common Stock, (x) cash or any other property or securities, or (y) any rights, options or warrants to subscribe for or purchase any of the foregoing (other than, in each case set forth in clause (x) and clause (y), any dividend or distribution described above or below), then, in each such case, the registered holder shall be entitled to participate in such distribution to the same extent that the registered holder would have participated therein if the registered holder had exercised this Rights Offering Warrant in full immediately before the date of which a record is taken for such distribution, or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the participation in such distribution. For the avoidance of doubt, no repurchase or redemption by the Company or any of its subsidiaries of any securities of the Company shall be considered a distribution.
•Adjustment Upon Reorganization, Reclassification, Consolidation or Merger. In the event of any (i) capital reorganization of the Company, (ii) reclassification of the stock of the Company (other than a change in par value or from par value to no par value or from no par value to par value or as a result of a stock dividend or subdivision, split-up or combination of shares), (iii) consolidation or merger of the Company with or into another person, (iv) sale of all or substantially all of the Company’s assets to another Person, (v) deemed liquidation event or (vi) other similar transaction, in each case which entitles all or substantially all of the holders of Common Stock to receive (either directly or upon subsequent liquidation) stock, securities, cash or other assets or consideration with respect to or in exchange for Common Stock, each Rights Offering Warrant shall, immediately prior to the time of such reorganization, reclassification, consolidation, merger, sale or similar transaction, be canceled (without any action of the registered holder and regardless of any limitation or restriction on the exercisability of the Rights Offering Warrant that may otherwise be applicable) with the registered holder entitled to receive the kind and number of shares of stock, securities, cash or other assets or consideration resulting from such transaction to which the registered holder would have been entitled as a holder of the applicable number of shares of Common Stock then issuable upon exercise of the Rights Offering Warrant as a result of such exercise if the holder had exercised the Rights Offering Warrant in full immediately prior to the time of such reorganization, reclassification, consolidation, merger, sale or similar transaction and acquired the applicable number of shares of Common Stock then issuable thereunder as a result of such exercise (without taking into account any limitations or restrictions on the exercisability of the Rights Offering Warrants).
•Adjustment of Warrant Upon Spin-off. If, at any time after the issuance of the Rights Offering Warrants but prior to the exercise hereof, the Company shall spin off another person (the “Spin off Entity”), then the Company (a) shall issue to the registered holder a new warrant to purchase, at the Rights Offering Warrants price, the number of shares of common stock or other proprietary interest in the Spin off Entity (and any other consideration) that the registered holder would have owned had the registered holder exercised or converted the Rights Offering Warrant immediately prior to the consummation of such spin off. Such new warrant shall provide for rights and obligations which shall be as nearly equivalent as may be practicable to the rights and obligations provided for in the Rights Offering Warrant.

Amendment. The Rights Offering Warrants are issued in registered form under the Warrant Agreement, which provides that the terms of Rights Offering Warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least 65% of the then outstanding Rights Offering Warrants to make any change that adversely affects the interests of the registered holders of Rights Offering Warrants.

Market
Our Warrants, other than the ECA Warrants and the Rights Offering Warrants, are listed on the NASDAQ Capital Market under the symbol IEAWW.

Transfer and Warrant Agent

The transfer and warrant agent for the Warrants is Continental. We have agreed to indemnify Continental in its roles as transfer agent and warrant agent, its agents and each of its stockholders, directors, officers and employees against all claims and losses that may arise out of acts performed or omitted in that capacity, except for any liability due to any gross negligence or intentional misconduct of the indemnified person or entity.

DESCRIPTION OF RIGHTS

We may issue rights to purchase Common Stock, Preferred Stock, depositary shares, purchase contracts, or warrants. These rights may be issued independently or together with any other security and may or may not be transferable by the person receiving the rights in such offering. In connection with any offering of such rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

Each series of rights will be issued under a separate rights agreement which we will enter into with a bank or trust company, as rights agent, all as set forth in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the certificates relating to the rights and will not assume any obligation or relationship of agency or trust with any holders of rights certificates or beneficial owners of rights.

The applicable prospectus supplement will describe the specific terms of any offering of rights for which this prospectus is being delivered, including the following:

•the date of determining the shareholders entitled to the rights distribution;
•the number of rights issued or to be issued to each shareholder;
•the exercise price payable for each share of Common Stock, Preferred Stock, depositary shares, purchase contracts, or warrants upon the exercise of the rights;
•the number and terms of the shares of Common Stock, Preferred Stock, depositary shares, purchase contracts, or warrants which may be purchased per each right;
•the extent to which the rights are transferable;
•the date on which the holder’s ability to exercise the rights shall commence, and the date on which the rights shall expire;
•the extent to which the rights may include an over-subscription privilege with respect to unsubscribed securities;
•if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of such rights; and
•any other terms of the rights, including the terms, procedures, conditions, and limitations relating to the exchange and exercise of the rights.

The descriptions of the rights and any applicable underlying security in this prospectus and in any prospectus supplement are summaries of the material provisions of the applicable agreements. These descriptions do not restate those agreements in their entirety and may not contain all the information that you may find useful. We urge you to read the applicable agreements because they, and not the summaries, define many of your rights as holders of the units. For more information, please review the form of the relevant agreements, which will be filed with the SEC promptly after the offering of units and will be available as described under the heading “Where You Can Find More Information.”

DESCRIPTION OF UNITS

We may issue securities in units, each consisting of two or more types of securities. For example, we might issue units consisting of a combination of debt securities and warrants to purchase Common Stock or Preferred Stock. If we issue units, the prospectus supplement relating to the units will contain the information described above with regard to each of the securities that is a component of the units. In addition, each prospectus supplement relating to units will describe:
•the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances the securities comprising the units may be held or transferred separately;
•the terms of any unit agreement governing the units;
•the provisions for the payment, settlement, transfer or exchange of the units;
•whether the units will be issued in fully registered or global form;
•how long, if at all, the securities that are components of the units must be traded in units, and when they can be traded separately;
•whether we will apply to have the units traded on a securities exchange or securities quotation system; and
•how, for U.S. federal income tax purposes, the purchase price paid for the units is to be allocated among the component securities.

The descriptions of the units in this prospectus and in any prospectus supplement are summaries of the material provisions that may be included in the applicable unit agreements. These descriptions do not restate the terms of any such agreements in their entirety and may not contain all the information that you may find useful. We urge you to read the applicable agreements because they, and not the summaries, will define your rights as holders of the units. For more information, please review the form of the relevant agreements, which will be filed with the SEC promptly after the offering of any units and will be available as described under the heading “Where You Can Find More Information” below.

DESCRIPTION OF DEPOSITARY SHARES

We may issue depositary receipts representing interests, which are called depositary shares, in shares of our Common Stock or of a particular series of Preferred Stock. In such case, we would deposit the Common Stock or Preferred Stock which is the subject of depositary shares with a depositary, which would hold that Common Stock or Preferred Stock for the benefit of the holders of the depositary shares, in accordance with a deposit agreement between the depositary and us. The holders of depositary shares would be entitled to all the rights, powers, preferences and privileges of the Common Stock or Preferred Stock to which the depositary shares relate, including dividend, voting, conversion, redemption and liquidation rights, to the extent of their interests in that Common Stock or Preferred Stock.

While the deposit agreement relating to Common Stock or a particular series of Preferred Stock may have provisions applicable solely to our Common Stock or that particular series of Preferred Stock, all deposit agreements relating to common or Preferred Stock we issue would include the following provisions:
Dividends and Other Distributions. Each time we pay a cash dividend or make any other type of cash distribution with regard to the Common Stock or to the Preferred Stock of a series, the depositary will distribute to the holder of record of each depositary share relating to that Common Stock or to that series of Preferred Stock, an amount equal to the dividend or other distribution per depositary share the depositary receives. If there is a distribution of property other than cash, the depositary either will distribute the property to the holders of depositary shares in proportion to the depositary shares held by each of them, or the depositary will, if we approve, sell the property and distribute the net proceeds to the holders of the depositary shares in proportion to the depositary shares held by them.

Withdrawal of Common or Preferred Stock. A holder of depositary shares will be entitled to receive, upon surrender of depositary receipts representing depositary shares, the number of shares of the applicable Common Stock or series of Preferred Stock, and any money or other property, to which the depositary shares relate.

Redemption of Depositary Shares. Whenever we redeem shares of a series of Preferred Stock held by a depositary, the depositary will be required to redeem, on the same redemption date, depositary shares relating, in total, to the number of shares of that series held by the depositary which we redeem, subject to the depositary’s receiving the redemption price of those shares. If fewer than all the depositary shares relating to a series are to be redeemed, the depositary shares to be redeemed will be selected by lot or by another method we determine to be equitable.

Voting. Any time we send a notice of meeting or other materials relating to a meeting to the holders of Common Stock or a series of Preferred Stock to which depositary shares relate, we will provide the depositary with sufficient copies of those materials so they can be sent to all holders of record of the applicable depositary shares, and the depositary will send those materials to the holders of record of the depositary shares on the record date for the meeting. The depositary will solicit voting instructions from holders of depositary shares and will vote or not vote the common or Preferred Stock to which the depositary shares relate in accordance with those instructions.

Liquidating Distributions. Upon our liquidation, dissolution or winding up, the holder of each depositary share will be entitled to what the holder of the depositary share would have received if the holder had owned the number of shares of Common Stock or of the series of Preferred Stock which is represented by the depositary share.

Conversion. If shares of a series of Preferred Stock are convertible into Common Stock or other of our securities or property, holders of depositary shares relating to that series of Preferred Stock will, if they surrender depositary receipts representing depositary shares with appropriate instructions to convert them, receive the shares of Common Stock or other securities or property into which the number of shares of the series of Preferred Stock to which the depositary shares relate could at the time be converted.

Amendment and Termination of a Deposit Agreement. We and the depositary may amend a deposit agreement, except that an amendment that materially and adversely affects the rights of holders of depositary shares, or would be materially and adversely inconsistent with the rights granted to the holders of Common Stock or the series of Preferred Stock to which they relate, will have to be approved by holders of at least two-thirds of the applicable depositary shares. No amendment will impair the right of a holder of depositary shares to surrender the depositary receipts evidencing those depositary shares and receive the common or Preferred Stock to which they relate, except as required to comply with law. We may terminate a deposit agreement with the consent of holders of a majority of the depositary shares to which it relates. Upon termination of a deposit agreement, the depositary will make the shares of common or Preferred Stock to which the depositary shares issued under the deposit agreement relate available to the holders of those depositary shares. A deposit agreement will automatically terminate if:

•all outstanding depositary shares to which it relates have been withdrawn, redeemed or converted, or
•the depositary has made a final distribution to the holders of the depositary shares issued under the deposit agreement upon our liquidation, dissolution or winding up.

Miscellaneous. There will be provisions (i) requiring the depositary to forward to holders of record of depositary shares any reports or communications from us which the depositary receives with respect to the common or Preferred Stock to which the depositary shares relate, (ii) regarding compensation of the depositary, (iii) regarding resignation of the depositary, (iv) limiting our liability and the liability of the depositary under the deposit agreement (usually to failure to act in good faith, gross negligence or willful misconduct) and (v) indemnifying the depositary against certain possible liabilities.

LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon for us by Jones Walker LLP, New Orleans, Louisiana.

EXPERTS

The financial statements of Infrastructure and Energy Alternatives, Inc. as of December 31, 2019 and 2018, and for each of the years ended December 31, 2019 and 2018, incorporated by reference in this prospectus, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report which is incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in auditing and accounting.

The financial statements of Infrastructure and Energy Alternatives, Inc. for the year ended December 31, 2017, incorporated by reference in this prospectus, have been so incorporated in reliance on the report of Crowe LLP, independent registered public accounting firm, incorporated by reference, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at www.iea.net. Our website is not a part of this prospectus and information on, or accessible through, our website is not part of this prospectus. You may also read and copy any document we file at the SEC’s Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room.

This prospectus is part of a registration statement we filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information about us and our consolidated subsidiaries and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

INCORPORATION BY REFERENCE

The SEC allows us to incorporate by reference much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (in each case, other than those filings, documents or the portions of those documents not deemed to be filed, including any information furnished pursuant to Items 2.02 or 7.01 of a Current Report on Form 8-K) (i) after the date of the initial registration statement and prior to effectiveness of the registration statement, and (ii) after the effectiveness of the registration statement until the offering of the securities under the registration statement is terminated or completed:

•Annual Report on Form 10-K for the fiscal year ended December 31, 2019 (as filed with the SEC on March 12, 2020), including information specifically incorporated by reference into such Annual Report on Form 10-K from our Definitive Proxy Statement on Schedule 14A for our 2020 Annual Meeting of Shareholders filed on April 10, 2020;
•Our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2020, filed with the SEC on May 7, 2020, our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2020 and our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2020;
•Current Reports on Form 8-K filed with the SEC on January 27, 2020, February 20, 2020, March 4, 2020, March 10, 2020, May 19, 2020, June 2, 2020, July 24, 2020, August 17, 2020, November 4, 2020 and November 23, 2020; and
•the description of our Common Stock contained in our Form 8-A filed on June 7, 2016, including any amendment to that form that we may file in the future for the purpose of updating the description of our Common Stock.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address or telephone number:

Infrastructure and Energy Alternatives, Inc.
6325 Digital Way
Suite 460
Indianapolis, IN 46278
(765) 828-2580

Those copies will not include exhibits unless the exhibits have specifically been incorporated by reference in this documents or you specifically request them
{N4405366.19}                        43

Infrastructure and Energy Alternatives, Inc.

8,161,502 Shares of Common Stock
Pre-Funded Warrants to Purchase 7,747,589 Shares of Common Stock
7,747,589 Shares of Common Stock Underlying the Pre-Funded Warrants
Prospectus Supplement

Joint Book-Running Managers
Guggenheim Securities
BMO Capital Markets     CIBC Capital Markets Fifth Third Securities

Co-Managers

D.A. Davidson & Co.	Thompson Davis & Co.

July 29, 2021